As filed with the Securities and Exchange Commission on January 29, 2007
Registration No. 333- 136468

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
AMENDMENT NO. 3
TO

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GLOBALOPTIONS GROUP, INC.
(Name of Small Business Issuer in Its Charter)

Delaware	8742	73-1703260
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

75 Rockefeller Plaza
27th Floor
New York, New York 10019
(212) 445-6262
(Address and Telephone Number of Registrant’s Principal Executive Offices)
Harvey W. Schiller
Chairman and Chief Executive Officer
GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, New York 10019
(212) 445-6262
(Name, Address and Telephone Number of Agent for Service)
Copy to:
Robert H. Friedman, Esq.
Olshan Grundman Frome Rosenzweig & Wolosky LLP
65 East 55th Street
New York, New York 10022
(212) 451-2300
As soon as practicable after the effective date of this registration statement
(Approximate Date of Proposed Sale to the Public)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), check the following box.☒
 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value of $0.001 per share,	14,790,600(2)	$2.00(3)	$29,581,200	$3,165.19
Common stock, par value of $0.001 per share,	9,287,250(4)	$2.15(3)	$19,967,589	$2,136.53
Common stock, par value of $0.001 per share,	9,419,453(5)	$2.85(3)	$26,845,441	$2,872.46
Common stock, par value of $0.001 per share,	250,000(6)	$2.50(3)	$625,000	$66.88
Total	33,747,303		$77,019,230	$8,241.06(7)

(1) Pursuant to Rule 416 of the Securities Act, the shares of our common stock offered hereby also include an indeterminate number of additional shares of our common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2) Issuable upon conversion of our Series B convertible preferred stock at a conversion price of $2.00 per share.

(3) Calculated pursuant to Rule 457(g).

(4) Issuable upon exercise of our outstanding Series B-1 warrants to purchase common stock at an exercise price of $2.15 per share.

(5) Issuable upon exercise of our outstanding Series B-2 warrants to purchase common stock at an exercise price of $2.81 per share.

(6) Issuable upon exercise of our outstanding advisory warrants to purchase common stock at an exercise price of $2.50 per share.

(7) A filing fee of $10,714.05 was paid with the initial filing of this Form SB-2.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Subject to Completion, Dated January 29, 2007

PROSPECTUS
GLOBALOPTIONS GROUP, INC.
33,747,303 Shares of Common Stock

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to an aggregate of 33,747,303 shares of our common stock, par value $0.001 per share, which includes (i) 14,790,600 shares issuable upon the conversion of Series B convertible preferred stock, par value of $0.001 per share, (ii) 9,287,250 shares issuable upon the exercise of Series B-1 warrants with an exercise price of $2.15 per share, (iii) 9,419,453 shares issuable upon the exercise of Series B-2 warrants with an exercise price of $2.81 per share (initially exercisable at $2.85 per share) and (iv) 250,000 shares issuable upon the exercise of advisory warrants with an exercise price of $2.50 per share. All of such shares of our common stock are being offered for resale by the selling stockholders.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if they are exercised by the selling stockholders. See “Use of Proceeds.”

Pursuant to registration rights granted by us to the selling stockholders, we are obligated to register the shares held by the selling stockholders. We will bear all costs relating to the registration of our common stock, other than any selling stockholder’s legal or accounting costs or commissions.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “GLOI.OB” The high and low sales price of our common stock on January 26, 2007 as reported by the OTC Bulletin Board was $1.50 and $1.45 per share, respectively.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission (“SEC”) is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Investing in our common stock involves a high degree of risk. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 5 which describes certain material risk factors you should consider before investing.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January __, 2007

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement is accurate as of the date on the front cover of this prospectus or any supplement only, regardless of the time of delivery of this prospectus or any supplement or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights aspects of the offering. This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the “Risk Factors” section and the financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision. Unless otherwise indicated, all references to “we”, “us”, “our” and similar terms, as well as references to the “Registrant” in this prospectus, refer to GlobalOptions Group, Inc., a Delaware corporation (“GlobalOptions Group” or the "Company") and not to the selling stockholders.

Overview

We are a provider of high-end risk mitigation services to Fortune 500 corporations, governmental organizations and high-profile individuals throughout the world. Our risk mitigation services currently include risk management and security, investigations and litigation support, and crisis management and corporate governance. These engagements take our staff around the world and are typically highly sensitive engagements where we are interacting with senior leaders in corporations and governments. Our overall mission is to identify, evaluate, assess, prevent and correct issues that may threaten people, organizations or strategic initiatives for corporations and governments.

We aim to become, through acquisition and new product development, a major risk mitigation solutions company in the $14 billion risk mitigation industry. We are in the first stages of executing upon our long-term strategic vision. We have a base of net revenues of approximately $44.6 million and $9.0 million for the nine months ended September 30, 2006 and for the year ended December 2005, respectively and what we believe to be an experienced management team and experienced advisory boards. We are currently in discussions with several privately-owned firms and a publicly owned firm in the risk mitigation industry to potentially consolidate them into our platform. If acquired, these firms would potentially give us a greater revenue base, geographic reach into many more countries around the world, and continuity of experience that would complement our current team and capabilities.

We seek to leverage our executive-level contacts, management and advisory teams across all of our product and service offerings, while building a lower-cost infrastructure than any of the individual businesses could achieve on its own. We expect that a shared services approach to administrative areas will leverage indirect costs and help us meet our profit goals. Areas for inclusion in the shared services will be global marketing, human resources, finance, information technology, mergers and acquisitions, business integration and development, and legal compliance.

On August 14, 2005, our wholly-owned subsidiary GlobalOptions, Inc., a Delaware corporation (“GlobalOptions”), acquired substantially all of the business and assets of Confidential Business Resources, Inc. (“CBR”), a Tennessee corporation and the first company that had been identified as part of our growth strategy.

On March 10, 2006, GlobalOptions acquired substantially all of the business and assets of James Lee Witt Associates, LLC (“JLWA”), a Delaware limited liability company. JLWA is a crisis and emergency management consulting firm headquartered in Washington, D.C. with four additional offices nationwide.

On May 12, 2006, GlobalOptions acquired substantially all of the business and assets of Safir Rosetti, LLC (“Safir”), a Delaware limited liability company. Safir is a security consulting, investigative and intelligence firm headquartered in New York City with six additional offices nationwide.

On May 12, 2006, GlobalOptions acquired substantially all of the business and certain assets of Secure Source, Inc. (“Secure Source”), a Delaware corporation. Secure Source is an international risk consulting firm with offices in Washington D.C. and Dallas, Texas.

On August 10, 2006, GlobalOptions acquired substantially all of the business and assets of Hyperion Risk, Inc. ("Hyperion Risk"), a Florida corporation. Hyperion Risk is a security consulting, investigative and intelligence firm.

On January 9, 2007, GlobalOptions acquired substantially all of the business and assets of SPZ Oakland Corporation, dba On Line Consulting Services, (“On Line Consulting”), a California corporation. On Line Consulting is a full-service security and fire alarm consulting and design firm headquartered in Oakland, California.

Business Services

We are an international risk assessment firm. Our management, staff and advisory boards include security, emergency preparedness, business continuity and terrorism experts formerly in the military and top governments positions, former intelligence and law enforcement officers, professional investigators, and legal and crisis communications specialists. We provide services to governments, law firms, private clients and corporations.

We have been awarded “approved” status as a vendor of consulting and related services to United States government agencies by the U.S. General Services Administration (GSA). We are a MOBIS (management, organizational and business improvement services) contractor, and members of our staff have high-level government security clearances.

We are organized into three major segments:

Investigations and Litigation Support

Our investigative team includes highly educated and trained investigators who understand the complexities in uncovering factual circumstances surrounding sensitive investigations. Our specialists have extensive experience providing discreet and timely investigative and business intelligence services to law firms, corporations and individuals, both domestically and abroad. Geographically, we provide investigations services through nine locations across the United States.

Crisis Management and Corporate Governance

We assist governments, corporations and individuals in the development, implementation, and execution of crisis management and emergency response plans. Our staff is attuned to regional, national and international political issues and has government and media contacts worldwide. We have experience in responding to natural disasters, and quickly assembling response and action teams. While public relations firms provide media expertise, we believe that they generally do not offer other critical skills, such as our ability to put management, security and communication resources on the ground in an expedited manner.

Risk Management and Security

We help clients solve problems that fall outside the scope of mainstream management resources by providing highly specialized and customized security services. We provide security assessments, executive protection, anti-terrorism training, threat analyses, fraud prevention techniques, special event security, protection from stalkers, private travel management, and the design, implementation and management of total security systems. We have performed risk assessments of corporate headquarters, chemical weapon stockpiles, nuclear installations and reactors, factories, yachts, private aircraft, homes, transportation systems, government facilities, political conventions, sports stadiums and sporting events.

Growth Strategy

We seek to become a significant company in the highly fragmented and fast growing risk mitigation industry. According to the Lehman Brothers Security Industry Annual Report 2004, the risk mitigation market doubled in size from 1990 to 2000 and the market is expected to continue its steady growth and triple in size from 2000 to 2010. As governments, businesses and individuals focus on their security arrangements proactively, the total international security market for risk mitigation has grown to an estimated $14 billion, according to Morgan Keegan & Company.

We intend to grow through a series of acquisitions that we believe will deliver revenue, capabilities, products and services designed to meet the demand for the assessment and management of risk. In addition to our acquisitions of CBR, JLWA, Safir, Secure Source, Hyperion Risk, and On Line Consulting as described below, we have identified additional acquisition targets that we believe would expand our size and accelerate our development in the risk mitigation industry. However, we cannot assure you that any of these acquisition targets will actually be acquired by us or that such acquisitions, if made, will lead to the desired financial outcomes.

Growth Strategy, continued

On August 14, 2005, GlobalOptions acquired CBR, a privately-held nationwide investigations firm based in Nashville, Tennessee. CBR’s revenues and net losses for the year ended December 31, 2004 were approximately $8,800,000 and $990,000, respectively. The aggregate purchase price paid for CBR’s assets and business was approximately $5,208,000 as defined in the agreement. The aggregate purchase price of approximately $5,208,000 consisted of cash in the amount of $4,363,000 (net of cash acquired of $26,000) and inclusive of a broker fee of $143,000, and a note payable to the seller of $819,000 paid on August 16, 2006.

On March 10, 2006, GlobalOptions purchased substantially all of the assets and liabilities of JLWA, a privately held crisis and emergency consulting management firm based in Washington, D.C. The acquisition was made pursuant to a certain Asset Purchase Agreement (the “JLWA Agreement”) dated January 13, 2006, as amended, between GlobalOptions Group and JLWA. The aggregate purchase price paid for JLWA’s assets and business was $8,404,000. The aggregate purchase price consisted of a cash payment at closing of $3,600,000, a cash payment of $1,857,000 to pay off JLWA’s line of credit balance and related accrued interest, the issuance of 819,672 shares of common stock of GlobalOptions Group, valued at $2,000,000, a 4.6% note payable to JLWA of $400,000 due March 9, 2007, and a non-interest bearing working capital purchase price adjustment of $547,000 paid June 8, 2006.

On May 12, 2006, GlobalOptions acquired substantially all of the business and assets of Safir. Safir is a security consulting, investigative and intelligence firm headquartered in New York City with seven additional offices nationwide. The acquisition was made pursuant to a certain Asset Purchase Agreement dated January 27, 2006, as amended (the “Safir Agreement”), between GlobalOptions Group and Safir. The aggregate purchase price paid for Safir’s business and assets was $15,315,646, and included $6,000,000 in 8% promissory notes issued by the Company and paid on June 29, 2006, $1,000,000 in 4% promissory notes of the Company due on May 12, 2007, of which $442,000, $164,000, and 114,000 was paid on July 20, 2006, September 21, 2006, and November 14, 2006 respectively, $6,000,000 in common stock of the Company, consisting of 3,000,000 shares of $2.00 per share, payments to retire certain indebtedness of $1,940,649 of Safir in anticipation of the closing, which includes as follows: $553,250 on April 3, 2006 and $1,387,399 on April 28, 2006 and a finders fee of $375,000 paid to QuanStar Group, LLC, a related party.

On May 12, 2006, GlobalOptions acquired substantially all of the business and assets of Secure Source. Secure Source is an international risk consulting firm with offices in Washington D.C. and Dallas, Texas. The acquisition was made pursuant to a certain Asset Purchase Agreement dated May 12, 2006, (the “Secure Source Agreement”), between the Company, Secure Source, Marian E. Nicastro and David W. Nicastro. The aggregate purchase price paid for Secure Source’s business and assets of $3,212,500 consisted of $1,462,000 in 3% promissory notes paid on June 29, 2006, $500,000 in 5% promissory notes due May 12, 2007 and $750,000 in 5% promissory notes which is due in three equal installments of $250,000 on May 12, 2007, May 12, 2008, and May 12, 2009, and $500,000 in common stock of GlobalOptions Group, consisting of 210,970 shares at $2.37 per share.

On August 10, 2006, GlobalOptions acquired substantially all of the business and assets of Hyperion Risk. Hyperion Risk is a security consulting, investigative and intelligence firm based in Orlando, Florida. The acquisition was made pursuant to a certain Asset Purchase Agreement dated August 10, 2006, (the "Hyperion Risk Agreement"), between the Company and Hyperion Risk. The aggregate purchase price paid for Hyperion Risk’s business and assets was $3,660,000, and consisted of $1,900,000 in cash, $1,500,000 in the common stock of GlobalOptions Group consisting of 672,645 shares at $2.23 per share and the payment by the Company of Hyperion Risk's line of credit balance of approximately $260,000.

On January 9, 2007, GlobalOptions purchased substantially all of the business and assets of On Line Consulting, a full service security and fire alarm consulting and design firm based in Oakland, California. The acquisition was made pursuant to a certain Asset Purchase Agreement dated January 9, 2007 (the “On Line Consulting Agreement”) between GlobalOptions and On Line Consulting. The aggregate purchase price for On Line Consulting’s business and assets was $2,658,000 plus the acquisition of certain liabilities, and consisted of $1,308,000 in cash and 675,000 shares of common stock of GlobalOptions Group valued at $2.00 per share for a total value of $1,350,000. At closing, the Company paid $750,000 of the cash portion of the purchase price, and issued promissory notes for $417,000 due January 9, 2008, and $141,000 due on January 9, 2009. Further, at closing the Company delivered to the seller 375,000 shares of GlobalOptions common stock, with 300,000 shares to be held in escrow and delivered to the seller, 150,000 shares on January 9, 2008, and 150,000 shares on January 9, 2009, respectively. The purchase price is subject to certain purchase price adjustments.

All of the promissory notes issued in connection with the acquisition of On Line Consulting bear no stated interest rate. Each of the promissory note obligations were discounted at a market interest rate of 6% per annum, and are shown above at their discounted values.

Because of the personal and sensitive nature of risk mitigation and investigative engagements, we believe that the ability to provide services and retain clients is driven largely by reputation and personal relationships. Under the leadership of Harvey W. Schiller, Ph.D., our Chief Executive Officer, we believe that we provide not only vision, management and leadership, but strong relationships with the leaders in both corporate and government markets. We have the relationships to bring in high-margin, well-known clients, and our operational experience allows for execution of these sensitive and critical engagements. Once these projects are completed, we expect that there are a variety of annuity-based, long-term products and services that can be combined into a comprehensive suite of solutions to evolve our business into a more profitable and recurring revenue product-based business.

Corporate History

GlobalOptions, our wholly-owned subsidiary, was initially formed in November 1998 as a limited liability company (“LLC”) in the state of Delaware. On January 24, 2002, with the approval of the members of the LLC, the LLC converted into a corporation under Delaware law.

On June 24, 2005, we completed a “reverse merger” transaction, in which we caused GlobalOptions Acquisition Corp., a Delaware corporation and our newly-created wholly-owned subsidiary, to be merged with and into GlobalOptions. At the time of the merger, our corporate name was Creative Solutions with Art, Inc., a Nevada corporation. Following the merger, we changed our name to GlobalOptions Group, Inc. and our trading symbol to “GLOI.OB.” As a result of the merger, GlobalOptions became our wholly-owned subsidiary, with GlobalOptions’ former security holders acquiring a majority of the outstanding shares of our common stock. The reverse merger was consummated on June 24, 2005. Concurrently with the closing of the reverse merger, we also completed a private offering to accredited investors of units consisting of one share of our Series A convertible preferred stock and a detachable, transferable warrant to purchase 125 shares of our common stock, and received net proceeds of $7,041,000 and $160,000 as of June 24, 2005 and September 22, 2005 (the final closing of the private placement), respectively.

On December 8, 2006, we completed a “reincorporation merger” whereby we changed our state of incorporation from Nevada to Deleware.

Principal Executive Offices

Our principal executive offices are located at 75 Rockefeller Plaza, 27th Floor, New York, New York 10019. Our telephone number is (212) 445-6262, and our fax number is (212) 445-0053. Our website is located at www.globaloptionsgroup.com. Information on our website is not part of this prospectus.

The Offering

Common Stock Offered by the Selling Stockholders
33,747,303 shares, including (i) 14,790,600 shares issuable upon the conversion of Series B convertible preferred stock (ii) 9,287,250 shares issuable upon the exercise of Series B-1 warrants with an exercise price of $2.15 per share, (iii) 9,419,453 shares issuable upon the exercise of Series B-2 warrants with an exercise price of $2.81 per share (initially exercisable at $2.85 per share) and (iv) 250,000 shares issuable upon the exercise of advisory warrants with an exercise price of $2.50 per share.

Use of Proceeds
We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if they are exercised by the selling stockholders, which proceeds we intend to use for working capital and general corporate purposes.

OTC Bulletin Board Symbol	GLOI.OB

Common Stock Outstanding	22,126,169 (1)

(1) As of January 26, 2007 does not include:

•	3,190,000 shares of our common stock reserved for issuance pursuant to conversion of our issued and outstanding Series A convertible preferred stock,

•	3,568,750 shares of our common stock reserved for issuance pursuant to outstanding warrants to purchase our common stock which were issued in connection with our Series A convertible stock.

•	26,535,000 shares of our common stock reserved for issuance pursuant to conversion of our issued and outstanding Series B convertible preferred stock,

•	18,706,703 of our common stock reserved for issuance pursuant to outstanding warrants to purchase our common stock which were issued in connection with our Series B convertible stock.

•
6,160,577 shares of our common stock reserved for issuance pursuant to options to purchase our common stock under our 2005 Stock Option Plan, 2,083,903 shares of our common stock reserved for issuance pursuant to options to purchase our common stock under our 2006 Stock Option Plan, 12,000,000 shares of our common stock reserved for issuance under our 2006 Long Term Incentive Plan and 2,000,000 shares of our common stock reserved for issuance under our 2006 Employee Stock Purchase Plan.

  RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this prospectus:

Risks Related to Our Business and Industry

We are an emerging company and have a history of operating losses and uncertain future results of operations.

We were founded in 1998 and are still in the process of developing our risk mitigation, investigative and global security services. We have incurred significant operating losses since inception, including cumulative net losses applicable to common stockholders of approximately $42.8 million over the nine months ended September 30, 2006 and the preceding three years. We incurred a net loss applicable to common stockholders of approximately of $36.2 million for the nine months ended September 30, 2006 and $0.7 million, $1.4 million and $4.5 million for the years ended December 31, 2003 December 31, 2004 and December 31, 2005, respectively. We cannot anticipate when or if we will achieve profitability in the future. We may not generate sufficient revenues to meet our expenses or to operate profitably in the future.

We are a worldwide business and are therefore influenced by factors and regulations in many countries.

We undertake our business worldwide. The occurrence of any of the following risks could have a materially adverse effect on both the market for our services or our ability to provide them, and/or the profits and services of our clients; as a result, these risks could materially adversely affect the operations and value of any of our services that we offer to overseas clients:

•	changes in, and difficulty in complying with, laws and regulations of the different countries including authority to trade or perform the services of a private security company;

•	nullification, modification and renegotiation of contracts;

•	reversal of current policies, including favorable tax policies, encouraging foreign investment of foreign trade, or relating to the use of local agents;

•	restrictive actions by local governments including tariffs and limitations on imports and exports; and

•	difficulty in collecting accounts receivable and longer collection times.

Our business is vulnerable to fluctuations in government spending.

Because many of our contracts are with governmental entities, our business is subject to certain risks, including global economic developments, wars, political instability, changes in the tax and regulatory environments, foreign exchange rate volatility and fluctuations in government spending. For example, the 2005 Homeland Security Appropriations Act provided $28.9 billion in discretionary spending for the Department of Homeland Security, $1.8 billion more than the 2004 level of funding, which may result in increased business opportunities for us. However, because many clients are federal, state or municipal governmental agencies with variable and uncertain budgets, the amount of business that we might receive from them may vary from year to year, regardless of the perceived quality of our business.

We may have difficulty pursuing our acquisition strategy and affiliates may face potential conflicts.

We intend to grow through acquisitions. However, we may not be able to identify suitable acquisition candidates, obtain the capital necessary to pursue our acquisition strategy or complete acquisitions on satisfactory terms. A number of competitors have also adopted a strategy of expanding and diversifying through acquisitions. We will likely experience significant competition in our effort to execute an acquisition strategy. As a result, we may be unable to continue to make acquisitions or may be forced to pay more for the acquisition targets than it would otherwise want to pay.

The integration of acquired companies may be difficult and may result in a failure to realize some of the anticipated potential benefits of some acquisitions.

When companies are acquired, we may not be able to integrate or manage these businesses to produce returns that justify the investment. Any difficulty in successfully integrating or managing the operations of such acquired businesses could have a material adverse effect on our business, financial condition, results of operations or liquidity, and could lead to a failure to realize any anticipated synergies. Our management also will be required to dedicate substantial time and effort to the integration of any acquisitions. These efforts could divert management’s focus and resources from other strategic opportunities and operational matters.

Because a small number of clients account for a substantial portion of our revenues, the loss of any of these clients could cause our revenues to decline substantially.

Revenues from our services to a limited number of clients have accounted for a substantial percentage of our total revenues. Our three largest clients accounted for approximately 49%, 11%, and 1%; of revenues for the nine months ended September 30, 2006. Our three largest clients also accounted for approximately 27%, 11% and 7% of our revenues for the year ended December 31, 2005 and approximately 21%, 17% and 10% of our revenues for the year ended December 31, 2004. This concentration of clients can cause our revenues and earnings to fluctuate from quarter-to-quarter and year-to-year, based on the requirements of our clients and the timing of delivery of services. Although the particular clients are likely to change from period to period, we believe that large engagements by a limited number of clients will continue to account for a substantial portion of our revenues in any fiscal period. In any period, the unexpected loss of or decline in engagements from a major client, or the failure to generate significant revenues from other clients, could have a material adverse effect on our financial results.

Competitive conditions could adversely affect our business.

We operate in a number of geographic and service markets, all of which are highly competitive with few barriers to entry. If we are unable to respond effectively to our competitors, some of which have greater financial resources, our business and results of operations will be materially adversely affected. In the risk management and security market, our competitors include Control Risks Group Limited, ArmorGroup International plc, Kroll Inc., Toribos GmbH and Olive Security (UK) Ltd. Many of the national and international accounting and consulting firms, along with other companies such as FTI Consulting, Inc., Securitas AB and its subsidiary, Pinkerton Consulting & Investigations, Inc., Alvarez & Marsal, LLC, AlixPartners LLC, Crossroads LLC, ChoicePoint Inc. and Applied Discovery, Inc., provide investigative, consulting and other services which are similar to services we provide. Some of these firms have indicated an interest in providing services similar to ours on a broader scale and may prove to be formidable competitors if they elect to devote the necessary resources to these competitive businesses. The national and international accounting and consulting firms have significantly larger financial and other resources than we have and have long-established relationships with their clients, which also are likely to be clients or prospective clients of our company.

Our professional reputation, which is critical to our business, is especially vulnerable to circumstances outside our control.

As a company in a client service business, we depend upon our reputation and the individual reputations of our senior professionals to obtain new client engagements. We obtain a substantial number of new engagements from existing clients or through referrals from existing clients. Any factor that diminishes our reputation or the reputations of our senior professionals may make it more difficult to compete for new engagements or to retain existing clients and, therefore, could materially adversely affect our business. In addition to any direct liability from any damaging events, any circumstances, including those where we are not at fault, which might publicly damage our goodwill, injure our reputation, or damage our business relationships may lead to a broader materially adverse effect on our business and prospects through loss of business, goodwill, clients, agents and employees.

Our ability to sell our products and services and grow our business could be significantly impaired if we fail to retain or recruit key personnel.

Our success will depend to a significant extent upon the abilities and high visibility of members of our senior management including Harvey W. Schiller, Ph.D., our Chairman and Chief Executive Officer, Jeffrey O. Nyweide, our Chief Financial Officer, Executive Vice President-Corporate Development and Secretary, our Board of Directors and our advisory boards. The loss of the services of Dr. Schiller or Mr. Nyweide, or any other executive officers, directors or advisors, could have a materially adverse effect upon our business. Our future success and growth also largely depends upon our ability to attract, motivate and retain additional highly competent technical, management, sales and marketing personnel. Competition for such qualified individuals is highly competitive in the global security market, and we cannot guarantee that we will be successful in attracting and retaining such personnel. Departure and additions of key personnel may be disruptive to and detrimentally affect our business, operating results and financial condition.

We may become subject to significant legal proceedings.

We are subject from time to time to litigation and other adverse claims, both asserted and unasserted, incidental to our businesses, some of which may be substantial. For example, those claims may include, but are not limited to, damages asserted by persons who are screened by us, regulatory agencies, clients, third parties and various other business-related matters. Final resolution of these matters in the future may impact our results of operations or cash flows.

Our exposure in a future liability action could exceed our insurance coverage.

We may be held liable should any present or future product or service offerings fail. We may not be able to maintain insurance at levels of risk coverage or policy limits that we deem adequate for our activities or guarantee that every contract contains or will contain adequate limitations on our liability. Because of the increasing cost of liability insurance, we may not be able to obtain sufficient amounts of insurance coverage, additional insurance when needed or reasonably-priced insurance policies. If we are sued for any injury caused by our business offerings, our liability could exceed our total assets. Any claims against us, regardless of their merit or eventual outcome, could have a detrimental effect upon our business, operating results and financial condition.

We may be subject to increased regulation regarding the use of personal information.

Certain data and services that we provide are subject to regulation by various federal, state and local regulatory authorities. Compliance with existing federal, state and local laws and regulations has not had a material adverse effect on our results of operations or financial condition to date. Nonetheless, federal, state and local laws and regulations in the United States designed to protect the public from the misuse of personal information in the marketplace, and adverse publicity or potential litigation concerning the commercial use of such information, may increasingly affect our operations and could result in substantial regulatory compliance expense, litigation expense and revenue loss.

Our inability to accurately forecast costs of fixed price contracts could result in lower than expected margins and profitability.

When working on a fixed-price basis, we deliver our services to a client’s specifications or requirements for a particular project based on a mutually agreed upon service level agreement. The profits of these projects are primarily determined by our success in correctly estimating and thereafter controlling project costs. Costs may in fact vary substantially as a result of various factors, including underestimating costs, need for unforeseen specialized subcontractors, difficulties with new technologies, and economic and other changes that may occur during the term of the contract. If for any reason the costs are substantially higher than expected, we may incur losses on fixed-price contracts and our profitability on a periodic basis could be adversely affected.

Risks Related to our Common Stock

Our common stock price has fluctuated considerably and stockholders may not be able to resell their shares at or above the price at which such shares were purchased.

The market price of our common stock may fluctuate significantly (since our reverse merger in June 2005 and through January 26, 2007, the high and low bid price for our common stock has been $4.00 and $1.28 per share, respectively) in response to factors, some of which are beyond our control, including the following:

•	factors affecting demand for risk mitigation services such as the domestic and global security environment, competition and general economic conditions,

•	fluctuation in government spending that affect our contracts with governmental entities, and

•	changes in the laws and regulations of different countries that affect our abilities to perform the services of a private security company.

The stock market in general has experienced extreme price and volume fluctuations. The market prices of securities of security-related companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility might be worse if the trading volume of our common stock is low.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a “reverse merger.” Securities analysts of major brokerage firms may not provide us with coverage since there is no incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

Our common stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently traded on the NASD’s OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

A significant number of our shares will be eligible for sale, and their sale could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. We are registering an aggregate of 33,747,303 shares of our common stock for resale in the public market pursuant to this registration statement. As such shares of our common stock are resold in the public market, the supply of our common stock will increase, which could decrease its price. Some or all of our shares of common stock as well as shares of Series A convertible preferred stock and common stock underlying warrants may also be offered from time to time in the open market pursuant to an effective registration statement or Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market shares of our common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held for two years.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

Commencing for the year beginning January 1, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. We have carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are not effective. We have identified certain matters that would constitute a material weakness (as such term is defined under the Public Company Accounting Oversight Board Auditing Standard No. 2), related to the financial closing process, a lack of segregation of financial responsibilities and the need for additional qualified financial accounting personnel. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remedy in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Our principal stockholders have significant voting power and may take actions that may not be in the best interest of other stockholders.

Our Chief Executive Officer, Chief Financial Officer, directors and 10% stockholders control approximately 33% of our currently outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

We do not anticipate paying cash dividends for the foreseeable future, and the lack of dividends may have a negative effect on our stock price.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Investors in our securities may suffer dilution.

The issuance of shares of our common stock, or shares of our common stock underlying warrants, options or preferred stock will dilute the equity interest of existing stockholders who do not have anti-dilution rights and could have a significant adverse effect on the market price of our common stock. The sale of our common stock acquired at a discount could have a negative impact on the market price of our common stock and could increase the volatility in the market price of our common stock. In addition, we may seek additional financing which may result in the issuance of additional shares of our common stock and/or rights to acquire additional shares of our common stock. The issuance of our common stock in connection with such financing may result in substantial dilution to the existing holders of our common stock who do not have anti-dilution rights. Those additional issuances of our common stock would result in a reduction of an existing holder’s percentage interest in our company.

We may fail to qualify for AMEX or other listing.

Although we intend to apply for listing of our common stock on either the AMEX, NASDAQ or other registered stock exchange, there can be no assurance if and when initial listing criteria could be met or if such application would be granted, or that the trading of our common stock will be sustained. In the event that our common stock fails to qualify for initial or continued listing on a registered stock exchange or for initial or continued inclusion in the NASDAQ system, trading, if any, in our common stock, would then continue to be conducted on the NASD’s “Electronic Bulletin Board” in the over-the-counter market and in what are commonly referred to as “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and our common stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes. We do not presently satisfy the listing criteria for the NASDAQ or AMEX markets.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are approved for listing on either NASDAQ or a registered exchange, NASDAQ and stock exchange rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

  FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). To the extent that any statements made in this prospectus contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and we cannot assure you that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the following:

•	the availability and adequacy of our cash flow to meet our requirements,

•	economic, competitive, demographic, business and other conditions in our domestic and international markets,

•	changes or developments in laws or regulations in the risk mitigation or security industries,

•	actions taken or not taken by third-parties, including our private sector and government clients, as well as legislative, regulatory, judicial and other governmental authorities,

•	competition in the risk mitigation industry,

•	changes in our business and growth strategy (including our acquisition strategy) or development plans,

•	the availability of additional capital to support acquisitions and development, and

•	other factors discussed under the section entitled “Risk Factors” or elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified by these and other factors. Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

  USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive any proceeds from the resale of shares by the selling stockholders covered by this prospectus. We will, however, receive proceeds from the exercise of warrants outstanding. In that case, we could receive a maximum of $46,436,249, which would be used for working capital and general corporate purposes.

  MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Bulletin Board since June 27, 2005 under the symbol GLOI.OB. Prior to that date, there was no active market for our common stock. Based upon information furnished by our transfer agent, as of January 26, 2007, we had approximately 118 holders of record of our common stock.

The following table sets forth the high and low sales prices for our common stock for the periods indicated as reported by the OTC Bulletin Board:

Fiscal Year 2005	High	Low
First Quarter	$N/A	$N/A
Second Quarter (through June 24, 2005)	N/A	N/A
Second Quarter (1)	2.51	2.10
Third Quarter	4.00	2.20
Fourth Quarter	2.90	2.30

Fiscal Year 2006	High	Low
First Quarter	$2.78	$2.01
Second Quarter	2.90	1.90
Third Quarter	2.50	1.83
Fourth Quarter	2.05	1.28

Fiscal Year 2007	High	Low
First Quarter (2)	1.75	1.38

We have not declared or paid any cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, for the development of our business. Dividends may be paid on our common stock only if and when declared by our board of directors and paid on an as-converted basis to the holders of our Series A convertible preferred stock.

(1)	From June 27, 2005 to June 30, 2005. June 24, 2005 was the closing date of our reverse merger transaction.

(2)	From January 1, 2007 through January 26, 2007 .

Equity Compensation Plan Information

We maintain a 2005 Stock Option Plan (the “2005 Plan”). We have reserved 6,160,577 shares of our common stock for issuance under the 2005 Plan. At the time of the reverse merger, our wholly-owned subsidiary GlobalOptions had outstanding stock options to purchase 4,450,721 shares of common stock, which outstanding options became stock options to purchase 2,618,071 shares of our common stock after giving effect to the reverse merger exchange ratio. We have assumed the stock options to purchase a total of 2,618,071 shares of our common stock, with exercise prices at the fair market value or in excess of the fair market value on the date of grant, under the 2005 Plan. In addition, we have 3,542,506 shares of our common stock reserved for issuance pursuant to options granted during November 2005,  March 2006, April 2006 and May 2006, net of  forfeitures. (See “Management - 2005 Stock Option Plan” for a detailed description of our 2005 Plan.) On October 17, 2006 the Board of Directors approved, subject to stockholder approval, that the remaining shares reserved, but unissued with respect to any awards under the Company’s 2005 Stock Option Plan are hereby unreserved and no new awards shall be issued pursuant to the Company’s 2005 Stock Option Plan.

We maintain a 2006 Stock Option Plan (the “2006 Plan”). We have reserved 2,083,903 shares of our common stock for issuance under the 2006 Plan. We have 1,840,000 and 243,903 shares of our common stock reserved for issuance pursuant to options granted during June 2006 and August 2006, respectively. (See “Management - 2005 Stock Option Plan” and “Management 2006 Stock Option Plan” for a detailed description of our option plans.) On October 17, 2006 the Board of Directors approved, subject to stockholder approval, that the remaining shares reserved, but unissued with respect to any awards under the Company’s 2006 Stock Option Plan are hereby unreserved and no new awards shall be issued pursuant to the Company’s 2006 Stock Option Plan.
We maintain a 2006 Long-Term Incentive Plan (the “2006 Long-Term Incentive Plan”). We have reserved 12,000,000 shares of our common stock under our 2006 Long-Term Incentive Plan. On December 19, 2006, we granted 800,000 shares of our common stock to our CEO, and 600,000 shares of our common stock to our CFO under the 2006 Long-Term Incentive Plan. On January 1, 2007, we granted 26,700 shares of our common stock to our employees under the 2006 Long-Term Incentive Plan, and stock options to purchase an aggregate of 260,000 shares of our common stock to our directors and advisory board members under the 2006 Long-Term Incentive Plan. On January 9, 2007, we granted stock options to purchase an aggregate of 211, 268 shares of our common stock to the executives and employees of On Line Consulting under the 2006 Long-Term Incentive Plan, in accordance with the On Line Consulting agreement.

We maintain a 2006 Employee Stock Purchase Plan (the “2006 Employee Stock Purchase Plan”). We have reserved 2,000,000 shares of our common stock reserved for issuance under our 2006 Employee Stock Purchase Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of results of operations and financial condition is based upon, and should be read in conjunction with, our consolidated financial statements and accompanying notes thereto included elsewhere herein.

Results of Operations

The following discussion and financial information is presented to aid in understanding our consolidated financial position and results of operations for the nine months ended September 30, 2006 and 2005 and for the years ended December 31, 2005 and 2004.

We experienced increases in revenues of approximately $39,850,000 (837%), and experienced a decrease in operating loss of 1,584,000, and an increase in net loss of 8,986,000 for the nine months ended September 30, 2006, when compared to the same period in 2005. We had overall revenues of approximately $44,612,000 for the nine months ended September 30, 2006 as compared to revenues of $4,762,000 for the nine months ended September 30, 2005. Of the revenue reported in the nine months ended September 30, 2006, approximately 99% was domestic and 1% related to international clients. The increase in revenue for the nine months ended September 30, 2006 was primarily attributable to the acquisitions of CBR, JLWA, Safir, Secure Source and Hyperion Risk, which contributed revenues of $8,313,000, $27,392,000, $4,040,000, $894,000 and $1,126,000, respectively.  We had revenues of $9,028,000 for the year ended December 31, 2005, as compared to revenues of $5,569,000 for the year ended December 31, 2004, for an increase of $3,459,000, or approximately 62%. Of the revenues reported in the year ended December 31, 2005, approximately 75% were from domestic clients and 25% related to international clients. The increase in revenues for the year ended December 31, 2005 is primarily attributable to CBR, which provided revenues of $3,917,000 for the period from August 14, 2005 (date of acquisition) to December 31, 2005.

Although GlobalOptions Group does have some long-term relationships with its clients, our ability to generate revenue is generally dependent upon obtaining many new projects each year, most of which are relatively short-term. Accordingly, period-to-period comparisons within a given year or between years will need to take this normal fluctuation into consideration.

Our gross profit for the nine months ended September 30, 2006 was 49% as compared to 46% for the nine months ended September 30, 2005. The slight increase for the nine month period ended September 30, 2006 was primarily due to change in the mix of the types of client engagements, in connections with the recent acquisitions of CBR, JLWA, Safir, Secure Source and Hyperion Risk.

Our gross profit percentage for the year ended December 31, 2005 was 44% as compared to 37% for the year ended December 31, 2004. The increase for the year ended December 31, 2005 was primarily due to an increase in client orders related to higher-end consulting services as compared to the year ended December 31, 2004, where the orders mostly entailed lower-end operational services for lower gross profit services.

We incurred an operating loss of $1,129,000 for the nine months ended September 30, 2006 compared to an operating loss of $2,713,000 for the same period in 2005. This improvement is primarily due to the increase in revenue attributable to the acquired operations, and improved gross profit percentage offset by increases in operating expenses.

We experienced a net loss of $11,764,000 for the nine months ended September 30, 2006, compared to $2,778,000 for the same period in 2005. The increased net loss is primarily attributable to amortization of debt discounts of $7,523,000, and amortization of deferred financing costs of $2,695,000 related to our financing programs.

Net loss applicable to common stock holders for the nine months ended September 30, 2006 and 2005 was $36,177,000 and $3,758,000, respectively, for an increase of $32,419,000 or approximately 863%. The increased net loss was primarily attributable to the amortization of debt discounts of $7,523,000, a deemed dividend of $24,413,000 and amortization of deferred financing costs of $2,695,000 related to our financing programs. Net loss applicable to common stockholders for the years ended December 31, 2005 and 2004 was $4,550,000 and $1,397,000, respectively, an increase of $3,153,000 or approximately 226%. The increased net loss applicable to common stockholders for the year ended December 31, 2005 was primarily due to the deemed dividends on Series A convertible preferred stock of $980,000, the increase in general and administrative expenses of $4,301,000 or 163%, which was due to the large increase in professional fees related to the reverse merger and to corporate development expenses, net of an increase in gross profit of $1,900,000.

Results of Operations, continued

While current financial results for GlobalOptions Group shows an increase in the net loss, we believe the Company represents a unique opportunity to build a profitable global leader in the highly fragmented risk mitigation industry. GlobalOptions Group is an established company that will serve as our nexus for a series of acquisitions that we believe will deliver capabilities, products and services designed to meet the ever increasing demand for the assessment and management of risk. We see no indication that the drivers of increased risk mitigation spending are likely to dissipate any time in the near future. Risk mitigation providers on both the product and services side are still fragmented and ripe for consolidation with no clear market leader or dominant brand. We believe there is an opportunity to provide comprehensive solutions which can drive increased revenues for a company that can build a comprehensive platform. We expect GlobalOptions Group to be that company.

Our strategic vision is to build the first truly integrated enterprise risk mitigation company by selectively acquiring the best companies in the industry with proven management teams and a strategic long-term vision. Platform acquisitions will be geographically diverse and offer solutions in different risk mitigation segments to gain scope and synergies. Targets will have a combination of existing clients, revenue, significant channel presence and/or a high margin core business. Four initial acquisitions have been completed, including the acquisitions of CBR, JLWA, Safir and Secure Source as described below.

On August 14, 2005, GlobalOptions acquired CBR, a privately-held nationwide investigations firm based in Nashville, Tennessee. CBR’s revenues and net losses for the year ended December 31, 2004 were approximately $8.8 million and $990,000, respectively. The aggregate purchase price paid for CBR’s assets and business was approximately $5,208,000 subject to certain adjustments through August 13, 2006 to the opening balance working capital, as such purchase price adjustments are defined in the agreement. The aggregate purchase price of approximately $5,293,000 consisted of cash in the amount of $4,363,000 (net of cash acquired of $26,000) and inclusive of a broker fee of $143,000, and a note payable to the seller of $819,000 paid on August 16, 2006.

On March 10, 2006, GlobalOptions purchased substantially all of the assets and liabilities of JLWA, a privately held crisis and emergency consulting management firm based in Washington, D.C. The acquisition was made pursuant to the JLWA Agreement. The aggregate purchase price paid for JLWA’s assets and business was $8,404,000, subject to certain future working capital purchase price adjustments as defined in the agreement. The aggregate purchase price of $8,404,000, consisted of a cash payment at closing of $3,600,000, a cash payment of $1,857,000 to pay off JLWA’s line of credit balance, the issuance of 819,672 shares of common stock of GlobalOptions Group valued at $2,000,000, a 4.6% note payable to the seller of $400,000 due March 9, 2007, and a non-interest bearing working capital purchase price adjustment obligation estimated at $547,000 paid June 8, 2006. In addition, the Agreement provides for the sellers to obtain up to an additional $15,400,000 upon the attainment of certain revenue goals subsequent to the closing of the transaction and the continued employment of James Lee Witt, the former president and chief executive officer of JLWA.

On May 12, 2006, GlobalOptions acquired substantially all of the business and assets of Safir. Safir is a security consulting, investigative and intelligence firm headquartered in New York City with seven additional offices nationwide. The acquisition was made pursuant to a certain Asset Purchase Agreement dated January 27, 2006, as amended (the “Safir Agreement”), between GlobalOptions Group and Safir. The aggregate purchase price paid for Safir’s business and assets was $15,315,646, and included $6,000,000 in 8% promissory notes issued by the Company and paid on June 29, 2006, $1,000,000 in 4% promissory notes of the Company due on May 12, 2007, of which $442,000, $164,000, and 114,000 was paid on July 20, 2006, September 21, 2006, and November 14, 2006 respectively, $6,000,000 in common stock of the Company, consisting of 3,000,000 shares of $2.00 per share, payments to retire certain indebtedness of $1,940,649 of Safir in anticipation of the closing, which includes as follows: $553,250 on April 3, 2006 and $1,387,399 on April 28, 2006 and a finders fee of $375,000 paid to QuanStar Group, LLC, a related party.

Results of Operations, continued

On May 12, 2006, GlobalOptions acquired substantially all of the business and assets of Secure Source. Secure Source is an international risk consulting firm with offices in Washington D.C. and Dallas, Texas. The acquisition was made pursuant to a certain Asset Purchase Agreement dated May 12, 2006, (the “Secure Source Agreement”), between the Company, Secure Source, Marian E. Nicastro and David W. Nicastro. The aggregate purchase price paid for Secure Source’s business and assets of $3,212,500 consisted of $1,462,000 in 3% promissory notes paid on June 29, 2006, $500,000 in 5% promissory notes due May 12, 2007 and $750,000 in 5% promissory notes which is due in three equal installments of $250,000 on May 12, 2007, May 12, 2008, and May 12, 2009, and $500,000 in common stock of GlobalOptions Group, consisting of 210,970 shares at $2.37 per share.

On August 10, 2006, GlobalOptions Group acquired substantially all of the business and assets of Hyperion Risk. Hyperion Risk is a security consulting, investigative and intelligence firm based in Orlando, Florida. The acquisition was made pursuant to the Hyperion Risk Agreement. The aggregate purchase price paid for Hyperion Risk’s business and assets was $3,782,000, and consisted of $2,022,000 in cash, $1,500,000 in the common stock of GlobalOptions Group, consisting of 672,645 shares at $2.23 per share, and the payment by the Company of Hyperion Risk's line of credit balance of approximately $260,000.

GlobalOptions Group’s Nine Months Ended September 30, 2006 Compared to Nine Months Ended September 30, 2005

Revenues

We had overall revenues of approximately $44,612,000 for the nine months ended September 30, 2006 as compared to revenues of $4,762,000 for the nine months ended September 30, 2005, for an increase of $39,850,000, or approximately 836%. Of the revenues reported in the nine months ended September 30, 2006, approximately 99% was domestic and 1% related to international clients. The increase in revenue for the nine months ended September 30, 2006 was primarily attributable to the acquisitions of CBR, JLWA, Safir, Secure Source and Hyperion Risk.

Investigations/Litigation Support Segment Revenues

In the investigations/litigation support segment, we had revenues of $16,607,000 for the nine months ended September 30, 2006, as compared to revenues of $3,383,000 for the nine months ended September 30, 2005, for an increase of $13,224,000 or approximately 391%. All of the investigations/litigation support revenues reported in the nine months ended September 30, 2006 were domestic. The increase in investigations/litigation support segment revenues for the nine months ended September 30, 2006 was primarily attributable to the expansion of our client base through the acquisitions of CBR, Safir, Secure Source and Hyperion Risk.

Crisis Management Segment Revenues

In the crisis management segment, we had revenues of $27,570,000 for the nine months ended September 30, 2006 as compared to revenues of $763,000 for the nine months ended September 30, 2005, for an increase of $26,807,000 or approximately 3,513%. Approximately 99% of the crisis management revenue during the nine months ended September 30, 2006 is attributable to revenues from the JLWA operations, which were acquired on March 10, 2006.

Security Segment Revenues

In the security segment, we had revenues of $434,000 for the nine months ended September 30, 2006 as compared to revenues of $616,000 for the nine months ended September 30, 2005, for a decrease of $182,000 or approximately 30%. Of the security segment revenues reported in the nine months ended September 30, 2006, all were domestic. This decrease was due to a loss of significant client which generated a large amount of revenues within the nine months ended September 30, 2005.

Cost of Revenues and Gross Profit

Our consolidated cost of revenues increased $20,289,000, or approximately 789% from $2,572,000 in the nine months ended September 30, 2005 to $22,861,000 in the nine months ended September 30, 2006, which was primarily due to the increases in the investigations and crisis management segments revenues. The increase in these segments is attributable to the additional volume from the CBR, JLWA, Safir, Secure Source and Hyperion Risk acquisitions. The gross profit percentage increased from 46% to 49% from the nine months ended due to changes in the product mix within the newly acquired operations.

Operating Expenses

We experienced a 1,124% increase in selling and marketing expenses for the nine months ended September 30, 2006, when compared to the same period in 2005. Selling and marketing expenses for the nine months ended September 30, 2006 were $6,353,000, compared to $519,000 for the nine months ended September 30, 2005, for an increase $5,834,000. This increase is primarily attributable to the accrued earnout obligation of $4,075,000 related to the JLWA acquisition.

We experienced a 367% increase in overall operating expenses for the nine months ended September 30, 2006, when compared to the same period in 2005. General and administrative expenses for the nine months ended September 30, 2006 were $16,527,000, compared to $4,384,000 for the nine months ended September 30, 2005. Of this increase of $8,944,000 is attributable to the increased overhead associated with the Company’s acquisitions, and $3,199,000 related to costs, such as legal, accounting and other professional fees incurred in order to fulfill our responsibilities as a public company and costs incurred for due diligence related to fulfillment of our growth plan.

Investigations/Litigation Support Segment

Our investigations segment had operating losses of $6,011,000 for the nine months ended September 30, 2006 as compared to operating losses of $1,536,000 for the nine months ended September 30, 2005, for an increase in our loss of $4,475,000 or approximately 291%. The overall general and administrative expenses, of which approximately 76% are allocated to the investigations division, have increased by 277% as compared to the nine months ended September 30, 2005. This is attributable in part to the increased infrastructure associated with our acquisitions and in part to the increased corporate overhead costs of operating a public company.

Crisis Management Segment Results

Our crisis management segment had operating profits of approximately $5,941,000 for the nine months ended September 30, 2006 as compared to operating losses of $824,000 for the nine months ended September 30, 2005, for an increase of $6,765,000 or approximately 814%. The increase in operating income for the nine months ended September 30, 2006 was in part due to the increased infrastructure associated with the acquisitions of JLWA, Safir and Secure Source and in offset part to the increased corporate overhead costs of operating a public company.

Security Segment Results

Our security segment had operating losses of $1,058,000 for the nine months ended September 30, 2006 as compared to operating losses of $353,000 for the nine months ended September 30, 2005, for an increase of $705,000. The increased loss is attributable to a higher level of corporate overhead borne within this segment.

Interest Expense

Interest expense increased by $546,000 to $628,000 in the nine months ended September 30, 2006 from $82,000 in the nine months ended September 30, 2005. The increase in interest expense is attributable to additional debt incurred in connection with the acquisitions of JLWA, Safir, and Secure Source.

Amortization of Deferred Financing Costs and Debt Discounts

The Company incurred costs in conjunction with notes payable issued on March 10, 2006, May 12, 2006 and June 28, 2006. These costs were capitalized to deferred financing costs, and amortized over the term of the related debt. Additionally, in accordance with Emerging Issues Task force (“EITF”) 00-27, the notes issued on June 28, 2006 were considered to have a beneficial conversion premium feature. The Company recorded a debt discount of $6,923,000 related to this conversion premium. In addition, the Company recorded a debt discount of $600,000, as the value of the beneficial conversion feature related to the 8% promissory note issued in conjunction with the acquisition of Safir on May 12, 2006.

The aggregate $2,695,000 of deferred financing costs, as well as the aggregate $7,523,000 of deferred debt discounts were fully amortized through June 29, 2006, the date the notes were exchanged for Series B convertible preferred stock.

Income Taxes

Although we have federal and state net operating losses available for income tax purposes that may be carried forward to offset future taxable income, the deferred tax assets are subject to a 100% valuation allowance because it is more likely than not that the deferred tax assets will not be realized as of September 30, 2006. Our ability to use our net operating loss carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code.

Net Loss Applicable to Common Stockholders

Net losses applicable to common stockholders for the nine months ended September 30, 2006 and 2005 were $36,177,000 and $3,758,000, respectively, an increase of $32,419,000 or 8,628%. We realized an overall gross profit of 49%, up from 46% for the nine months ended September 30, 2005. The gross profit amounts for the nine months ended September 30, 2006 and 2005 were $21,751,000 and $2,190,000, an increase of $19,561,000 or 893%. This increased gross profit is offset by increases in operating expenses of $17,977,000 for the same period. The increased net loss for the nine month period ended September 30, 2006 was primarily attributable to the amortization of the debt discounts of $7,523,000 and amortization of the deferred financing costs of $2,695,000 related to our financing programs, as well as to the deemed dividend on the Series A convertible preferred stock of $24,413,000.

Basic net loss per share applicable to common stockholders is computed based on the weighted average number of shares of common stock outstanding during the periods presented. Common stock equivalents, consisting of options, warrants, Series A and B convertible preferred stock were not included in the calculation of the diluted net losses per share because their inclusion would have been anti-dilutive. Basic and diluted net loss per share applicable to common stockholders was $2.11  for the nine month period ended September 30, 2006 as compared to $0.34 in the corresponding 2005 period.

The Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004

Revenues

We had overall revenues of $9,028,000 for the year ended December 31, 2005 as compared to revenues of $5,569,000 for the year ended December 31, 2004, for an increase of $3,459,000, or approximately 62%. Of the revenues reported in the year ended December 31, 2005, approximately 75% was from domestic clients and 25% was related to international clients. The increase in revenue for the year ended December 31, 2005 was primarily attributable to the acquisition of CBR.

Investigations/Litigation Support Segment Revenues

In the investigations/litigation support segment, we had revenues of $6,969,000 for the year ended December 31, 2005, as compared to revenues of $2,761,000 for the year ended December 31, 2004, for an increase of $4,208,000, or approximately 152%. All of the investigations/litigation support revenues reported in the year ended December 31, 2005 were domestic. The increase in revenue for the year ended December 31, 2005 was primarily attributable to the expansion of our client base through the acquisition of CBR for which all of CBR’s revenues are included in this segment.

Crisis Management Segment Revenues

In the crisis management segment, we had revenues of $1,261,000 for the year ended December 31, 2005 as compared to revenues of $1,741,000 for the year ended December 31, 2004, for a decrease of $480,000 or approximately 28%. All of the crisis management revenues reported in the year ended December 31, 2005 related to international clients. The decrease in crisis management segment revenues for the year ended December 31, 2005 was primarily attributable to the successful resolution of several client crises in the year ended December 31, 2004, for which there was no replacement work in the year ended December 31, 2005.

Security Segment Revenues

In the security segment, we had revenues of $798,000 for the year ended December 31, 2005 as compared to revenues of $1,067,000 for the year ended December 31, 2004, for a decrease of $269,000 or approximately 25%. Of the security segment revenues reported in the year ended December 31, 2005, all were domestic. The decrease in security segment revenues for the year ended December 31, 2005 was primarily attributable to the conclusion of several large security projects at the end of the 2004 year that were not replaced on an equivalent scale in the 2005 period.

Cost of Revenues and Gross Profit

Our consolidated cost of revenues increased $1,559,000, or approximately 44% to $5,074,000 for the year ended December 31, 2005 from $3,515,000 for the year ended December 31, 2004, due primarily to the increased revenues in the crisis management segment. However, the increase in cost of revenues was less than the related increase in revenues due to higher gross profits realized on consulting services for the 2005 period.

Our gross profit percentage for the year ended December 31, 2005 was 44% as compared to 37% for the year ended December 31, 2004. The increase for the year ended December 31, 2005 was primarily due to an increase in client orders related to higher-end consulting services as compared to the year ended December 31, 2004, when the orders used more lower-end operational services.

Operating Expenses

Our overall operating expenses increased $4,052,000 or approximately 118% to $7,477,000 for the year ended December 31, 2005 from $3,425,000 for the year ended December 31, 2004. The increase was primarily due to an increase in general and administrative expenses related primarily to professional fees of approximately $856,000, corporate development expenses of $2,387,000 and additional operating expenses associated with the operations of CBR from August 14, 2005 (date of acquisition) to December 31, 2005 of $2,104,000.

Investigations/Litigation Support Segment Results

Our investigations/litigation segment had operating losses of $2,635,000 for the year ended December 31, 2005 as compared to operating losses of $328,000 for the year ended December 31, 2004, for an increase in losses of $2,307,000 or approximately 703%. Reflected in this segment are the losses from CBR, which are reflected solely within this segment. The amount of our gross profit in this segment for the year ended December 31, 2005 increased by $1,767,000, primarily from CBR. However, the operating expenses increased by $4,073,000, $1,938,000 of which is attributable to CBR. The remaining increase in operating expenses of $2,136,000 is primarily attributable to allocated professional fees and corporate development expenses.

Crisis Management Segment Results

Our crisis management segment had operating losses of $687,000 for the year ended December 31, 2005 as compared to operating losses of $712,000 for the year ended December 31, 2004, for a decrease of $25,000 or approximately 4%. The decrease in operating losses for the year ended December 31, 2005 was primarily due to a relatively consistent performance at the gross profit level and a decrease in operating expenses of $27,000.

Security Segment Results

Our security segment had operating losses of $201,000 for the year ended December 31, 2005 as compared to operating losses of $332,000 for the year ended December 31, 2004, for an improvement, or decreased loss, of $131,000 or approximately 39%. The decrease in operating losses for the year ended December 31, 2005 was primarily due to the increase in gross profit of $135,000.

Interest Expense

Interest expense increased by $39,000 to $65,000 for the year ended December 31, 2005 from $26,000 for the year ended December 31, 2004, primarily due to the interest incurred on a convertible note payable to a related party and additional average borrowings under the line of credit.

Income Taxes

Although we have federal and state net operating losses available for income tax purposes that may be carried forward to offset future taxable income, the deferred tax assets are subject to a 100% valuation allowance because it is more likely than not that the deferred tax assets will not be realized as of December 31, 2005. Our ability to use net operating loss carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code.

Net Loss Applicable to Common Stockholders

Net loss applicable to common stockholders for the years ended December 31, 2005 and 2004 were $4,550,000 and $1,397,000, respectively, for an increase of $3,153,000 or 226%. For the year ended December 31, 2005, we realized an increase in gross profit of $1,900,000, of which $1,712,000 was attributable to CBR. This increase in gross profit was offset by an increase of $4,301,000 in general administrative expenses, of which $1,911,000 was attributable to CBR. The remaining increase in general and administrative expense was primarily attributable to an increase in professional fees associated with being a public company, reverse merger expenses and corporate development expenses. During the year ended December 31, 2005, we recorded deemed dividends to Series A convertible preferred stockholders of $979,750.

Basic net loss per share applicable to common stockholders is computed based on the weighted average number of shares of common stock outstanding during the periods presented. Common stock equivalents, consisting of options, convertible preferred stock and convertible notes payable were not included in the calculation of the diluted net losses per share because their inclusion would have been anti-dilutive. Basic and diluted net losses per share applicable to common stockholders was $0.38 for the year ended December 31, 2005 as compared to $0.16 in the corresponding 2004 period.

Liquidity and Capital Resources

We had cash balances on hand of $22,327,000 as of September 30, 2006, which resulted primarily from proceeds from the issuance of convertible notes that generated $45,050,000 during the nine months ended September 30, 2006. We incurred cash issuance costs of $1,934,000 in connection with the issuance of these notes. On June 29, 2006, these notes were exchanged for 53,070 units, at $1,000 per units of Series B convertible preferred stock. Approximately $18,904,000 of these funds were used to purchase or to fund the repayment of debt issued to JLWA, Safir and Secure Source for the acquisitions.

We historically have met our operating cash needs by using borrowings under our line of credit arrangement and through our private placement of equity and debt securities. At September 30, 2006, we had working capital of approximately $28,691,000. We currently believe that cash on hand, cash flows from operations, available borrowings under our line of credit facility and our intention to retire debt through the issuance of equity, will be sufficient to meet our current funding requirements and obligations over the next twelve months.

We had cash balances on hand of $529,000 as of December 31, 2005, which resulted primarily from net proceeds we received in June 2005 and September 2005 of approximately $7,041,000 and $160,000, respectively from the issuance of our Series A convertible preferred stock and warrants in two tranches of a private offering. During August 2005, we utilized cash of approximately $4,363,000 (net of cash acquired of approximately $26,000) for the purchase of CBR. We are obligated to pay the remaining portion of the purchase price for acquiring CBR, estimated at December 31, 2005 to be approximately $904,000, and which was paid during August 2006.

On September 22, 2005, we closed out our initial private placement with the sale of 250 additional units which consisted of Series A convertible preferred stock and warrants, as detailed in our Confidential Private Offering Memorandum, dated April 18, 2005, as amended. We received proceeds from this tranche of the private placement of approximately $160,000.

Cash used in operating activities amounted to approximately $1,729,000 and $2,613,000 during the nine months ended September 30, 2006 and 2005, respectively. The 2006 decrease of $884,000 in cash used in operations was due, most significantly, to a $4,200,000 improvement in net loss after adding back non cash items, offset by an increase of $10,596,000 in accounts receivable, and benefited by an increase of $1,180,000 in accounts payable, increase of $1,557,000 in accrued compensation and related benefits and an increase of $4,075,000 in due to former members of JLWA for earnout.  Cash used in operating activities amounted to $3,251,000 and $861,000 during the years ended December 31, 2005 and 2004, respectively. The $2,390,000 increase in cash used in operations was primarily due to a large increase in our net loss of $2,173,000.

Cash used in investing activities during the nine months ended September 30, 2006 of approximately $10,121,000 consisted primarily of approximately $9,979,000 related to our purchase of JLWA, Safir and Hyperion Risk.  Cash used in investing activities of $4,393,000 consisted primarily of $4,363,000 for our purchase of CBR, for the year ended December 31, 2005.

Financing activities provided net funds of approximately $33,648,000 and $7,256,000 during the nine months ended September 30, 2006 and 2005, respectively. The increase was primarily a result of the net proceeds from the sale of the convertible notes of $45,050,0000, net of repayments of notes aggregating $8,925,000 issued in connection with the acquisitions of JLWA, Safir, Secure Source and Hyperion Risk.

Financing activities provided $7,639,000 and $1,106,000 during the years ended December 31, 2005 and 2004, respectively. We received net proceeds from the sale of Series A convertible preferred stock and warrants of approximately $7,201,000 (which is net of offering costs of approximately $549,000) that provided the majority of the financing in the 2005 period, as well as, $438,000 of net financing from line of credit borrowings. Line of credit borrowings provided net proceeds from financing of $106,000 in the 2004 period.

On March 10, 2006, GlobalOptions purchased substantially all of assets and liabilities of JLWA, a privately held crisis and emergency consulting management firm based in Washington, D.C. The acquisition was made pursuant to the JLWA Agreement. The aggregate purchase price paid for JLWA’s assets and business was $8,404,000 consisting of a cash payment at closing of $3,600,000, a cash payment of $1,857,000 to pay off JLWA’s line of credit balance, the issuance of 819,672 shares of common stock of GlobalOptions Group, valued at $2,000,000, a 4.6% note payable to the seller of $400,000 due March 9, 2007, and a non-interest bearing working capital purchase price adjustment of $547,000 paid June 8, 2006. In addition, the JLWA Agreement provides for the sellers to obtain up to an additional $15,400,000 upon the attainment of certain revenue goals subsequent to the closing of the transaction.

Founded in 2001, JLWA is a public safety and crisis management consulting firm based in Washington, D.C. with offices in Atlanta, Chicago, Little Rock, and Sacramento. JLWA has experience and hands-on knowledge of public safety, disaster mitigation, continuity of operations, and emergency management issues. JLWA’s management team and staff include some of the nation’s most notable and experienced disaster management experts. JLWA’s clients include the nation’s premier universities, hospitals, governments, and a variety of Fortune 500 companies including those in the insurance, transportation, entertainment, finance, utilities, and emergency management industries. JLWA has advised government leaders, including governors, members of Congress, administration officials, and state and local elected officials, on emergency management policies and programs.

On May 12, 2006, GlobalOptions acquired substantially all of the business and assets of Safir. Safir is a security consulting, investigative and intelligence firm headquartered in New York City with seven additional offices nationwide. The acquisition was made pursuant to a certain Asset Purchase Agreement dated January 27, 2006, as amended (the “Safir Agreement”), between GlobalOptions Group and Safir. The aggregate purchase price paid for Safir’s business and assets was $15,315,646, and included $6,000,000 in 8% promissory notes issued by the Company and paid on June 29, 2006, $1,000,000 in 4% promissory notes of the Company due on May 12, 2007, of which $442,000, $164,000, and 114,000 was paid on July 20, 2006, September 21, 2006, and November 14, 2006 respectively, $6,000,000 in common stock of the Company, consisting of 3,000,000 shares of $2.00 per share, payments to retire certain indebtedness of $1,940,649 of Safir in anticipation of the closing, which includes as follows: $553,250 on April 3, 2006 and $1,387,399 on April 28, 2006 and a finders fee of $375,000 paid to QuanStar Group, LLC, a related party.

On May 12, 2006, GlobalOptions acquired substantially all of the business and assets of Secure Source. Secure Source is an international risk consulting firm with offices in Washington D.C. and Dallas, Texas. The acquisition was made pursuant to a certain Asset Purchase Agreement dated May 12, 2006, (the “Secure Source Agreement”), between the Company, Secure Source, Marian E. Nicastro and David W. Nicastro. The aggregate purchase price paid for Secure Source’s business and assets of $3,212,500 consisted of $1,462,000 in 3% promissory notes paid on June 29, 2006, $500,000 in 5% promissory notes due May 12, 2007 and $750,000 in 5% promissory notes which is due in three equal installments of $250,000 on May 12, 2007, May 12, 2008, and May 12, 2009, and $500,000 in common stock of GlobalOptions Group, consisting of 210,970 shares at $2.37 per share.

On August 10, 2006, GlobalOptions Group acquired substantially all of the business and assets of Hyperion Risk. Hyperion Risk is a security consulting, investigative and intelligence firm based in Orlando, Florida. The acquisition was made pursuant to the Hyperion Risk Agreement. The aggregate purchase price paid for Hyperion Risk’s business and assets was $3,782,000, and consisted of $2,022,000 in cash, $1,500,000 in the common stock of GlobalOptions Group consisting of 672,645 shares at $2.23 per share, and the payment by the Company of Hyperion Risk's line of credit balance of approximately $260,000.

On January 9, 2007, GlobalOptions Goup purchased substantially all of the business and assets of On Line Consulting, a full service security and fire alarm consulting and design firm based in Oakland, California. The acquisition was made pursuant to the On Line Consulting Agreement. The aggregate purchase price for On Line Consulting’s business and assets was $2,658,000 plus the acquisition of certain liabilities, and consisted of $1,308,000 in cash and 675,000 shares of common stock of GlobalOptions Group valued at $2.00 per share for a total value of $1,350,000. At closing, the Company paid $750,000 of the cash portion of the purchase price, and issued promissory notes for $417,000 due January 9, 2008, and $141,000 due on January 9, 2009. Further, at closing the Company delivered to the seller 375,000 shares of GlobalOptions common stock, with 300,000 shares to be held in escrow and delivered to the seller, 150,000 shares on January 9, 2008, and 150,000 shares on January 9, 2009, respectively. The purchase price is subject to certain working capital purchase price adjustments.

All of the promissory notes issued in connection with the acquisition of On Line Consulting bear no stated interest rate. Each of the promissory note obligations were discounted at a market interest rate of 6% per annum, and are shown above at their discounted values.

On June 28, 2006, the Company closed on an additional $30,550,000 in principal amount of their 8% promissory notes due on June 30, 2006, the initial closing of which took place on March 10, 2006.

The Company incurred $416,000, $140,000 and $2,139,000 in deferred financing costs in conjunction with the notes payable issued on March 10, 2006, May 12, 2006, and June 28, 2006 respectively. Total cash fees associated with these note issuances were $1,934,000. The remaining $761,000 was paid in additional promissory notes. The aggregate of $2,695,000 of deferred financing costs were amortized through June 29, 2006, the date the notes were exchanged for units of Series B convertible preferred stock.

On June 29, 2006, the Company authorized the designation of a total of 60,000 shares as Series B convertible preferred stock.

On June 29, 2006, in a private placement, notes in the amount of $45,811,000 and accrued interest of $339,731 were converted for 53,070 units, with each unit valued at $1,000. Each unit consisted of one share of Series B convertible preferred stock and a detachable, transferable Series B-1 warrant to purchase 175 shares of common stock at $2.15 per share and a detachable, transferable Series B-2 warrant to purchase 175 shares at $2.85 per share.

Holders of Series B convertible preferred stock will be entitled at any time to convert their shares of Series B convertible preferred stock into common stock, without any further payment thereafter. Each share of Series B convertible preferred stock is initially convertible into 500 shares of common stock at a conversion price of $2.00 per common share and is immediately convertible into common stock.

Acquired companies will give GlobalOptions Group a substantial revenue base, a wide array of products and services, geographic reach into almost every country in the world and experienced operators that will complement the current GlobalOptions Group team. Our objective is to sell bundled solutions and services through each acquired companies’ channels. To achieve revenue growth targets, GlobalOptions Group will use its own and acquired companies’ relationships to attain high-end, well-known risk mitigation engagements to accelerate our internal growth rate. The expectation is to leverage other GlobalOptions Group members, as opposed to using sub-contractors and joint ventures, to perform solutions and services, thereby keeping higher internal gross profit margins.

We will also use a shared corporate services approach in administrative areas to keep indirect costs reasonable and to help us achieve profitability sooner. We expect to find savings in shared services such as global marketing, human resources, finance, information technology, mergers and acquisitions, business integration and development, compliance and legal.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Critical Accounting Policies

GlobalOptions Group’s significant accounting policies, including the assumptions and judgments underlying them, are more fully described in our “Notes to Consolidated Financial Statements” included elsewhere in the prospectus. Some of our accounting policies require the application of significant judgment by management in the preparation of the consolidated financial statements, and as a result, they are subject to a greater degree of uncertainty. In applying these policies, management uses its judgment to determine the appropriate assumptions to be used in calculating estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Management bases its estimates and assumptions on historical experience and on various other factors that are believed to be reasonable under the circumstances. GlobalOptions Group has identified certain of its accounting policies as the ones that are most important to our consolidated financial condition and results of operations and which require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. GlobalOptions Group’s critical accounting policies include the following:

Revenue Recognition

Revenue is recognized as the services are performed pursuant to the applicable contractual arrangements. Revenue related to time and materials arrangements is recognized in the period in which the services are performed. Revenue related to fixed price arrangements are recognized based upon the achievement of certain milestones or progress points within the project plan. The impact of any revisions in estimated total revenue and direct contract costs is recognized in the period in which they become known. Expenses incurred by professional staff in the generation of revenue are billed to the client and recorded as revenue when incurred. For certain foreign accounts, revenues are recognized and the related expenses are recorded only after the receipt in cash of the revenue amounts. We incur no obligations to third parties for expenses related to these certain foreign accounts until such time that invoiced revenues are received in cash.

Allowance for Doubtful Accounts

We provide services to a variety of different clients across the United States and internationally and extend credit to our clients in the normal course of business. We rarely obtain collateral to enhance the collection of receivables. We determine the amount of the allowance for doubtful accounts primarily based upon an aging of the receivables balances, as well as upon the judgment of our officers and managers.

Intangible Assets

In accordance with the requirements of Statement of Financial Accounting Standards No. 141 (“SFAS No. 141”), “Business Combinations”, we recognized certain intangible assets acquired in the CBR, JLWA, Safir, Secure Source and Hyperion Risk acquisitions, primarily goodwill, trade names, covenants not to compete and customer relationships. In accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”, on a regular basis, we perform an impairment analysis of the carrying value of goodwill and certain other intangible assets by assessing the recoverability when there are indications of potential impairment based on estimates of undiscounted future cash flows. The amount of impairment is calculated by comparing anticipated discounted future cash flows with the carrying value of the related asset. In performing this analysis, management considers such factors as current results, trends, and future prospects, in addition to other economic factors.

Stock Based Compensation

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force (“EITF”) Issue No.  96-18,  “Accounting  for  Equity  Instruments  That Are Issued to Other Than  Employees  for  Acquiring,  or In  Conjunction  with Selling,  Goods or Services” (“EITF 96-18”) which require a that such equity instruments are recorded at their fair value on the measurement  date, which is typically the date the services are performed.  Stock based compensation for non-employees is accounted for under EITF 96-18 and is reflected within general and administrative expenses.

The Company accounts for stock-based compensation in accordance with the provisions of SFAS 123R.

The Company recognizes compensation costs over the requisite service period of the award, which is generally the vesting term of the options associated with the underlying employment agreement, where applicable.

Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. The fair value of the stock based instruments was estimated on the date of grant using the Black-Scholes option pricing model.

Recent Accounting Pronouncements

In February 2006, the FASB issued Statement of Financial Accounting Standard 155 - Accounting for Certain Hybrid Financial Instruments (“SFAS 155”), which eliminates the exemption from applying SFAS 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on our consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standard 156 - Accounting for Servicing of Financial Assets (“SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on our consolidated financial position, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This interpretation shall be effective for fiscal years beginning after December 15, 2006. Earlier adoption is permitted as of the beginning of an enterprise’s fiscal year, provided the enterprise has not yet issued financial statements, including financial statements for any interim period for that fiscal year. The cumulative effects, if any, of applying this interpretation will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the expected effect of FIN 48 on its consolidated financial statements and is currently not yet in a position to determine such effects.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”).  This Statement defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is in the process of evaluating the impact that the adoption of SFAS No. 157 will have on its consolidated results of operations and financial condition.

In September 2006, the staff of the SEC issued Staff Accounting Bulletin No. 108 ("SAB 108") which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective in fiscal 2007. Adoption of SAB 108 is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

  BUSINESS

Company Overview

We are a provider of high-end risk mitigation services to Fortune 500 corporations, governmental organizations and high-profile individuals throughout the world. Our risk mitigation services currently include risk management and security, investigations and litigation support, and crisis management and corporate governance. These engagements take our staff around the world and are typically highly sensitive engagements where we interact with senior leaders in both corporations and governments. Our overall mission is to identify, evaluate, assess and prevent issues that may threaten people, organizations or strategic initiatives for companies and governments around the globe.

Our management, staff and advisory boards include security and terrorism experts formerly in the military, former intelligence and law enforcement officers, professional investigators, and legal and crisis communications specialists. We provide services to governments, law firms, private clients and corporations.

We have been awarded “approved” status as a vendor of consulting and related services to United States government agencies by the U.S. General Services Administration (GSA). We are a MOBIS (management, organizational and business improvement services) contractor and members of our staff have high-level security clearances.

Business Services

Investigations and Litigation Support

We believe that the difference between business success and failure is often information. Our investigative team includes highly educated and trained investigators who understand the complexities in uncovering factual circumstances surrounding sensitive investigations. Our specialists have extensive experience providing investigative and business intelligence services to law firms, corporations and individuals, both domestically and abroad.

Our investigators have access to extensive public and proprietary databases and are experienced in developing case facts through on-site interviews and domestic and offshore searches. Our investigators provide reports and intelligence for clients on everything from country risk, unfair trade practices, new markets, political trends, economic forecasts, profiles on competitors and satellite reconnaissance.

We have conducted investigations that impeach witnesses, disprove factual allegations and raise alternative theories of cause. We have investigated judicial corruption, jury tampering, questionable “expert witnesses,” conspiracies to defraud, industrial espionage, potential business investments, recovery of assets, defense against class action suits, trademark infringement, political opposition research and insurance fraud. Asbestos and product liability cases are our specialties and we work with a wide range of clients, especially in the automotive and related industries.

During the nine months ended September 30, 2006, we completed 9,092 investigations and litigation support projects with an average revenue of $1,827 and totaling $16.6 million, accounting for approximately 37% of our revenues. In 2005, we completed 2,560 investigations and litigation support projects with an average of approximately $2,700 and totaling $6.9 million, accounting for approximately 77% of our revenues.  Investigation projects are typically of a duration of less than one week and involve assisting corporations with managing claims risk and supporting corporations and law firms with investigations and litigation support.

Crisis Management and Corporate Governance

We assist governments, corporations and individuals in the development and implementation of crisis management and emergency response plans. Our staff is attuned to regional, national and international political issues and has government and media contacts worldwide. We believe that while public relations firms provide media expertise, they generally do not offer other critical skills, such as our ability to put management, security and communication resources on the ground in an expedited manner.

We have implemented comprehensive security measures nationally at a major corporation targeted by animal rights activists, set up a 24/7 emergency hotline for employees of a large retail organization, conducted searches and rescue missions for kidnapped persons, and collected critical intelligence about foreign bribery efforts that threatened billions of dollars in United States sales.

We work with clients to establish command procedures, train employees, coordinate rescue efforts and keep operations running. Whether dealing with a labor strike, security breach, natural disaster, cyber attack, kidnapping, family crisis, arrest, stolen intellectual property, or school or workplace violence issue, we believe we have the resources that can provide expert assistance.

During the nine months ended September  30, 2006, we completed 43 crisis management and corporate governance projects with an average revenue of more than $641,000 and totaling $27.6 million, accounting for approximately 63% of our revenues. In 2005, we completed 5 crisis management and corporate governance projects with an average size of more than $250,000 and totaling $1.3 million, accounting for approximately 14% of our revenues.

Risk Management and Security

We help clients solve problems that fall outside the scope of mainstream management resources by providing highly specialized and customized security services. We provide security assessments, executive protection, anti-terrorism training, threat analyses, fraud prevention techniques, special event security, protection from stalkers, private travel management and the design, implementation and management of total security systems.

We have performed risk assessments of corporate headquarters, chemical weapon stockpiles, nuclear installations and reactors, factories, yachts, private aircraft, homes, transportation systems, government facilities, political conventions, sports stadiums and sporting events.

During the nine months ended September  30, 2006, we completed 9 risk management and security projects with an average revenue of approximately $48,000 and totaling $434,000, accounting for approximately 1% of our revenues. In 2005, we completed 10 risk management and security projects with an average revenue of nearly $80,000 and totaling $798,000, accounting for approximately 9% of our revenues. Representative risk management and security projects have included conducting threat and vulnerability assessments of Russian facilities containing nuclear materials and conducting site surveys and security assessments for a major corporation facing violent threats and attacks.

Growth Strategy

We seek to build a significant integrated enterprise risk mitigation company. To realize our goal, we are pursuing a set of defined activities to achieve what we hope will be a market-leading industry position.

Leverage our industry relationships to identify complementary platform targets, raise capital, bring in a highly qualified management team and build synergies to execute our vision.

We believe we have a management team and advisory boards in place that can help us execute our vision. We are currently in, or seek to enter into, discussions with several firms in the risk mitigation industry about being acquired. With virtually all the acquisition targets being private concerns, we expect that the negotiations would generally be with owner-operators that will not only bring new services to our company but, also, highly capable management.

Creating a well-known senior advisory board has given our management the experience and reputation beyond management’s own achievements to gain introductions at high levels of government and Fortune 500 companies. We expect the initial platform acquisitions to provide additional relationships with companies and individuals. We intend to make later “bolt-on” product and service acquisitions to help fill in product gaps, create more regional  coverage and mass and, in turn, drive our organic revenue growth.

On August 14, 2005, our wholly owned subsidiary, GlobalOptions, acquired CBR, a privately-held nationwide investigations firm based in Nashville, Tennessee. CBR’s revenues and net losses for the year ended December 31, 2004 were approximately $8.8 million and $990,000, respectively. The aggregate purchase price paid for CBR’s assets and business was approximately $5,208,000 subject to certain adjustments through August 13, 2006 to the opening balance working capital, as such purchase price adjustments are defined in the agreement. The aggregate purchase price of approximately $5,293,000 consisted of cash in the amount of $4,363,000 (net of cash acquired of $26,000) and inclusive of a broker fee of $143,000, and a note payable to the seller of $819,000, paid in August 2006.

On March 10, 2006, GlobalOptions purchased substantially all of the assets and liabilities of James Lee Witt Associates, LLC ("JLWA" a Delaware Limited Liability Company), a privately held crisis and emergency consulting management firm based in Washington, D.C. The acquisition was made pursuant to a certain Asset Purchase Agreement (the “JLWA Agreement”) dated January 13, 2006, as amended, between GlobalOptions Group and JLWA. The aggregate purchase price paid for JLWA’s assets and business was $8,404,000, subject to certain future working capital purchase price adjustments as defined in the agreement. The aggregate purchase price of $8,404,000, consisted of a cash payment at closing of $3,600,000, a cash payment of $1,857,000 to pay off JLWA’s line of credit balance, the issuance of 819,672 shares of common stock of GlobalOptions Group valued at $2,000,000, a 4.6% note payable to the seller of $400,000 due March 9, 2007, and a non-interest bearing working capital purchase price adjustment obligation estimated at $547,000 paid June 8, 2006. In addition, the JLWA Agreement provides for the sellers to obtain up to an additional $15,400,000 upon the attainment of certain revenue goals subsequent to the closing of the transaction and the continued employment of James Lee Witt, the former president and chief executive officer of JLWA

On May 12, 2006, GlobalOptions acquired substantially all of the business and assets of Safir. Safir is a security consulting, investigative and intelligence firm headquartered in New York City with seven additional offices nationwide. The acquisition was made pursuant to a certain Asset Purchase Agreement dated January 27, 2006, as amended (the “Safir Agreement”), between GlobalOptions Group and Safir. The aggregate purchase price paid for Safir’s business and assets was $15,315,646, and included $6,000,000 in 8% promissory notes issued by the Company and paid on June 29, 2006, $1,000,000 in 4% promissory notes of the Company due on May 12, 2007, of which $442,000, $164,000, and 114,000 was paid on July 20, 2006, September 21, 2006, and November 14, 2006 respectively, $6,000,000 in common stock of the Company, consisting of 3,000,000 shares of $2.00 per share, payments to retire certain indebtedness of $1,940,649 of Safir in anticipation of the closing, which includes as follows: $553,250 on April 3, 2006 and $1,387,399 on April 28, 2006 and a finders fee of $375,000 paid to QuanStar Group, LLC, a related party.

On May 12, 2006, GlobalOptions acquired substantially all of the business and assets of Secure Source. Secure Source is an international risk consulting firm with offices in Washington D.C. and Dallas, Texas. The acquisition was made pursuant to a certain Asset Purchase Agreement dated May 12, 2006, (the “Secure Source Agreement”), between the Company, Secure Source, Marian E. Nicastro and David W. Nicastro. The aggregate purchase price paid for Secure Source’s business and assets of $3,212,500 consisted of $1,462,000 in 3% promissory notes paid on June 29, 2006, $500,000 in 5% promissory notes due May 12, 2007 and $750,000 in 5% promissory notes which is due in three equal installments of $250,000 on May 12, 2007, May 12, 2008, and May 12, 2009, and $500,000 in common stock of GlobalOptions Group, consisting of 210,970 shares at $2.37 per share.

On August 10, 2006, GlobalOptions Group acquired substantially all of the business and assets of Hyperion Risk, Inc. ("Hyperion Risk"), a Florida corporation. Hyperion Risk is a security consulting, investigative and intelligence firm based in Orlando, Florida. The acquisition was made pursuant to a certain Asset Purchase Agreement dated August 10, 2006, (the "Hyperion Risk Agreement"), between the Company and Hyperion Risk. The aggregate purchase price paid for Hyperion Risk’s business and assets was $3,782,000, and consisted of $2,022,000 in cash, $1,500,000 in the common stock of GlobalOptions Group consisting of 672,645 shares at $2.23 per share, and the payment by the Company of Hyperion Risk's line of credit balance of approximately $260,000.

On January 9, 2007, GlobalOptions Goup purchased substantially all of the business and assets of SPZ Oakland Corporation, dba On Line Consulting Service, Inc. (“On Line Consulting”), a full service security and fire alarm consulting and design firm based in Oakland, California. The acquisition was made pursuant to a certain Asset Purchase Agreement dated January 9, 2007 (the “On Line Consulting Agreement”) between GlobalOptions Group and On Line Consulting. The aggregate purchase price for On Line Consulting’s business and assets was $2,658,000 plus the acquisition of certain liabilities, and consisted of $1,308,000 in cash and 675,000 shares of common stock of GlobalOptions Group valued at $2.00 per share for a total value of $1,350,000. At closing, the Company paid $750,000 of the cash portion of the purchase price, and issued promissory notes for $417,000 due January 9, 2008, and $141,000 due on January 9, 2009. Further, at closing the Company delivered to the seller 375,000 shares of GlobalOptions common stock, with 300,000 shares to be held in escrow and delivered to the seller, 150,000 shares on January 9, 2008, and 150,000 shares on January 9, 2009, respectively. The purchase price is subject to certain working capital purchase price adjustments.

All of the promissory notes issued in connection with the acquisition of On Line Consulting bear no stated interest rate. Each of the promissory note obligations were discounted at a market interest rate of 6% per annum, and are shown above at their discounted values.

Grow our initial platform and revenues through acquisitions.

We intend to target and acquire what we believe are great companies in the industry with proven management teams and a strategic long-term vision. We expect our platform acquisitions to be geographically diverse and offer solutions in different risk mitigation segments to establish scope and synergies across our family of companies. We expect all acquisitions to have existing clients, revenue, significant channel presence and a high margin core business.

Use synergies across acquired companies to drive internal growth.

We intend for acquired companies to give us a substantial revenue base, a wide array of products and services, geographic reach into almost every country in the world and experienced operators that will complement our current team. Our objective is to sell bundled solutions and services through acquired companies’ channels.

We will use a shared services approach in administrative areas to try to keep indirect costs reasonable and assist us in achieving our profit goals. Areas for inclusion in the shared services will be global marketing, human resources, finance, information technology, mergers and acquisitions, business integration and development, and legal compliance.

Layer on additional targets in emerging high growth areas.

Ultimately, our goal is to build an end-to-end comprehensive risk mitigation business that encompasses consulting and investigations, risk mitigation solutions, services and related data services. Our goal is to be the leading full service investigations firm in all markets where we have a presence.

We expect additional revenue growth to come from technology acquisitions to further drive the data services business and other layered-on acquisitions to further diversify revenue across different geographies.

Acquisition Criteria

With acquired assets being central to our strategic vision, we incorporate specific criteria when evaluating potential targets for acquisition. The criteria are:

•	predictability of value;

•	ease of acquisition or time to completion;

•	ability to ensure management oversight;

•	ease of integration or minimal short-term integration needs;

•	alignment of target’s goals with our goals;

•	expansion of offerings, skills, brand and footprint;

•	short-term and long-term benefit; and

•	minimal capital requirements.

Risk Mitigation Industry and Trends

The security industry has been altered by world events and regulatory changes. We believe that governments, corporations and private families are now thinking about security proactively, and as a result the entire global market has grown to an estimated $120 billion industry, with a projection of $170 billion by 2006.

The risk mitigation market doubled in size from 1990 to 2000 and the market is expected to continue its steady growth and triple in size from 2000 to 2010. The corporate and government focus on a wide array of bundled risk mitigation products and services is expected to drive growth. Kroll Inc. was the giant in the industry, but since it was acquired by insurance broker Marsh & McLennan Cos., we believe it has been unable to engage in certain relationships due to the conflict of being owned by Marsh & McLennan. After the Kroll Inc. acquisition, we believe there is no comprehensive platform provider encompassing solutions and services. ChoicePoint Inc. and First Advantage Corp., the two leading providers of background screening, are concentrating their services on consumer data services. Currently, no established risk mitigation or consulting and investigations company has taken over the industry space formerly occupied by Kroll Inc. There is a significant market opportunity for a global leader. We believe that the growth of major operators will depend on the continued acquisitions of small expert operators.

Risk mitigation, in the past, has been defined as mitigating corporate risk and exposure post-incident. Risk mitigation firms were brought in to assess damage once a serious event, loss or breach in security had occurred. Engagements were typically non-recurring in nature and usually involved a consultant working with the company to assist in the reactive initiatives, and some high-level analysis to reduce loss once an incident had occurred. Today, risk mitigation encompasses an array of products and services focused on not just reacting to critical events, but on a proactive basis evaluating, identifying, quantifying and managing elements of risk. Risk mitigation has evolved as companies and governments are faced with a variety of new, diverse elements of risk including terrorism, litigation, fraud, compliance, business continuity, brand protection, cyber attacks, industrial espionage and regulatory issues. The evolution of the industry has been a clear departure from a reactive consultative or investigative approach to a proactive effort that not only identifies risk, but provides clients with useable information that can help them make critical business decisions.

Our experience in the risk mitigation industry is one that is built on the relationship between the client and the risk mitigation firm. The business is intensely personal because of the highly confidential nature of the engagements and the potential damage to brand, reputation, competitive position and overall market perception. As a result, the industry is extremely fragmented. As smaller firms attempt to expand to meet the needs of global clients, a lack of capital resources forces partnering and sub-contractual relationships that hinder their ability to control costs and provide continuity of service to a global market. A risk mitigation firm and its principal employees have a limited geographic reach and personal network from which to draw engagements. The critical aspect of the business and fundamental means to drive organic growth is the ability to establish and monetize these strategic relationships. The most profitable businesses recognized the opportunity to introduce proactive services and diversification to evolve the business and create an annuity-based business positioned to not only capture the reactive engagements, but to proactively sell products and solutions to new and existing clients.

Market Opportunity

According to the Lehman Brothers Security Industry Annual Reports for 2005 and 2004, the risk mitigation market doubled in size from 1990 to 2000. We believe that the drivers of increased risk mitigation spending (due to events such as global terrorism and the enactment of the Sarbanes-Oxley Act) are likely to continue into the foreseeable future. Morgan Keegan & Company estimates 11% growth per year in this market through 2010. We believe that segments of risk mitigation on both the product and services side are still fragmented and ripe for consolidation with no clear market leader or dominant brand.

We intend to grow through a series of acquisitions that we believe will deliver revenue, capabilities, products and services designed to meet the demand for the management and assessment of risk. Our vision is to build, through acquisition and new product development, a significant risk mitigation solutions business and brand in the $14 billion dollar risk mitigation industry.

Because of the personal and sensitive nature of risk mitigation and investigative engagements, we believe that the ability to provide services and retain clients is driven largely by reputation and personal relationships. Under the leadership of Harvey W. Schiller, our Chairman and Chief Executive Officer, our team provides not only vision, management and leadership, but relationships with leaders in both corporate and government markets. We believe we have the relationships to bring in high-margin, well-known clients, while our operational experience allows for execution of these sensitive and critical engagements. Once these projects are completed, there are a variety of annuity-based, long-term products and services that can be combined into a comprehensive suite of high-margin solutions to evolve the business into a more profitable and recurring revenue product-based business.

Other trends in the industry include the following:

•	The risk mitigation market has grown from $3.5 billion in 1990 to approximately $14 billion in 2005. Analysts at Lehman Brothers estimate the market will grow to $20 billion by 2010.

•	Employment of private investigators and detectives is expected to grow 21% to 35% by 2008, according to the Security Industry Association.

•
Terrorism, corporate scandals and security costs are likely to cause corporations and governments to focus on risk mitigation and deploy additional resources to comply with a variety of regulatory and legislative mandates.

•	The increase of awareness and frequency of risks facing an individual, corporation or government have moved risk mitigation to a strategic initiative touching every aspect of an organization.

•	In the United States, there are over 7,000 private investigations firms and 96% of firms are single-location companies, according to the Lehman Brothers Security Industry Annual Report 2004.

•	Traditional leaders in the space have been acquired or evolved their business model, leaving what we believe to be a service gap. For example:

-	Pinkerton Consulting & Investigations, Inc. migrated to security officer services (acquired by Securitas AB) and United States investigations focused on government services;

-	The Wackenhut Corporation migrated to security officer services (acquired by Group 4 Falck); and

-	Vance International, Inc. migrated to security officer services (acquired by SPX Corporation).

•
Large regional companies have emerged and are servicing national and global accounts through loose partnerships, sub-contracts and revenue-sharing relationships. We believe that these structures are inefficient and lack the continuity and reliable service necessary for a national or global delivery model.

Changes in world events and regulatory compliance have brought renewed attention to the security industry. As a result of corporate scandals, increasing litigation costs and geo-political events, we believe that risk mitigation has become critical for corporations, governments, law firms and individuals. These target groups are now focusing on their security arrangements in a proactive manner. As corporate officers, board members and their attorneys are forced to successfully follow regulations and meet required compliance steps, we are available to provide the necessary guidance. As private families, celebrities and executives focus on their security issues, we are available to assist them.

Ultimately, our strategic vision is to build the first truly integrated enterprise risk mitigation company by selectively acquiring great companies in the industry with proven management teams and a strategic long-term vision. We expect platform acquisitions to be geographically diverse and offer solutions in different risk mitigation segments of the market to gain synergies. We expect targets to have a combination of existing clients, revenue, a significant market presence and/or a high margin core business that will enhance and expand our share of the risk mitigation market. However, no reasonable assurance can be given that any of these acquisition targets will actually be acquired by us or that such acquisitions, if made, will lead to the desired financial outcomes.

Emerging Markets

Navigating poorly the maze of regulatory compliance in today’s highly charged environment can result in potential derailment for a company. As corporate officers and board members face substantial fines and imprisonments, the rest of a company’s executives also face many hazards. Whether the compliance issue involves the Gramm-Leach-Bliley Act (GLBA), the USA Patriot Act, the Federal Information Security Act (FISMA), the Health Insurance Portability and Accountability Act (HIPAA) or the Sarbanes-Oxley Act of 2002, we believe that the need for industry experts to help organizations manage the government requirements is significant.

The total market potential for regulatory compliance is seen as well over $50 billion in the United States alone, according to the Manakoa Journal (January 2005).

•	FISMA impacts all federal agencies and government contractors.

•	GLBA impacts financial institutions and anyone dealing with non-public financial information.

•	HIPAA has significant information technology management and privacy provisions.

•	The Sarbanes-Oxley Act impacts all public companies with major reform provisions on reporting, controls and corporate governance.

Sales and Marketing

Our sales and marketing strategy is to maintain and expand our reputation and track record, the quality of the services we deliver and the skills and character of the people we deploy on client engagements. In doing so, we hope to provide the high level of investigative, litigation support, crisis management, risk management and protective services demanded by our clients.

Our business is intensely personal because of the highly confidential nature of the engagements and the potential damage to brand, reputation, competitive position and overall market perception. The ability to provide services and retain clients is driven largely by reputation and personal relationships. Our management, staff and advisory boards include security and terrorism experts formerly from the military, former intelligence and law enforcement officers, professional investigators, and legal and crisis communications specialists who bring to bear relationships with leaders in both the corporate and government markets.

These relationships give us the opportunity to bring in high-margin, well-known clients, and our operational experience allows us to successfully complete these sensitive and often critical engagements. The success of this strategy is demonstrated by the repeat nature of our business with established clients. New opportunities typically arise from the ongoing relationships that our management personnel have with their client counterparts. As high-level client personnel move to different companies or agencies, they often call upon experienced service providers like us in their new environment.

Ultimately, our marketing effectiveness will be based upon a successful track record, experienced personnel, critical mass and highly regarded reputation, which we believe will be enhanced and broadened by a well conceived and implemented acquisition strategy.

Procurement of Government Contracts

We compete for most of our government contracts by developing strategic contacts with the leaders of government agencies. The strategic contacts allow government agencies to seek us out for a confidential assignment. The background and experience of our management and advisory boards bring instant credibility to our government efforts. Due to the sensitive nature of our services, most government contracts and projects are won as sole source bids, as opposed to an open RFP (Requests for Proposal) process. We are a MOBIS (management, organizational and business improvement services) contractor and are “pre-approved” for government work. If a government agency has a project that they know we are qualified for based on previous experience, the agency may come directly to us. These are generally smaller projects (under $100,000), and many times we are a layer in a series of sub-contractors.

Weekly, a member of our staff reviews the government RFP’s posted on the website FedBizOpps.gov. Based on our experience, our response to an RFP generally requires us to select partners and to submit a proposal based on combined subject matter expertise. Proposals can be 40 to 100 pages in length and require a significant amount of time to prepare. The RFP submission process is quite complex, open to all interested providers and tends to generate a low success rate.

Sub-Contractors and Joint Ventures

The risk management industry uses sub-contractors for each project or case on an “as needed basis” domestically and may engage in joint ventures internationally depending upon case requirements. Currently, we employ approximately 203 sub-contractors on a regular basis. We intend to actively pursue our acquisition strategy to obtain the necessary footprint, products and personnel to reduce our dependency on sub-contractors, thus increasing gross margins.

Competition

Risk mitigation providers encompass an array of products and services focused on not just reacting to critical events, but on a proactive basis evaluating, identifying, quantifying and managing elements of risk. Our risk mitigation competitors and their areas of emphasis are described according to the following key:

(Key: A - Investigations and Litigation Support; B - Crisis Management and Corporate Governance; and C - Risk Management and Security)

•
Kroll Inc. was acquired by insurance broker Marsh & McLennan Cos. in July 2004. This global risk-consulting and security firm provided risk mitigation services that conducted operations through four business units: security consulting services, background screening, data recovery and electronic discovery, and corporate restructurings. Kroll Inc.’s background screening annual revenues were running at approximately $175 million in early 2004, including mortgage, tenant and pre-employment screening. (A)

•
ChoicePoint Inc. is the leading provider of public background screening, the leading provider of database information to the automobile insurance industry and the leading provider of commercial pre-employment and drug testing screening. It services about 20% of the pre-employment screening market. (A)

•
Control Risks Group Limited, out of the United Kingdom, has grown fast over the last two years in response to terrorism and corporate demand for security, employee fraud and brand protection services. Its annual revenues are estimated to be in the $50 million to $60 million range. (B, C)

•
First Advantage Corp. is a smaller employment background screening company that has grown rapidly through acquisitions since its formation by merging a division of First American Corp. with US Search.com Inc. in June 2003. Through acquisitions, First Advantage Corp. has evolved into a $250 million provider of a wide range of screening and investigative services. It is the leading tenant-screening company and has significant businesses in pre-employment, insurance, drug testing and investigative services for insurance fraud. (A)

•
Hill & Associates, a Hong Kong-based company, is a predominantly Far East operation in the investigations, intelligence and consulting area. Its annual revenues are estimated at roughly $20 million. (A, C)

•
Toribos GmbH is a Hamburg-based firm with offices in Europe, Africa, the Middle East, Asia and North and South America that specializes in investigations, crisis management and private security. (A, B, C)

•	Olive Security (UK) Ltd is a London and Dubai-based firm with a strong presence in the Middle East that specializes in risk consulting and security over a variety of platforms. (C)

•
Other competitors include ArmorGroup International plc, national and international consulting firms such as FTI Consulting, Inc., Securitas AB Subsidiary, Pinkerton Consulting & Investigations, Inc., Alvarez & Marsal, LLC, AlixPartners LLC, Crossroads LLC and Applied Discovery, Inc.

Government Regulation

Due to our participation in government contracts, we will be subject to audit from time to time for our compliance with government regulations by various agencies. Governmental agencies may also periodically conduct inquiries or investigations that may cover a broad range of our activity. Investigator licenses are needed domestically, while surveillance as well as investigator licenses are generally regulated on a state and local level. We believe that we operate our business in material compliance with all applicable federal, state and local government regulations.

Employees

As of January 26, 2007, we had 285 full-time and 52 part-time employees, including new employees from the acquisitions of CBR , JLWA, Safir, Secure Source, Hyperion Risk and On Line Consulting. We enjoy good employee relations. None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

Facilities

Until the acquisitions of CBR and JLWA on August 14, 2005 and March 10, 2006, respectively, we were primarily located in two leased facilities. Our operating base located at 1615 L Street, N.W., Suite 300, Washington, D.C. 20036, is comprised of 11,671 square feet leased at a cost of $40,000 per month. Our telephone number there is (202) 293-2490. Our administrative headquarters are located at 75 Rockefeller Plaza, 27th Floor, New York, NY 10019, and is comprised of approximately 1,800 square feet leased at a cost of $6,450 per month. Our telephone number there is (212) 445-6262.

Through the acquisitions of CBR, GlobalOptions assumed the lease to 40 Burton Hills Blvd., Suite 410, Nashville, TN 37215, which is comprised of approximately 1,827 square feet at a cost of $3,959 per month. In addition, GlobalOptions assumed the leases to CBR’s branch offices in California, Texas, New Jersey, Illinois, Florida and Michigan.

Through the acquisition of JWLA, GlobalOptions assumed the lease to 701 13th Street NW, Suite 850, Washington, DC 20005, which is comprised of 6,398 square feet at a cost of $27,955 per month. This lease was terminated effective January 1, 2007. In addition, GlobalOptions assumed the leases to JWLA’s branch offices in Atlanta, Chicago, Little Rock and Sacramento.

Through the acquisition of Safir, GlobalOptions assumed the lease to 415 Madison Ave., 17th Fl., New York, NY 10017, which is comprised of approximately 8,150 square feet at a cost of, $26,772 per month. In addition, GlobalOptions assumed the leases to SafirRosetti’s branch offices in California, Texas, Illinois and Boston.

Through the acquisitions of Secure Source, GlobalOptions assumed the lease to 710 South Kimball Avenue, Southlake, Texas, which is comprised of approximately 2,510 square feet at a cost of $4,375 per month. In addition, GlobalOptions assumed the leases to the Secure Source branch office in Alexandria, VA.

Through the acquisition of Hyperion Risk Inc., GlobalOptions assumed the lease to 5950 Hazeltine National Drive, Suite 650, Orlando, FL, which is compromised of approximately 7,872 sqaure feet at a cost of $13,100 per month.

Through the acquisition of On Line Consulting Services, GlobalOptions assumed the lease to 388 17th Street, Suite 230, Oakland, CA 94612-3335, at a cost of $4,979 per month.

We have no current intention to invest in real estate. We have no intention to invest in real estate mortgages. We may purchase the common stock of companies, as a means of acquisition, but have no intent to passively hold or invest in the common stock of companies.

Litigation

We are not a party to any pending or to our knowledge threatened litigation.

  MANAGEMENT

Directors, Executive Officers and Key Employees

The following table sets forth information regarding the members of our board of directors and our executive officers. Harvey W. Schiller, Ph.D., Per-Olof Lööf, Daniel L. Burstein and Ronald M. Starr became directors and officers on June 24, 2005. John P. Bujouves was subsequently appointed to the board of directors on June 27, 2005. All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Name	Age	Position

Harvey W. Schiller, Ph.D.	67	Chairman of the Board of Directors and Chief Executive Officer of GlobalOptions Group

Per-Olof Lööf	56	Vice Chairman of the Board of Directors

Jeffrey O. Nyweide	50	Chief Financial Officer, Executive Vice President-Corporate Development and Secretary of GlobalOptions Group

Daniel L. Burstein	53	Chairman of the Compensation Committee and Director

Ronald M. Starr	37	Chairman of the Audit Committee and Director

John P. Bujouves	44	Director

Thomas P. Ondeck	60	President of GlobalOptions, Inc.

Halsey Fischer	57	President of Investigations of GlobalOptions, Inc.

James Lee Witt	63	Chief Executive Officer of the GlobalOptions/James Lee Witt Division

Howard Safir	64	Chief Executive Officer of GlobalOptions/Safir Rosetti Division

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

Harvey W. Schiller, Ph.D., had been Chairman of the Board of Directors of privately-held GlobalOptions since February 2004, and became our Chairman and Chief Executive Officer on June 24, 2005. Mr. Schiller oversees our New York office with a focus on our strategy and new business development. Prior to joining GlobalOptions, Dr. Schiller served as Chairman of Assante U.S. from 2002 to 2004. Prior to joining Assante, he was Chairman and Chief Executive Officer of YankeeNets from 1999 to 2002. His previous experience includes President of Turner Sports, Inc., Executive Director and Secretary General of the United States Olympic Committee and Commissioner of the Southeastern Conference. Prior to joining the United States Olympic Committee, Dr. Schiller served for more than 25 years in the United States Air Force, achieving the rank of Brigadier General. Dr. Schiller is a partner in The QuanStar Group, LLC, a management consulting firm in New York.

Per-Olof Lööf had been Vice Chairman of the Board of Directors of privately-held GlobalOptions since August 2004, and became our Vice Chairman on June 24, 2005. Mr. Lööf has been the Chief Executive Officer and a Director of Kemet Corporation, a standardized-components supplier in Greenville, South Carolina since April 2005. Prior to joining Kemet, Mr. Lööf was Managing Partner of the QuanStar Group from 2003 to 2004. Mr. Lööf has significant experience in acquisition integration efforts through past positions at Sensormatic Electronics Corporation, where he was President and Chief Executive Officer from 1999 until its acquisition by Tyco International, Ltd. in 2003. Prior to Sensormatic, Mr. Lööf was Senior Vice President at NCR Corporation and Chief Executive Officer of AT&T ISTEL. He also worked for twelve years at Digital Equipment Corporation as Vice President of Sales and Marketing.

Jeffrey O. Nyweide had been Chief Financial Officer and Executive Vice President-Corporate Development of privately-held GlobalOptions since April 2003, and became our Chief Financial Officer, Executive Vice President-Corporate Development and Secretary on June 24, 2005. Mr. Nyweide has been a successful entrepreneur and executive for the past 20 years. Mr. Nyweide has also been a Venture Partner with Millennium Technology Ventures, L.P., a New York-based venture capital firm since 2001. From 1987 to 2000, he co-founded and then grew Dataware Technologies, Inc., a software and services company, as Director, President and Chief Operating Officer and took the company public. In 1995, he helped found Northern Light Technology LLC. Mr. Nyweide has significant experience in mergers and acquisitions, finance, and operations as well as with establishing international business in Europe and Asia from prior experience as a founder and managing director of Quantum Management in Greenwich, Connecticut and Munich, Germany. In this role he worked with European and United States investment banks and corporations developing merger and acquisition strategies as well as strategic alliances. His previous experience in the services and solutions business also includes sales, marketing and operating experience as an executive with The Service Bureau Company, a subsidiary of Control Data Corporation, in Chicago, Atlanta and Greenwich.

Daniel L. Burstein had been a director of privately-held GlobalOptions since November 1998, and became a member of our Board of Directors on June 24, 2005. Since January 2000, Mr. Burstein has served as the Managing Partner of Millennium Technology Ventures Advisors, LLC, the general partner of Millennium Technology Ventures, L.P., a venture capital fund currently focused on late stage and post-public technology investments. Prior to founding Millennium, Mr. Burstein served as Chief Investment Officer for PS Capital Holdings, L.P. and PS Capital Ventures, L.P., the predecessor funds of Millennium. From 1989 to March 2000, Mr. Burstein served as senior advisor at The Blackstone Group, a private merchant bank. Mr. Burstein is the author of five books on new technology trends and global economic issues, including Road Warriors, a 1995 book about the birth of digital media and the Internet. Mr. Burstein has been a forum fellow at the World Economic Forum in Davos and has been honored many times for his books and journalistic work, including awards from the Overseas Press Club and Sigma Delta Chi. He is also the creator of the “Secrets” series of books which have sold over two million copies in more than twenty languages worldwide.

Ronald M. Starr had been a director of privately-held GlobalOptions since November 1998, and became a member of our Board of Directors on June 24, 2005 and has been appointed as chairman of the audit committee as of November 2, 2005. Mr. Starr is a Managing Director at Starr & Company, LLC, an accounting and business management firm for high net worth individuals. He has been with the firm since 1996. Mr. Starr was a General Partner of Millennium Technology Ventures, L.P. a venture capital fund focusing on technology and Internet-related companies from 1999 to 2001, and has been the Chief Financial Officer and General Counsel of the venture capital funds PS Capital Holdings, L.P. and PS Capital Ventures, L.P., where his duties included negotiating and structuring the funds’ venture capital investments, since 1996. Prior to working at Millennium Technology Ventures, PS Capital and Starr & Company, Mr. Starr was an attorney in the tax department at Proskauer Rose LLP, a New York City law firm.

John P. Bujouves became a member of our Board of Directors on June 27, 2005. Mr. Bujouves has been the President of Bayshore Asset Management Inc. since 2003 and the Chief Executive Officer of Integris Funds Limited, a Cayman Islands based mutual fund company since 1999. Mr. Bujouves has served as a director of Nationwide Credit Inc., one of the ten largest account receivable companies in the United States, since 2003. He also serves as Chairman of Globacor Capital Inc., a Canadian private equity investment firm, Bayshore Bank & Trust Corp., one of Barbados’ largest private banks, and the Ontario Arthritis Society. Mr. Bujouves’ past experiences include directing CIBC’s International Private Banking group in Canada, where he provided leadership and technical expertise to a professional consulting group on the uses of international banking and trust services. Prior to that, as Managing Partner for Royal Trust International, Mr. Bujouves launched Royal Trust Corporation’s first two locations in the United States.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Three of our five directors are considered “independent” under the SEC’s new independence standards. Officers are elected annually by the board of directors and serve at the discretion of the board.

There are no family relationships among our directors and executive officers. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

None of our directors or executive officers or their respective immediate family members or affiliates is indebted to us. As of the date of this prospectus, there is no material proceeding to which any of our directors, executive officers or affiliates is a party or has a material interest adverse to us.

Officers of Our Business Units

Thomas P. Ondeck has been President of GlobalOptions, Inc. since January 1999, and President of GlobalOptions International since its inception in June of 2006 and heads the multi-disciplinary crisis management teams comprised of investigatory, legal, government relation and public relations experts. He has dealt with national and international crises, including assisting companies besieged by activist and hate groups, plaintiffs’ product liability litigation campaigns, the financial impact of violence in Southeast Asia, threats against multinational businesses by organized criminal elements in the former Soviet Union, extortive litigation involving misuse of the United States civil RICO statute by business competitors and asset looting in Latin America. Mr. Ondeck also heads our investigations and business intelligence practice areas. He supervises our litigation support investigations for law firms. In so doing, Mr. Ondeck’s substantial experience as a litigator enables him to quickly reach the core of clients’ investigative needs, and ensure that their needs are fully met. Mr. Ondeck also spearheads our investigative services for corporations, including due diligence investigations in connection with corporate acquisitions, and internal corporate investigations into potential theft of assets, identity misrepresentation and fraud. Mr. Ondeck was previously a partner in two international law firms and served in the White House as an aide to former President Richard M. Nixon.

Halsey Fischer became the President of Investigations of GlobalOptions, Inc. upon its acquisition of the assets and business of CBR on August 14, 2005. Mr. Fischer oversees GlobalOptions’ national investigations practice. Mr. Fischer served as the President and Chief Executive Officer of CBR from its founding in 1998 up until its acquisition by GlobalOptions. During his tenure at CBR, Mr. Fischer built an investigations firm with eight offices services in the United States through acquisitions and organic growth. Under Mr. Halsey’s leadership, CBR developed a state of the art internet case management system for use by remote offices and its clients. Prior to forming CBR, Mr. Fischer was Senior Vice President, U.S. Investigations for Pinkerton Consulting and Investigations, Inc., since acquired by Securitas AB, and was responsible for each of its 28 profit centers across the United States. Mr. Fischer made substantial improvements to the Pinkerton unit’s performance during his leadership. Prior to Pinkerton, Mr. Fischer was Group President of Security Consulting and Investigations for Business Risks International, the predecessor to Pinkerton’s investigations unit.

James Lee Witt became the Chief Executive Officer of the GlobalOptions/James Lee Witt Division upon its acquisition of the assets and business of JLWA on March 10, 2006. As the Chairman and Chief Executive Officer of JLWA from 2002 until its acquisition in 2006, Mr. Witt provided consulting and crisis management services to state and local governments, educational institutions, the international community and corporations. In 2003, Mr. Witt became the Chief Executive Officer of the International Code Council, a 50,000 member association dedicated to building safety that develops the codes used to construct residential and commercial buildings, including homes and schools. James Lee Witt has over 25 years of disaster management experience, culminating in his appointment as the Director of the Federal Emergency Management Agency, where he served from 1993-2001. Mr. Witt was appointed by President Clinton and confirmed by the U.S. Senate as Director of the Federal Emergency Management Agency in April 1993. In February 1996, President Clinton elevated Mr. Witt to cabinet status - a first for a FEMA Director. As FEMA Director, Mr. Witt coordinated federal disaster relief on behalf of President Clinton, including the response and recovery activities of 28 federal agencies and departments, the American Red Cross and other voluntary agencies. He also oversaw the National Flood Insurance Program, the U.S. Fire Administration and other pro-active mitigation activities that reduce loss of life and property from all types of hazards. Mr. Witt directed 2,500 employees located in Washington, D.C. and 10 regional offices. Mr. Witt’s professional career includes the formation of Witt Construction, a commercial and residential construction company. After 12 years as a successful businessman and community leader, he was elected County Judge for Yell County, serving as the chief elected official for the county, with judicial responsibilities for county and juvenile court. At age 34, he was the youngest elected official in Arkansas, and was later honored for his accomplishments by the National Association of Counties. After being re-elected six times to the position, Mr. Witt was tapped by then-Governor Bill Clinton to assume leadership of the Arkansas Office of Emergency Services (OES). He served as the Director of the Arkansas OES for four years.

Howard Safir became the Chief Executive Officer of the Safir Rosetti Division of GlobalOptions in May 2006 and has served as CEO of Safir Rosetti since December 2001. Prior to that time, Mr. Safir was Vice Chairman of IPSA International, a provider of investigative and security consulting services. From 1996 to 2000, Mr. Safir served as Police Commissioner of New York City. From 1994 to 1996, Mr. Safir served as New York City's Fire Commissioner. Mr. Safir began his law enforcement career in 1965 as a special agent assigned to the New York office of the Federal Bureau of Narcotics, a forerunner of the Drug Enforcement Administration (DEA). From 1977 to 1978, Mr. Safir served as Assistant Director of the DEA. From 1978 to 1990, Mr. Safir worked for the United States Marshals Service where he served as Director of the Witness Protection Program and Assistant Director for Operations. Mr. Safir is currently on the boards of GVI Security Solutions and Verint Systems, Inc. Mr. Safir also serves as a Consultant to the CEO of ChoicePoint, Inc.

Advisory Board

In addition to our management team, we utilize a group of advisors to provide assistance with corporate and governmental contacts, as well as business development. Our senior advisory board and business advisory board are expected to meet with both management and the Board of Directors at least four times a year.

Our current senior advisory board includes the following individuals:

Frances J. Cook, former Ambassador to Burundi in 1980 and the youngest career officer ever to occupy that position; former Ambassador to Cameroon; former Ambassador to the Sultanate of Oman and the first female Ambassador from any country in the Arabian Gulf; former Deputy Assistant Secretary of State for Refugee Programs (1986); and former Deputy Assistant Secretary of State for Political-Military Affairs (1993). She currently serves as an international business consultant in Washington, D.C.

John P. Oswald, former partner of the international law firm of Lord Day & Lord; Currently President and CEO of the Capital Trust Group, and director of numerous corporations, including Preem Holdings, the largest downstream refining operation in Europe, and Samir, the third largest public company in Morocco. Mr. Oswald also holds numerous directorships with respect to portfolio companies in Capital Trust Group’s holdings.

Sir Richard Needham, former United Kingdom Minister for Trade and Industry; former Minister in Northern Ireland for Health and Social Security, Transport, Energy, Employment, Trade & Industry, and Environment; former Member of Parliament for Chippenham. Sir Richard Needham is now involved in a number of businesses, including as Deputy Chairman of Dyson Appliances Ltd. He is the author of “Honorable Member” and “Battling for Peace.”

Honorable William S. Sessions, former Director of the Federal Bureau of Investigation; former Chief of the Government Operations Section of the Department of Justice; and former United States Attorney for the Western District of Texas. Currently serves on the Texas Anti-Crime and Homeland Security Task Force.

Rodney Slater, former United States Secretary of Transportation; former head of the Federal Highway Administration; former Director of Government Relations at Arkansas State University; former Executive Assistant for Economic and Community Programs for then-Governor Bill Clinton; former Governor’s Special Assistant for Community and Minority Affairs; former Assistant Attorney General-Litigation Division of the Arkansas State Attorney General’s Office; and former chairman of the Arkansas State Highway Commission. Mr. Slater joined the law firm Patton Boggs LLP in 2001 as a partner in its public policy practice group, and head of its transportation practice group in Washington, D.C.

Honorable William H. Webster, former Director of the Central Intelligence Agency (1987-91); former Director of the Federal Bureau of Investigation (1978-87); former United States Attorney for the Eastern District of Missouri; former member of the Missouri Board of Law Examiners; former judge of the United States District Court for the Eastern District of Missouri; and former judge of the United States Court of Appeals for the Eighth Circuit. Judge Webster was awarded the Presidential Medal of Freedom and the National Security Medal.

Honorable R. James Woolsey, former Director of the Central Intelligence Agency (1993-95); former member of the National Commission on Terrorism; former Undersecretary of the Navy; and former General Counsel to the United States Senate Committee on Armed Services.

Ron Richards is President of the Cleveland Foundation. Previously, he was the Chief Operating Officer and Managing Partner of In-Q-Tel, Inc., an independent technology venture catalyst for the Central Intelligence Agency. He was President of Panasonic Strategic Ventures Company. He was also Corporate Vice President of E-Net Business Development at Matsushita Electric. Other key positions he has held include President of Panasonic Home & Commercial Products Company, President and COO of Panasonic Technologies, and Corporate Vice President for Planning, Technology, Intellectual Property Rights, Environmental Issues and Government & Public Affairs. From 1983-88, Richards served as a Foreign Service Officer. He has a M.A. in International Relations from Johns Hopkins University School of Advanced International Studies and a B.A. in history from Washington University in St. Louis, Missouri.

Our current business advisory board includes the following individuals:

Arnold Burns, former Associate and Deputy Attorney General in the United States Department of Justice. Mr. Burns is the Chairman of The QuanStar Group, LLC.

Sanford Climan, Managing Director of Entertainment Media Ventures LLC.

Andrew J. Kaslow, former human resource executive with Vivendi Universal, Time Warner, Becton Dickinson, PepsiCo, TRW, Eaton and Entergy. Mr. Kaslow is a partner in the QuanStar Group, LLC.

Elliott H. Cole, Partner, Patton Boggs LLP, a Washington D.C. law firm; trustee of Boston University.

Board Committees

Our board of directors has three standing committees to assist it with its responsibilities. These committees are described below.

The Audit Committee, which is comprised solely of directors who satisfy the SEC audit committee membership requirements, is governed by a board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The audit committee oversees our accounting, financial reporting process, internal controls and audits, and consults with management, the internal auditors and the independent registered public accounting firm (the “independent auditors”) on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the audit committee appoints, evaluates and retains our independent auditors. It maintains direct responsibility for the compensation, termination and oversight of our independent auditors and evaluates the independent auditors’ qualifications, performance and independence. The audit committee also monitors compliance with our policies on ethical business practices and reports on these items to the board. The audit committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. Our audit committee is comprised of Messrs. Starr, Bujouves and Burstein, and Mr. Starr is the chairman of the audit committee.

The board has determined that Mr. Ronald M. Starr, who currently is a member of the board of directors and chairman of the audit committee, is the audit committee financial expert, as defined under the Securities Exchange Act of 1934, as amended. The board made a qualitative assessment of Mr. Starr’s level of knowledge and experience based on a number of factors, including his formal education and experience as an attorney for more than 15 years.

The Compensation Committee, which is comprised solely of independent directors, determines all compensation for our chief executive officer; reviews and approves corporate goals relevant to the compensation of our chief executive officer and evaluates our chief executive officer’s performance in light of those goals and objectives; reviews and approves objectives relevant to other executive officer compensation; reviews and approves the compensation of other executive officers in accordance with those objectives; administers our stock option plans; approves severance arrangements and other applicable agreements for executive officers; and consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. The compensation committee makes recommendations on organization, succession, the election of officers, consultantships and similar matters where board approval is required. Our compensation committee is comprised of Messrs. Burstein, Starr and Lööf, and Mr. Burstein is the chairman of the compensation committee.

The Nominating Committee, considers and makes recommendations on matters related to the practices, policies and procedures of the board and takes a leadership role in shaping our corporate governance. As part of its duties, the nominating committee assesses the size, structure and composition of the board and board committees, coordinates evaluation of board performance and reviews board compensation. The committee also acts as a screening and nominating committee for candidates considered for election to the board. In this capacity it concerns itself with the composition of the board with respect to depth of experience, balance of professional interests, required expertise and other factors. The nominating committee evaluates prospective nominees identified on its own initiative or referred to it by other board members, management, stockholders or external sources and all self-nominated candidates. The nominating committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other board members, management and search companies. Our nominating committee is comprised of Messrs. Lööf and Bujouves and Dr. Schiller. Dr. Schiller is the chairman of the nominating committee.

Director Compensation

A compensation plan for our board of directors for the fiscal year 2007 (the “Directors Plan”) has been established.

Following the Directors Plan, each member of our board of directors will receive an annual cash and stock option grant for attending board meetings and serving on and chairing board committees. All stock options will be exercisable at the then prevailing market price on the date of grant. No other fees will be paid to members of our board. After June 24, 2005 and in 2006, each member of the board of directors received an annual stock option grant for attending board meeting and serving on and charing board committees, Before June 24, 2005, our directors were not compensated for their services as directors.

On November 18, 2005, we granted options to purchase a total of 272,500 shares of our common stock to the independent members of our board of directors. These options were granted at an exercise price based upon the closing price of the common stock on the date of grant, have a term of five years and vest in equal installments at December 31, 2005, March 31, 2006 and June 30, 2006.

On June 12, 2006, we granted options to purchase a total of 340,000 shares of our common stock to the independent members of our board of directors (1 director declined such fee). These options were granted at an exercise price based upon the closing price of the common stock on the date of grant, have a term of five years and vested 50% at June 30, 2006, 25% at September 30, 2006 and 25% at December 31, 2006.

On January 1, 2007, we granted options to purchase a total of 150,000 shares of common stock to 3 of the 4 independent members of our board of directors (1 director declined such fees). These options were granted at an exercise price based on the closing price of the common stock on the last business day of 2006, have a term of five years, and vest in equal installments at March 31, 2007, June 30, 2007, September 30, 2007, and December 31, 2007.

Executive Compensation

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by our chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

Summary Compensation Table

		Annual Compensation		Long-term Compensation
				Awards	Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Harvey W. Schiller, Ph.D. Chairman and Chief Executive Officer(1)	2005	199,992	—	1,000,000	—	100,000
	2004	180,762	—	1,176,471	—	—
	2003	—	—	—	—	—

Neil C. Livingstone, Ph.D. Chief Executive Officer(2)	2005	257,478	75,000	—
	2004	268,133	50,000	235,294	—	—
	2003	283,267	175,000	—	—	—

Thomas P. Ondeck President(3)	2005	231,141	75,000	—		—
	2004	243,075	50,000	235,294	—	—
	2003	263,016	150,000	—	—	—

Jeffrey O. Nyweide Chief Financial Officer and Executive Vice President	2005	300,000	—	500,000	—	—
	2004	300,000	—	14,706	—	—
	2003	225,000	—	—	—	—

Halsey Fischer Sr.(4)	2005	76,923	—	375,000	—	—

(1) Dr. Schiller was appointed Chairman and Chief Executive Officer of GlobalOptions Group, Inc. on June 24, 2005.

(2) Dr. Livingstone is the former Chief Executive Officer of GlobalOptions, Inc.

(3) Mr. Ondeck is the President of GlobalOptions, Inc.

(4) Mr. Fischer is the President of Investigations of GlobalOptions, Inc.

Options/SAR Grants and Fiscal Year End Option Exercises and Values

In April 2004, the board of directors and stockholders of Creative Solutions adopted and approved the 2004 Non-Statutory Stock Option Plan (the “2004 Plan”). However, no options have been issued or are outstanding under the 2004 Plan as of April 27, 2006, nor does our management intend to grant any options under the 2004 Plan.

The 2005 Stock Option Plan (the “2005 Plan”) was adopted as of August 5, 2005. At the time of the reverse merger, our wholly-owned subsidiary GlobalOptions had outstanding stock options to purchase 4,450,721 shares of GlobalOptions’ common stock, which became stock options to purchase 2,618,071 shares of common stock of GlobalOptions Group after giving effect to the merger exchange ratio. We have assumed all of the options to purchase 2,618,071 shares of common stock under the 2005 Plan. During November 2005, March 2006, April 2006 and May 2006, we granted options to purchase 2,374,695, 222,222, 123,000 and 858,209 shares of our common stock, respectively. On October 17, 2006 the Board of Directors approved, subject to stockholder approval, that the remaining shares reserved, but unissued with respect to any awards under the Company’s 2005 Stock Option Plan are hereby unreserved and no new awards shall be issued pursuant to the Company’s 2005 Stock Option Plan.

The 2006 Plan was adopted as of June 12, 2006. During June 2006 and August 2006, we granted options to purchase 1,840,000 and 243,903 shares of our common stock, under the 2006 plan. On October 17, 2006 the Board of Directors approved, subject to stockholder approval, that the remaining shares reserved, but unissued with respect to any awards under the Company’s 2006 Stock Option Plan are hereby unreserved and no new awards shall be issued pursuant to the Company’s 2006 Stock Option Plan.

The 2006 Long Term Incentive Plan was adopted by stockholders on December 5, 2006. During December 2006, we awarded 1,400,000 shares of restricted stock to two senior officers under the terms of the renewal of their employment agreements. On January 1, 2007, we granted 26,700 shares of our common stock under the 2006 Long Term Incentive Plan. On January 1 and January 9, 2007, we granted 260,000 and 211,268 options, respectively, to purchase shares of our common stock under the 2006 Long Term Incentive Plan.

The 2006 Employee Stock Purchase Plan was adopted by stockholders on December 5, 2006. No stock has yet been issued under this plan.

Employment and Consulting Agreements

Prior to the closing of the merger, our wholly-owned subsidiary GlobalOptions had employment agreements with Harvey W. Schiller, Ph.D., its executive Chairman of the Board, Neil C. Livingstone, Ph.D., its Chief Executive Officer, and Thomas P. Ondeck, its President. Following the closing of the reverse merger, we assumed Dr. Schiller’s employment agreement. Following the closing of the reverse merger, Dr. Livingstone and Mr. Ondeck continued in their current positions with GlobalOptions. Dr. Livingstone has indicated that his employment agreement will expire on its terms, January 31, 2007.

Dr. Schiller entered into a three year employment agreement with GlobalOptions in January 2004. On December 19, 2006 the agreement was amended to extend the term through January 31, 2010. The agreement is subject to automatic one- year extensions, unless either party provides notice to the other party of its intention not to renew the agreement. The amendment provides for an annual base salary of $375,000, $400,000 and $425,000 starting January 1 of 2007, 2008, and 2009 respectively, as well as an annual performance bonus payable 50% in cash and 50% in vested restricted stock based upon the achievement of goals agreed upon mutually between Dr. Schiller and the Compensation Committee. In connection with the extension of the term of this employment agreement, Dr. Schiller was awarded a one-time grant of 800,000 shares of restricted common stock, subject to vesting in accordance with performance criteria established by the Compensation Committee. In the event of death or disability, Dr. Schiller (or his estate) will be entitled to salary and pro rata bonus until termination, and 90 days from termination to exercise vested options; unvested options will be forfeited. If terminated for cause, Dr. Schiller will forfeit all unexercised options. In the event Dr. Schiller terminates for good reason or the employment agreement is terminated without cause, 50% of his unvested stock options will vest and all vested options will remain exercisable for a period of 90 days from termination. The employment agreement contains non-compete and non-solicitation provisions for 12 months following termination, as well confidentiality provisions. In the event of a change of control of the company, the employment agreement provides for the vesting of all unvested options.

Dr. Schiller’s employment agreement was assigned to us effective as of June 27, 2005. With the successful consummation of the merger, we have agreed to assume all of GlobalOptions’ rights and responsibilities under the employment agreement. Pursuant to the assignment, the following modifications, among others, were made to the employment agreement: (i) Dr. Schiller’s salary was increased to the annual rate of $300,000 retroactive to January 1, 2005, (ii) all 2,010,500 of Dr. Schiller’s stock options in GlobalOptions (1,182,647 options in our company post-merger) were confirmed to vest immediately upon the consummation of the reverse merger, (iii) Dr. Schiller agreed to forego receiving any 2005 annual bonus that he is entitled to under the employment agreement, and (iv) we and Dr. Schiller agree to negotiate in good faith bonus arrangements after December 31, 2005.

Dr. Livingstone and Mr. Ondeck entered into employment agreements in January 2002, which extend through January 2007, subject to automatic one-year extensions unless either party provides notice to the other party of its intention not to renew the agreement. The employment agreements provide for annual base salaries of $260,000 and $250,000 for Dr. Livingstone and Mr. Ondeck, respectively, and annual bonuses based on goals mutually established with the Compensation Committee of the Board of Directors. Under the employment agreements, GlobalOptions maintains “key-man” life insurance policies on the lives of each executive with a face amount of $500,000. The employment agreements may be terminated for cause by GlobalOptions, upon the death or disability of the executive, or upon 30-days’ notice by either party. In the event GlobalOptions terminates the employment agreements without cause, it is required to pay the executives the lesser of their compensation and benefits for 12 months or the remaining term of the agreement. The employment agreements contain non-compete and non-solicitation provisions for 12 months following termination, as well as confidentiality provisions. Dr. Livingstone has tendered his resignation with the Company effective February 1, 2007.

Mr. Ondeck entered into a five year employment agreement in January 2002. On October 17, 2006, this agreement was amended to extend the term through January 2010. The agreement is subject to automatic one year extensions unless either party provides notice to the other party of its intention not to renew the agreement. The amended agreement provides for an annual base salary of $300,000 and an annual bonus of up to one hundred percent of base salary. The bonus amount is based upon the achievement of mutually agreed upon goals established by the Compensation Committee. Salary increases will be determined by the Compensation Committee and will be based upon the Company’s performance, as well as Mr. Ondeck’s contribution to that performance. Pursuant to the employment agreement, GlobalOptions maintains a “key-man” life insurance policy on the life of Mr. Ondeck, with a face amount of $500,000. The employment agreement may be terminated for cause by GlobalOptions upon the death or disability of Mr. Ondeck, or upon 30-days’ notice by either party. In the event GlobalOptions terminates the employment agreement without cause, it is required to pay Mr. Ondeck his current base salary and benefits for the lesser of 12 months, or the remaining term of the agreement.

GlobalOptions is a party to a consulting agreement with BKS Advisors, LLC (“BKS”) pursuant to which BKS Advisors provides GlobalOptions management with certain business, strategy and financial services. The agreement with BKS had a term which extended through October 2006 and provided for a monthly fee of $25,000 which could be adjusted based on the level of services provided. On June 1, 2005, BKS assigned its rights under this agreement to Jeffrey O. Nyweide, Chief Financial Officer and Executive Vice President of Corporate Development of GlobalOptions Group. On December 19, 2006 the Compensation Committee amended the term of this consulting agreement to extend through January 2010. In addition, the monthly fee provided for in this agreement was increased to $27,083, $29,167, and $31,250 for the years 2007, 2008 and 2009 respectively. In connection with the extension of this employment agreement, Mr. Nyweide was awarded a one-time grant of 600,000 shares of restricted common stock, subject to vesting in accordance with performance criteria established by the compensation committee. Mr. Nyweide is eligible for an annual performance bonus based upon the achievement of performance criteria established by the compensation committee.

Concurrently with its acquisition of the assets and business of CBR on August 14, 2005, GlobalOptions entered into a three-year employment and noncompetition agreement with Halsey Fischer, the former president and chief executive officer of CBR. Pursuant to the agreement, Mr. Fischer became President of Investigations of GlobalOptions and agreed to perform such other duties and responsibilities as the Board of Directors may assign, and has agreed to devote his full business time to GlobalOptions at a salary of $200,000 per year and a discretionary annual bonus of up to $50,000. The employment agreement may be terminated for cause by GlobalOptions, upon the death or disability of the executive, or upon 30-days’ notice by either party after three years from the commencement date. In the event GlobalOptions terminates the employment agreement without cause, it is required to pay Mr. Fischer his base salary and certain benefits for six months following termination. The employment agreement also contains non-compete and non-solicitation provisions for 12 months following termination, as well as confidentiality provisions.

Concurrently with our acquisition of the JLWA, in March 2006, GlobalOptions entered into a four year employment agreement with James Lee Witt, the former president and chief executive officer of Witt. Pursuant to the agreement, Mr. Witt became the Chief Executive Officer of the GlobalOptions/James Lee Witt Division and agreed to perform such other duties and responsibilities as the Board of Directors may assign, and has agreed to devote his full time to GlobalOptions at a salary of $300,000 per year and a discretionary annual bonus. The employment agreement may be terminated for cause by GlobalOptions, upon the death or disability of the executive, or upon 30-days’ notice by either party. In the event GlobalOptions terminates the employment agreement without cause, it is required to pay Mr. Witt his base salary and certain benefits for twelve months following termination. The employment agreement also contains non-compete and non-solicitation provisions for 12 months following termination, as well as confidentiality provisions.

Concurrently with our acquisition of Safir, in May 2006, GlobalOptions entered into a three year employment agreement with Howard Safir, the former CEO of Safir. Pursuant to the agreement, Mr. Safir became the Vice Chairman of the Company and Chief Executive Officer of the Division known as GlobalOptions/Safir Rosetti and agreed to perform such other duties and responsibilities as the Board of Directors may assign, and has agreed to devote his full time to GlobalOptions at a salary of $300,000 per year and a discretionary annual bonus. The employment agreement may be terminated for cause by GlobalOptions, upon the death or disability of the executive, or upon 30-days’ notice by either party. In the event GlobalOptions terminates the employment agreement without cause, it is required to pay Mr. Safir his base salary and certain benefits through March 21, 2009, if the date of termination occurs during the initial term. The employment agreement also contains non-compete and non-solicitation provisions for 12 months following termination, as well as confidentiality provisions.

2004 Non-Statutory Stock Option Plan

In April 2004, the board of directors and stockholders of Creative Solutions adopted and approved the 2004 Non-Statutory Stock Option Plan (the “2004 Plan”), which provided for grants of non-statutory, or non-qualified, stock options to purchase up to 1,500,000 shares of our common stock. However, no options have been issued or are outstanding under the 2004 Plan, nor does our management intend to grant any options under the 2004 Plan.

2005 Stock Option Plan

The 2005 Plan was adopted as of August 5, 2005. At the time of the reverse merger, our wholly-owned subsidiary GlobalOptions had outstanding stock options to purchase 4,450,721 shares of GlobalOptions’ common stock, which became stock options to purchase 2,618,071 shares of common stock of GlobalOptions Group after giving effect to the reverse merger exchange ratio. We have assumed all of the options to purchase 2,618,071 shares of our common stock under the 2005 Plan. In addition, during November 2005, March 2006, April 2006 and May 2006 we granted options for the purchase of 2,374,695, 222,222, 123,000 and 858,209 shares of common stock, respectively, under the 2005 Plan. On October 17, 2006 the Board of Directors approved that the remaining shares reserved, but unissued with respect to any awards under the Company’s 2005 Stock Option Plan are hereby unreserved and no new awards shall be issued pursuant to the Company’s 2005 Stock Option Plan. Following is a summary of the terms of the 2005 Plan.

The purpose of the 2005 Plan is to provide directors, officers and employees of, as well as consultants advisors to our company and our subsidiaries, with additional incentives by increasing their ownership interest in our company. Our board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates. In addition, the 2005 Plan is intended to provide us with maximum flexibility to compensate plan participants. We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants and advisors to focus on the long-term growth of stockholder value. Our board of directors believes that important advantages are gained through an option program such as the 2005 Plan which includes incentives for motivating our employees while simultaneously promoting a closer identity of interest between employees, non-employee directors, consultants and advisors on the one hand, and the stockholders on the other.

Stock options granted under the 2005 Plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. A total of 6,196,177 options have been granted under the 2005 plan; no additional options will be granted under the 2005 plan.

The 2005 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to determine the terms of stock options granted under the 2005 Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise. Stock options granted under the 2005 Plan are generally not transferable and are exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the 2005 Plan are at least equal to the fair market value of the shares of our common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the company’s stock, the exercise price of any incentive stock option granted have been equal to at least 110% of the fair market value on the grant date.

The 2005 Plan may be further amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which our common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2005 Plan or broaden eligibility except that no amendment or alteration to the 2005 Plan shall be made without the approval of stockholders which would:

•	materially increase the number of options that may be granted under the 2005 Plan, or

•	materially increase the benefits accruing to the 2005 Plan participants, or

•	materially modify the 2005 Plan participation eligibility requirements, or

•	materially decrease the exercise price of any options, or

•	extend the term of any option.

Unless otherwise indicated, the 2005 Plan will remain in effect for a period of nine years from the date adopted unless terminated earlier by the board of directors, and all stock options then outstanding under the 2005 Plan shall remain in effect until they have expired or been exercised.

2006 Stock Option Plan

The purpose of the 2006 Plan, which was adopted as of June 12, 2006, is to provide directors, officers and employees of, as well as consultants and advisors to our Company and our subsidiaries, with additional incentives by increasing their ownership interest in our company. Stock options granted under the 2006 Plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. A total of 2,083,902 have been granted under the 2006 Plan, and no additional options will be granted under the 2006 plan.

The 2006 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee had the power to determine the terms of any stock options granted under the 2006 Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise. Stock options granted under the 2006 Plan are generally not transferable and are exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the 2006 Plan must be at least equal to the fair market value of the shares of our common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the company’s stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date.

In June 2006 and August 2006, the Company granted options for the purchase of 1,840,000 and 243,903 shares, respectively, of common stock under the 2006 plan. On October 17, 2006 the Board of Directors approved, subject to stockholders approval, that the remaining shares reserved, but unissued with respect to any awards under the Company’s 2006 Stock Option Plan are hereby unreserved and no new awards shall be issued pursuant to the Company’s 2006 Stock Option Plan.

The 2006 Plan may be further amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which our common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2006 Plan or broaden eligibility except that no amendment or alteration to the 2006 Plan shall be made without the approval of stockholders which would:

•	materially increase the number of options that may be granted under the 2006 Plan, or

•	materially increase the benefits accruing to the 2006 Plan participants, or

•	materially modify the 2006 Plan participation eligibility requirements, or

•	materially decrease the exercise price of any options, or

•	extend the term of any option.

Unless otherwise indicated, the 2006 Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors, and all stock options then outstanding under the 2006 Plan shall remain in effect until they have expired or been exercised.

2006 Long Term Incentive Plan

The purposes of the 2006 Long Term Incentive Plan, which was adopted by stockholders on December 5, 2006 is to promote the long-term financial interest of the Company, including growth in the value of the Company's equity and enhancement of long-term stockholder return, by: (i) attracting and retaining persons eligible to participate in the Plan; (ii) motivating Plan participants, by means of appropriate incentives, to achieve long-range goals; (iii) providing incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further aligning Plan participants' interests with those of other stockholders of the Company through compensation that is based on the Company's common stock. Awards under this plan include stock options, stock appreciation rights, stock awards, performance awards and other stock based awards. Stock options granted under this plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. We have reserved 12,000,000 shares of our common stock for issuance under the 2006 Long-Term Incentive Plan.

The 2006 Long-Term Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to determine the terms of any awards granted under the 2006 Long-Term Incentive Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise, terms of restriction and vesting, as applicable. Stock options granted under the 2006 Long-Term Incentive Plan are generally not transferable and are exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the 2006 Long-Term Incentive Plan must be at least equal to the fair market value of the shares of our common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the company’s stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date.

On December 19, 2006, we awarded 1,400,000 shares of restricted stock to two senior officers under the terms of the renewal of their employment agreements under the 2006 Incentive Long-Term Plan. On January 1, 2007, we awarded 26,700 shares of our common stock and granted stock options to purchase an aggregate of 260,000 shares of our common stock under the 2006 Long-Term Incentive Plan. On January 9, 2007, we granted stock options to purchase an aggregate of 211,268 shares of common stock under the 2006 Long-Term Incentive Plan.

 The 2006 Long-Term Incentive Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which our common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2006 Long-Term Incentive Plan or broaden eligibility except that no amendment or alteration to the 2006 Long-Term Incentive Plan shall be made without the approval of stockholders which would:

•	materially increase the number of options that may be granted under the 2006 Long-Term Incentive Plan, or

•	materially increase the benefits accruing to the 2006 Long-Term Incentive Plan participants, or

•	materially modify the 2006 Long-Term Incentive Plan participation eligibility requirements, or

•	materially decrease the exercise price of any options, or

•	extend the term of any option.

Unless otherwise indicated, the 2006 Long-Term Incentive Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors, and all stock options then outstanding under the 2006 Long-Term Incentive Plan shall remain in effect until they have expired or been exercised.

2006 Employee Stock Purchase Plan

The purpose of the 2006 Employee Stock Purchase Plan, which was adopted by stockholders on December 5, 2006 is to provide an incentive for employees of the Company and its participating subsidiaries.The Plan permits such employees to acquire or increase their proprietary interests in the Company through the purchase of shares of Common Stock of the Company, thereby creating a greater community of interest between the Company's stockholders and its employees. The Plan is intended to qualify as an "Employee Stock Purchase Plan" under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). We have reserved 2,000,000 shares of our common stock for issuance under the 2006 Employee Stock Purchase Plan.

The 2006 Employee Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to make rules and regulations for the administration of the 2006 Employee Stock Purchase Plan. All employees are eligible to participate in the 2006 Employee Stock Purchase Plan.

As of January 26, 2007, there have been no awards granted under the 2006 Employee Stock Purchase Plan.

Certain Relationships and Related Transactions

Our wholly-owned subsidiary GlobalOptions was a party to an advisory agreement with The QuanStar Group, LLC (“QuanStar”), pursuant to which QuanStar renders strategic and consulting services to GlobalOptions, particularly in the areas of corporate finance and strategic acquisitions. In addition to paying QuanStar a monthly retainer of $15,000, GlobalOptions issued QuanStar a warrant to purchase 300,000 shares of its common stock and has agreed to pay QuanStar certain success and performance fees for future acquisitions and financings. No such fees were due in connection with the reverse merger or the private offering. The advisory agreement was entered into as of August 2004 and was terminated in November 2005. In connection with this termination agreement, GlobalOptions paid to QuanStar valued at $375,000 consisting of the issuance of 87,061 shares of common stock valued at $175,000 and a cash payment of $200,000, in connection with the purchase of Safir . GlobalOptions issued a $250,000 convertible note to QuanStar, which converted the note into shares of common stock of GlobalOptions prior to the closing of the reverse merger. QuanStar received 361,891 shares of our common stock following the closing of the reverse merger. Harvey W. Schiller, Ph.D., our Chairman and Chief Executive Officer, and Per-Olof Lööf, our Vice Chairman of the Board, are partners in QuanStar. In addition, on our current business advisory board are Arnold Burns, Chairman of QuanStar and Andrew J. Kaslow, a partner in Quanstar.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned on January 26, 2007 by:

•	each person who is known by us to beneficially own 5% or more of our common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers, as a group.

Except as otherwise set forth below, the address of each of the persons listed below is GlobalOptions Group, Inc., 75 Rockefeller Plaza, 27th Floor, New York, New York 10019.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)

5% or Greater Stockholders:

Rising Wolf II, LLC(3)	2,467,059	11.2%

Neil Simon(4)	1,518,241	6.8%

Joan Stanton(4)	1,518,241	6.8%

Gale Hayman(5)	1,518,241	6.8%

IIU Nominees Ltd. (6)	1,425,000	6.1%

SR II LLC (7)	3,000,000	13.6%

Magnetar Capital Fund, L.P. (8)	1,183,728	5.4%

Directors and Executive Officers:

Harvey W. Schiller(9)	2,509,620	10.6%

Per-Olof Lööf(10)	317,591	1.4%

Jeffrey O. Nyweide(11)	776,471	3.5%

Thomas P. Ondeck(12)	3,016,079	13.3%

Ronald M. Starr(13)	182,402	*

Daniel L. Burstein(14)	149,902	*

John P. Bujouves(15)	145,000	*

Halsey Fischer(16)	125,000	*

James Lee Witt(17)	530,122	2.4%

Howard Safir(18)	3,000,000	13.6%

All executive officers and directors as a group (10 persons)(19)	10,752,185	42.8%

___________________

* Less than 1% of outstanding shares.

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Includes the conversion of all shares of Series A convertible preferred stock and Series A convertible preferred stock. Includes warrants to purchase shares of our common stock exercisable within 60 days of January 26, 2007. Also includes options to purchase shares of our common stock exercisable within 60 days of January 26, 2007, which have been granted under the 2005 Stock Option Plan, 2006 Stock Option Plan or the 2006 Long-term Incentive Plan. Each share of Series A convertible preferred stock and each share of Series B convertible preferred stock are convertible into 500 shares of our common stock. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)
Based upon 22,126,169 shares of our common stock outstanding on January 26, 2007 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of January 26, 2007.

(3)
Rising Wolf II, LLC is a Delaware limited liability company. As a director and significant member of Rising Wolf II, LLC, Thomas P. Ondeck may be deemed to be the beneficial owners of the shares of our common stock held by Rising Wolf II, LLC. The address of Rising Wolf II, LLC is 1615 L Street, N.W., Suite 300, Washington, DC 20036.

(4)
Consists of 1,449,991 shares of our common stock, 52,000 shares of our common stock issuable upon the conversion of Series A convertible preferred stock and 16,250 shares of common stock reserved for issuance upon exercise of warrants. As a result of the 4.99%blocker provision in the Series B certificate of designation and the $2.15 and $2.81 warrants, does not include 589,000 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 415,235 shares of our common stock reserved for issuance upon exercise of warrants.

(5)
Consists of 1,449,991 shares of our common stock, 52,000 shares of our common stock issuable upon the conversion of Series A convertible preferred stock and 16,250 shares of our common stock reserved for issuance upon exercise of warrants.

(6)
IIU Nominees Ltd. is incorporated in Ireland with an address at c/o International Investment and Underwriting, IFSC House Custom House Quay, Dublin 1 Ireland. Consists of 50,000 shares of our common stock, 750,000 shares of our common stock issuable upon the conversion of Series A convertible preferred stock and 625,000 shares of our common stock reserved for issuance upon exercise of warrants.

(7)
SR II LLC is a Delaware Limited Liability Company. As the Chief Executive Officer and significant member of SR II LLC Mr. Safir may be deemed to beneficial owner of the shares of our common stock held by SR II LLC. The address of SR II LLC is 415 Madison Avenue, 17th Floor, New York, NY 10017.

(8)
Consists of 1,183,728 shares of our common stock. As a result of the 4.99% blocker provision in the Series B Certificate of Designation on the $2.15 and $2.81 warrants, does not include 2,635,000 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 1,857,981 shares of our common stock issuable upon the exercise of warrants. Magnetar Financial LLC is the sole general partner of Magnetar Capital Fund, LP (“Magnetar Capital Fund”) and consequently has sole voting control and investment discretion over securities held by Magnetar Capital Fund. Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar Capital Fund. Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these shares.

(9)
Consists of 179,203 shares of our common stock, 11,000 shares of our common stock issuable upon the conversion of Series A convertible preferred stock, 3,438 shares of our common stock reserved for issuance upon exercise of warrants, 1,515,979 shares of our common stock issuable upon exercise of stock options exercisable under the 2005 Stock Option Plan and 800,000 shares of restricted common stock issued pursuant to the 2006 Long-term Incentive Plan.

(10)
Consists of 165,372 shares of our common stock, 5,500 shares of our common stock issuable upon the conversion of Series A convertible preferred stock, 1,719 shares of our common stock reserved for issuance upon exercise of warrants held by Lööf Holdings, LLC, a limited liability company controlled by Mr. Lööf, 65,000 shares of our common stock issuable upon the exercise of stock options exercisable under the 2005 Stock Option Plan and 80,000 shares of our common stock issuable upon the exercise of stock options exercisable under the 2006 Stock Option Plan.

(11)
Consists of 176,471 shares of our common stock issuable upon exercise of stock options exercisable under the 2005 Stock Option Plan and 600,000 of restricted common stock issued pursuant to the 2006 Long-Term Incentive Plan.

(12)
Consists of 549,020 shares of our common stock issuable upon exercise of stock options exercisable under the 2005 Stock Option Plan and 2,467,059 shares of our common stock owned by Rising Wolf II, LLC, of which Mr. Ondeck is a director and significant member.

(13)
Consists of 82,402 shares of our common stock issuable upon exercise of stock options exercisable under the 2005 Stock Option Plan and 100,000 shares of our common stock issuable upon the exercise of stock options exercisable under the 2006 Stock Option Plan.

(14)
Consists of 69,902 shares of our common stock issuable upon exercise of stock options exercisable under the 2005 Stock Option Plan and 80,000 shares of our common stock issuable upon the exercise of stock options exercisable under the 2006 Stock Option Plan.

(15)
Mr. Bujouves is the Chairman of Bayshore Bank & Trust Corp., an affiliate of Integris Funds Ltd. Does not include 750,000 shares of our common stock issuable upon the conversion of Series A convertible preferred stock and 234,375 shares of our common stock reserved for issuance upon exercise of warrants held by Integris Funds Ltd. for which Mr. Bujoues disclaims beneficial ownership. Consists of 65,000 shares of our common stock issuable upon exercise of stock options exercisable under the 2005 Stock Option Plan and 80,000 shares of our common stock issuable upon the exercise of stock options exercisable under the 2006 Stock Option Plan.

(16)	Consists of 125,000 shares of our common stock and 81,967 of our common stock issuable under the 2005 Stock Option Plan.

(17)	Consists of 448,155 shares of our common stock and 81,967 of our common stock issued to James Lee Witt Associates, LLC in the closing of our acquisition of JLWA on March 10, 2006.

(18)
Consists of 3,000,000 shares of our common stock held by SR II, LLC. SR II, LLC is a Delaware limited liability company. As the Chief Executive Officer and significant member of SR II, LLC, Mr. Safir may be deemed to be the beneficial owner of the shares of our common stock held by SR II, LLC. The address of SR II, LLC is 415 Madison Avenue, 17th Floor, New York, NY 10017.

(19)
Consists of 6,466,756 shares of our common stock, 16,500 shares of our common stock issuable upon the conversion of Series A convertible preferred stock, 5,157 shares of our common stock reserved for issuance upon exercise of warrants, 2,609,341 shares of our common stock issuable upon the exercise of stock options exercisable under the 2005 Stock Option Plan and 340,000 shares of our common stock issuable upon the exercise of stock options exercisable under the 2006 Stock Option Plan and 1,400,000 shares of restricted common stock issued pursuant to the 2006 Long-Term Incentive Plan.

   SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of the date January 26, 2007, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold. None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer except for Brad Reifler, Hilary Bergman, Jason Adelman and Michael Liss, who are affiliates of Burnham Hill Partners, a division of Pali Capital, Inc. Except as set forth below, none of the selling stockholders has had any position, office or other material relationship with us within the past three years. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

 SELLING STOCKHOLDERS TABLE
Series B (Preferred and Warrants)

Name	Shares of Common Stock Owned Prior to Offering		Shares of Common Stock to be Sold		Shares of Common Stock Owned After the Offering		Percentage of Common Stock Owned After the Offering
North Sound Legacy International Ltd.	24,999,074	*(1)	10,665,890	(3)	10,191,540	(5)	31.5%*
North Sound Legacy Institutional Fund LLC	24,999,074	*(2)	4,141,644	(4)	10,191,540	(6)	31.5%*
Magnetar Capital Fund, L.P.	5,677,209	*	4,493,481	(7)	1,183,728		5.4%
Berg Family Trust	1,004,235		1,004,235	(8)	-0-		-0-
Joan Stanton	2,522,476	*	1,004,235	(9)	1,518,241		6.8%
Neil Simon	2,522,476	*	1,004,235	(10)	1,518,241		6.8%
The Morris M. Ostin 2006 Annuity Trust GO	1,004,235		1,004,235	(11)	-0-		-0-
RHP Master Fund Ltd.	251,485		251,485	(12)	-0-		-0-
Sarah B. Hrdy Trust B	1,004,235		1,004,235	(13)	-0-		-0-
SDS Capital Group SPC Ltd.	251,485		251,485	(14)	-0-		-0-
Uma Thurman	1,004,235		1,004,235	(15)	-0-		-0-
Vicis Capital Master Fund	5,509,869	*	3,612,209	(16)	1,897,660	(33)	8.0%*
William A. Haseltine	1,004,235		1,004,235	(17)	-0-		-0-
Bruce Pollack	161,973		161,973	(18)	-0-		-0-
Lester Pollack	161,973		161,973	(19)	-0-		-0-
David Jaffe	98,036		98,036	(20)	-0-		-0-
David Blatte	98,036		98,036	(21)	-0-		-0-
Robert Bergmann	19,607		19,607	(22)	-0-		-0-
Brad Reifler	49,157	**	49,157	(23)	-0-		-0-
Hilary Bergman	49,157	**	49,157	(24)	-0-		-0-
Jason Adelman	2,179,627	**(25)	414,569	(27)	-0-		-0-
Michael Liss	2,179,627	**(26)	414,569	(28)	-0-		-0-
Michael Abrams	24,722	**	24,722	(29)	-0-		-0-
Eric Singer	19,607	**	19,607	(30)	-0-		-0-
Matthew Balk	25,000	**	25,000	(31)	-0-		-0-
Cipher 06 LLC	1,765,058	*	1,765,058	(32)	-0-		-0-
TOTAL			33,747,303

__________________

*
This selling shareholder beneficially owns shares of our Series B convertible preferred stock. Pursuant to the terms of the certificate of designation for the Series B convertible preferred stock, the number of shares of our common stock that may be acquired by any holder of Series B convertible preferred stock upon any conversion of the preferred stock or that shall be entitled to voting rights is limited to the extent necessary to ensure that, following such conversion, the number of shares of our common stock then beneficially owned by such holder and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of the Securities and Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of shares of our common stock then outstanding. In addition, the holder of the Series B convertible preferred stock also owns warrants (the “Series B Warrants”) which also provide that the number of shares of our common stock that may be acquired by any holder of the Series B Warrants upon exercise of the Series B Warrants is limited to the extent necessary to ensure that, following such exercise, the number of shares of our common stock then beneficially owned by such holder and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of the Securities and Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of shares of our common stock then outstanding (1,104,096 shares based upon an aggregate of 22,126,169 shares of our common stock outstanding as of January 26, 2007).

**
These shares of our common stock are issuable upon conversion of shares of Series B convertible preferred stock and exercise of warrants received as compensation for placement agent and advisory services to GlobalOptions Group in connection with the offering of our Series B convertible preferred stock.

(1)
Consists of 10,559,550 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 7,444,320 shares of our common stock issuable upon exercise of warrants that are currently exercisable, subject to footnote * above, and also consists of 4,106,350 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 2,888,854 shares of our common stock issuable upon the exercise of warrants that are currently exercisable, subject to footnote * above, owned by North Sound Legacy Institutional Fund LLC, a related entity.

(2)
Consists of 4,106,350 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 2,888,854 shares of our common stock issuable upon the exercise of warrants that are currently exercisable, subject to footnote * above, and also consists of 10,559,550 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 7,444,320 shares of our common stock issuable upon the exercise of warrants that are currently exercisable, subject to footnote * above, owned by North Sound Legacy International Ltd., a related entity.

(3)
Consists of 3,221,570 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 7,444,320 shares of our common stock issuable upon exercise of warrants that are currently exercisable, subject to footnote * above.  Thomas McAuley is the manager and controlling person of North Sound Capital LLC. Each of Mr. McAuley and North Sound Capital LLC disclaims beneficial ownership of the shares held by each of North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. except to the extent of their respective economic interests in each such entity.

(4)
Consists of 1,252,790 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 2,888,854 shares of our common stock issuable upon the exercise of warrants that are currently exercisable, subject to footnote * above.  Thomas McAuley is the manager and controlling person of North Sound Capital LLC. Each of Mr. McAuley and North Sound Capital LLC disclaims beneficial ownership of the shares held by each of North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. except to the extent of their respective economic interests in each such entity.

(5)
Consists of 7,337,980 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 2,853,560 shares of our common stock issuable upon the conversion of Series B convertible preferred stock owned by North Sound Legacy Institutional Fund LLC, a related entity.

(6)
Consists of 2,853,560 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 7,337,980 shares of our common stock issuable upon the conversion of Series B convertible preferred stock owned by North Sound Legacy International Ltd., a related entity.

(7)
Includes 2,635,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 1,857,981 shares of our common stock issuable upon the exercise of warrants. Magnetar Financial LLC is the sole general partner of Magnetar Capital Fund, LP (“Magnetar Capital Fund”) and consequently has sole voting control and investment discretion over securities held by Magnetar Capital Fund. Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar Capital Fund. Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these shares.

(8)	Consists of 589,000 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 415,235 shares of our common stock issuable upon the exercise of warrants.

(9)	Consists of 589,000 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 415,235 shares of our common stock issuable upon the exercise of warrants.

(10)	Consists of 589,000 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 415,235 shares of our common stock issuable upon the exercise of warrants.

(11)	Consists of 589,000 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 415,235 shares of our common stock issuable upon the exercise of warrants.

(12)	Consists of 147,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 103,985 shares of our common stock issuable upon the exercise of warrants.

(13)	Consists of 589,000 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 415,235 shares of our common stock issuable upon the exercise of warrants.

(14)
Consists of 147,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 103,985 shares of our common stock issuable upon the exercise of warrants. Steve Derby exercises voting and investment authority over the shares held by SDS Capital Group SPC, Ltd.

(15)	Consists of 589,000 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 415,235 shares of our common stock issuable upon the exercise of warrants.

(16)
Consists of 1,473,000 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 2,139,209 shares of our common stock issuable upon the exercise of warrants. Shad Stastney, John Succo and Sky Lucas, the members of the Fund, have voting and investment control over these securities.

(17)	Consists of 589,000 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 415,235 shares of our common stock issuable upon the exercise of warrants.

(18)	Consists of 95,000 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 66,973 shares of our common stock issuable upon the exercise of warrants.

(19)	Consists of 95,000 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 66,973 shares of our common stock issuable upon the exercise of warrants.

(20)	Consists of 57,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 40,536 shares of our common stock issuable upon the exercise of warrants.

(21)	Consists of 57,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 40,536 shares of our common stock issuable upon the exercise of warrants.

(22)	Consists of 11,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 8,107 shares of our common stock issuable upon the exercise of warrants.

(23)	Consists of 21,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 27,657 shares of our common stock issuable upon the exercise of warrants.

(24)	Consists of 21,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 27,657 shares of our common stock issuable upon the exercise of warrants.

(25)
Consists of 184,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 230,069 shares of our common stock issuable upon exercise of warrants that are currently exercisable and also consists of 1,035,240 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 729,818 shares of our common stock issuable upon the exercise of warrants owned by Cipher 06 LLC, a related entity.

(26)
Consists of 184,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 230,069 shares of our common stock issuable upon exercise of warrants that are currently exercisable and also consists of 1,035,240 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 729,818 shares of our common stock issuable upon the exercise of warrants owned by Cipher 06 LLC, a related entity.

(27)	Consists of 184,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 230,069 shares of our common stock issuable upon the exercise of warrants.

(28)	Consists of 184,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 230,069 shares of our common stock issuable upon the exercise of warrants.

(29)	Consists of 14,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 10,222 shares of our common stock issuable upon the exercise of warrants.

(30)	Consists of 11,500 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 8,107 shares of our common stock issuable upon the exercise of warrants.

(31)	Consists of 25,000 shares of our common stock issuable upon the exercise of warrants.

(32)
Consists of 1,035,240 shares of our common stock issuable upon the conversion of Series B convertible preferred stock and 729,818 shares of our common stock issuable upon the exercise of warrants. Jason Adelman and Michael Liss share voting and investment control over these securities.

(33)	Consists of 344,800 shares of our common stock, 1,552,860 shares of our common stock issuable upon conversion of the Series B convertible preferred stock.

No selling stockholder is an affiliate or is controlled by our affiliates, or is now or was a director or officer. None of the selling stockholders has or had a material relationship with us or any of our predecessors or affiliates for the past three years except as described elsewhere in this prospectus.

  DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share, 16,000 shares of which have been designated Series A convertible preferred stock and 60,000 shares of which have been designated Series B convertible preferred stock. As of January 26, 2007, there were 22,126,169 shares of our common stock, 6,765 shares of our Series A convertible preferred stock issued and outstanding and 53,070 shares of our Series B convertible preferred stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. Our articles of incorporation do not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of our company. Upon liquidation, dissolution or winding-up of our company, the holders of our common stock are entitled to share ratably in all assets of our company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Series A convertible preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are, and the common stock reserved for issuance upon conversion of the Series A convertible preferred stock and exercise of the warrants will be, when issued, fully-paid and non-assessable.

Series A Convertible Preferred Stock

Conversion. Holders of Series A convertible preferred stock will be entitled at any time to convert their shares of Series A convertible preferred stock into our common stock, without any further payment therefor. Each share of Series A convertible preferred stock is initially convertible into 500 shares of our common stock. The number of shares of our common stock issuable upon conversion of the Series A convertible preferred stock is subject to adjustment upon the occurrence of certain events, including, among others, a stock split, reverse stock split or combination of our common stock; an issuance of common stock or other securities of our company as a dividend or distribution on our common stock; a reclassification, exchange or substitution of our common stock; or a capital reorganization of our company. In the event that we issue any shares of common stock or common stock equivalents in a private placement, secondary offering or shelf offering for cash consideration at a price less than $2.00 per share of common stock, the conversion rate will be that number of shares of common stock equal to $1,000 divided by the price per share at which we issue common stock (the “Denominator”), but in no event will the Denominator be less than $.765 per share.

Voting Rights. Holders of Series A convertible preferred stock are entitled to vote their shares on an as-if-converted to common stock basis, and will vote together with the holders of the common stock, and not as a separate class. Holders of Series A convertible preferred stock will also have any voting rights to which they are entitled by law.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of Series A convertible preferred stock will be entitled to receive out of assets of our company available for distribution to our shareholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount equal to $1,000 per share. After payment of the full amount of the liquidating distributions to which the holders of the Series A convertible preferred stock are entitled, holders of the Series A convertible preferred stock will receive liquidating distributions pro rata with holders of our common stock, based on the number of shares of common stock into which the Series A convertible preferred stock is convertible at the conversion rate then in effect.

Redemption. The Series A convertible preferred stock may not be redeemed by us at any time.

Dividends. Holders of Series A convertible preferred stock will not be entitled to receive any dividends, except to the extent that any dividends are declared on our common stock, in which case holders of Series A convertible preferred stock will be entitled to receive such dividends on an as-if-converted basis.

Series B Convertible Preferred Stock

Optional Conversion. Holders of Series B convertible preferred stock are entitled at any time to convert their shares of Series B convertible preferred stock into our common stock, without any further payment. Each share of Series B convertible preferred stock is initially convertible into 500 shares of our common stock at a conversion price of $2.00. The number of shares of our common stock issuable upon conversion of the Series B convertible preferred stock is subject to adjustment upon the occurrence of certain events, including, among others, a stock split, reverse stock split or combination of our common stock; an issuance of common stock or other securities of our company as a dividend or distribution on our common stock; a reclassification, exchange or substitution of our common stock; or a capital reorganization of our company. In the event that we issue any shares of common stock or common stock equivalents in a private placement, secondary offering or shelf offering for cash consideration at a price less than $2.00 per share of common stock, the conversion price will be reduced based on weighted average anti-dilution protections subject to customary carve outs, but in no event will the conversion price be less than $.765 per share.

Mandatory Conversion. Subject to an effective Registration Statement, beginning 12 months from the closing date of the offering of the Series B convertible preferred stock, if the closing bid price of our common stock exceeds $4.50 and trading volume of our common stock is not less than 100,000 shares for at least fifteen trading days out of a period of twenty (20) consecutive trading days, we may require the conversion of the Series B convertible preferred stock into shares of our common stock at the applicable conversion price. In the event a holder of Series B convertible preferred stock is prohibited from converting into common stock under this provision due to the 4.99% ownership limitation discussed below, the excess portion of the Series B convertible preferred stock shall remain outstanding, but shall cease to accrue a dividend.

Limitations on Conversion. The Series B convertible preferred stock is subject to a beneficial ownership cap providing that each holder of Series B convertible preferred stock may not convert his shares into our common stock such that the number of shares of our common stock issued after the conversion would exceed, when aggregated with all other shares of our common stock owned by such holder at such time, in excess of 4.99% of the then issued and outstanding shares of our common stock.

Voting Rights. Subject to the beneficial ownership cap described above, holders of Series B convertible preferred stock are entitled to vote their shares on an as-if-converted to common stock basis, and will vote together with the holders of the common stock, and not as a separate class. Holders of Series B convertible preferred stock will also have any voting rights to which they are entitled by law.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of Series B convertible preferred stock will be entitled to receive out of assets of our company available for distribution to our shareholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount equal to $1,000 per share. After payment of the full amount of the liquidating distributions to which the holders of the Series B convertible preferred stock are entitled, holders of the Series B convertible preferred stock will receive liquidating distributions pro rata with holders of our Series A convertible preferred stock and holders of our common stock, based on the number of shares of common stock into which the Series B convertible preferred stock is convertible at the conversion price then in effect.

Dividends. Commencing 18 months from the issuance date of June 29, 2006, dividends accumulate at the rate of 6% per annum for the first 12 months and 8% per annum thereafter. Dividends are payable in cash or in shares of our common stock at the holder’s election. To the extent that any dividends are declared on our common stock, holders of Series B convertible preferred stock will be entitled to receive such dividends on an as-if-converted basis. No dividends may be declared or paid on junior securities until the dividend on the Series B convertible preferred stock is paid in full.

Warrants (Series A & B)

Each warrant, of which 937,500 of the Series A were issued to investors and 1,511,905 of the Series B were issued to the placement agent, advisors and their designees in the first closing of our Series A convertible preferred stock offering and of which 31,250 of the Series A were issued to investors and 363,095 of the Series B were issued to the placement agent and advisors in the second closing of our Series A convertible preferred stock offering, entitles the holder thereof to purchase shares of our common stock at a current exercise price of $2.00 per share from the date of issuance until the fourth anniversary thereof. These warrants also share the following features:

Redemption. We may call the warrants beginning September 22, 2006, at a rate of 25% per quarter if at any time during such quarter the 30-day trailing average stock price is greater than $4.00 per share.

Transfer, Exchange and Exercise. The warrants may be exercised upon surrender of the certificate therefor on or prior to the expiration date (as explained below) at our offices with the form of “Election to Purchase” section of the warrant filled out and executed as indicated, accompanied by payment (in the form of certified or cashier’s check payable to the order of GlobalOptions Group, Inc.) of the full exercise price for the number of warrants being exercised.

Adjustments. In the event that we issue any shares of our common stock or common stock equivalents in a private placement, secondary offering or shelf offering for cash consideration at a price less than $2.50 per share of common stock, (i) the number of shares of common stock for which each warrant is exercisable will be adjusted to equal that number which is the result of the original number of shares of common stock for which each warrant is exercisable multiplied by $2.50 and divided by the price per share at which we issue such common stock, but in no event will the denominator be less than $.765 per share, and (ii) the exercise price of each warrant shall be reduced to equal the price per share at which we issue such common stock or common stock equivalents, but in no event will the exercise price be reduced to less than $.765 per share. Additionally, the warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events.

Warrants (Series C)

Each Series C warrant, of which 588,095 were issued to the placement agent, advisors in the first closing of our Series A convertible preferred stock offering and of which 136,905 were issued to the placement agent and advisors in the second closing of our Series A convertible preferred stock offering, entitles the holder thereof to purchase shares of our common stock at an exercise price of $2.00 per share from the date of issuance until the fourth anniversary thereof. These warrants also share the following features:

Transfer, Exchange and Exercise. The warrants may be exercised upon surrender of the certificate therefor on or prior to the expiration date (as explained below) at our offices with the form of “Election to Purchase” section of the warrant filled out and executed as indicated, accompanied by payment (in the form of certified or cashier’s check payable to the order of GlobalOptions Group, Inc.) of the full exercise price for the number of warrants being exercised. The holder may also alternatively exercise these warrants on a cashless basis by surrendering the warrant with an executed notice of cashless exercise attached thereto, in which event we will issue to the holder the number of shares of stock determined following the formula contained therein.

Adjustments. In the event that we issue any shares of our common stock or common stock equivalents in a private placement, secondary offering or shelf offering for cash consideration at a price less than $2.00 per share of common stock, (i) the number of shares of common stock for which each warrant is exercisable will be adjusted to equal that number which is the result of the original number of shares of common stock for which each warrant is exercisable multiplied by $2.00 and divided by the price per share at which we issue such common stock, but in no event will the denominator be less than $.765 per share, and (ii) the exercise price of each warrant shall be reduced to equal the price per share at which we issue such common stock or common stock equivalents, but in no event will the exercise price be reduced to less than $.765 per share. Additionally, the warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events.

The holders of any type of warrant will not possess any voting or other rights as a stockholder of our company unless and until the holder exercises the warrant.

Warrants (Series B-1 and Series B-2)

Each Series B-1 warrant, of which 9,287,835 were issued in the closing of our Series B convertible preferred stock offering, entitles the holder thereof to purchase shares of our common stock at an exercise price of $2.15 per share from the date of issuance until the fifth anniversary thereof. Each Series B-2 warrant, of which 9,287,835 were also issued in the closing of our Series B convertible preferred stock offering, entitled the holder thereof to purchase shares of our common stock at an exercise price of $2.85 per share from the date of issuance until the fifth anniversary thereof. As a result of a dilutive issuance, B-2 warrants to purchase 9,419,453 shares of common stock are now currently outstanding at an exercise price of $2.81. The Series B-1 and Series B-2 warrants share the following features:

Transfer, Exchange and Exercise. The warrants may be exercised upon surrender of the certificate therefor on or prior to the expiration date (as explained below) at our offices with the form of “Election to Purchase” section of the warrant filled out and executed as indicated, accompanied by payment (in the form of certified or cashier’s check payable to the order of GlobalOptions Group, Inc.) of the full exercise price for the number of warrants being exercised.

Adjustments. In the event that we issue any shares of our common stock or common stock equivalents in a private placement, secondary offering or shelf offering for cash consideration at a price less than the current warrant exercise price then in effect, the warrant exercise price will be reduced based on weighted average anti-dilution protections subject to customary carve outs. Additionally, the warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events.

The holders of any type of warrant will not possess any voting or other rights as a stockholder of our company unless and until the holder exercises the warrant.

Limitations on Exercise. The warrants are subject to a beneficial ownership cap providing that each warrantholder may not exercise his warrants such that the number of shares of our common stock issued after such exercise would exceed, when aggregated with all other shares of our common stock owned by such holder at such time, in excess of 4.99% of the then issued and outstanding shares of our common stock.

Redemption. The warrants may be redeemed by us at any time after June 27, 2009 should certain minimum trading price and volume thresholds be met and such warrants are registered under an effective registration statement.

RESTRICTIONS ON TRANSFER

The 9,890,266 shares of our common stock issued in the reverse merger to the former stockholders of our wholly-owned subsidiary GlobalOptions on June 24, 2005 (the “Closing Date”) are subject to lock-up agreements as follows:

•
The lock-up restrictions for all insider stockholders, defined as all employees, directors and affiliates of GlobalOptions (“Insiders”), provide that such shares are not be saleable for a period of 12 months after the Closing Date.

•
At 12 months, and at three month intervals thereafter, Insiders are permitted to sell 12.5% of their holdings, subject to GlobalOptions Group having a minimum trailing 30-day average trading price of $4.00 per share or greater.

•	At 24 months and at 3-month periods thereafter, all Insiders are each permitted to sell up to 12.5% of their holdings per 3-month period, regardless of price.·

•	All shares of our common stock underlying stock options granted to the stockholders bound by lock-up agreements are restricted pursuant to the same terms for the Insiders as described above.

•
The lock-up restrictions for the former stockholders of GlobalOptions other than the Insiders (the “Non-Insiders”) provide that beginning 90 days after the effective date of this registration statement, the Non-Insiders may sell their shares at a rate of 12.5% of their total initial holdings per 90-day period at a market price of not less than $2.00 per share; and beginning immediately after the closing of a private investment in public equity (PIPE) transaction or secondary public offering that raises a minimum of $30.0 million in gross proceeds for GlobalOptions Group at a minimum price of $2.50 per share, the Non-Insiders may sell their shares at a rate of 25% per 90-day period at a market price of not less than the price of the PIPE or secondary public offering.

•	For the first 24 months following the Closing Date, neither Insiders nor Non-insiders may sell their shares at a market price of less than $2.00 per share.

•	All lock-up provisions expire 36 months following the Closing Date.

In addition, in connection with the merger, certain pre-reverse merger holders of substantially all of Creative Solutions’ common stock entered into lock-up agreements with us that prohibit such stockholders from selling, contracting to sell or otherwise transferring any of the shares of our common stock beneficially owned by the stockholder for the 24-month period following the Closing Date at a market price of less than $2.00 per share.

Trading Information

Our common stock is currently quoted on the OTC Bulletin Board under the trading symbol GLOI.OB. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply our common stock for trading on the American Stock Exchange or Nasdaq SmallCap Market, although we cannot be certain that this application will be approved.

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, Inc., 17 Battery Place, 8th Floor, New York, New York 10004. We serve as transfer agent for our outstanding shares of Series A convertible preferred stock, Series B convertible preferred stock and as warrant agent for our outstanding warrants.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the OTC Bulletin Board, any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

•
a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	through options, swaps or derivatives;

•	in privately negotiated transactions;

•	in making short sales or in transactions to cover short sales;

•	put or call option transactions relating to the shares; and

•	by any other method permitted by applicable law.

The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the selling security holders and each selling security holder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling security holders may be subject to the prospectus delivery requirements of the Securities Act, to the extent applicable. We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each such selling security holder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the initial price at which the shares were sold;

•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

We are paying all expenses and fees customarily paid by the issuer in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

  SHARES ELIGIBLE FOR FUTURE SALE

As of January 26, 2007, we had outstanding an aggregate of 22,126,169 shares of our common stock of which 14,914,535 shares were held by non-affiliates, assuming no exercises of our outstanding stock warrants or stock options or conversion of our outstanding Series A convertible preferred stock or Series B convertible preferred stock. A portion of the 14,914,535 shares are subject to contractual lock-ups or have not been held for at least one year. All shares and shares underlying warrants sold in this offering and all shares and shares underlying warrants sold pursuant to our Registration Statement on Form SB-2 declared effective by the SEC on May 10, 2006, will be or are freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which equaled 22,126,169 shares as of January 26, 2007, or

•	the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions. No shares of our common stock currently outstanding will be eligible for sale pursuant to Rule 144(k) until June 24, 2007.

Incentive Compensation Plan

As of January 26, 2007, there are options to purchase an aggregate of 8,715,747 shares of our common stock issued and outstanding. On August 9, 2006, we filed a registration statement on Form S-8 under the Securities Act covering shares of common stock reserved for issuance under our 2005 Plan and 2006 Plan. Based on the number of stock options which will be outstanding and shares reserved for issuance under our 2005 Plan and 2006 Plan, the Form S-8 registration statement covers approximately 15,000,000 shares. However, the Company has since limited the amount of shares issuable under the 2005 Plan and 2006 Plan to 6,160,577 and 2,083,902 respectively.  The Form S-8 registration became effective immediately upon filing. Subject to the satisfaction of applicable exercise periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding stock options granted pursuant to our 2005 Plan and 2006 Plan are available for immediate resale in the public market.

On December 5, 2006 the stockholders adopted the 2006 Long-Term Incentive Plan, and that the shares that may be issued under such plan shall not exceed an aggregate of 12,000,000 shares of common stock and that the Board of Directors have delegated to the compensation committee of the Board of Directors (the “Compensation Committee”) the authority to administer the 2006 Long-Term Incentive Plan. During December 2006, we awarded 1,400,000 shares of restricted stock to two senior officers under the terms of the renewal of their employment agreements. On January 1, 2007, we granted 26,700 shares of our common stock under the 2006 Long Term Incentive Plan. On January 1 and January 9, 2007, we granted 260,000 and 211,268 options, respectively, to purchase shares of our common stock under the 2006 Long Term Incentive Plan.

On December 15, 2006, we filed a registration statement on Form S-8 under the Securities Act covering the shares common stock reserved for issuance under our 2006 Long-Term Incentive Plan. The Form S-8 registration became effective immediately upon filing. Subject to the satisfaction of applicable exercise periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding stock options granted pursuant to our 2006 Long Term Incentive Plan are available for immediate resale in the public market.

On December 5, 2006 the stockholders adopted the 2006 Employee Stock Purchase Plan, and that the shares that may be issued under such plan shall not exceed an aggregate of 2,000,000 shares of common stock and that the Board of Directors have delegated to the Compensation Committee the authority to administer the 2006 Employee Stock Purchase Plan.

On December 15, 2006, we filed a registration statement on Form S-8 under the Securities Act covering shares of common stock reserved for issuance under our 2006 Employee Stock Purchase Plan. The Form S-8 registration became effective immediately upon filing. Subject to the satisfaction of applicable exercise periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding stock options granted pursuant to our 2006 Employee Stock Purchase Plan are available for immediate resale in the public market.

  WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form SB-2 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

  LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

  EXPERTS

The consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004 of GlobalOptions Group included in this prospectus have been so included in reliance on the report of Marcum & Kliegman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The financial statements as of December 31, 2005 of JLWA included in this prospectus have been so included in reliance on the report of Rubino & McGeehin, Chartered, Certified Public Accountants, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The financial statements as of December 31, 2005 of Safir and Secure Source included in this prospectus have been so included in reliance on the reports of Friedberg, Smith and Co., PC and Weaver and Tidwell, L.L.P respectively, given on the authority of said firms, as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CHANGES IN ACCOUNTANT

Effective as of June 30, 2005, we replaced Sherb & Co., LLP as our independent registered public accounting firm. Sherb & Co., LLP had been previously engaged as the principal accountant to audit our financial statements. The reason for the replacement of Sherb & Co., LLP was that, following the merger, the stockholders of GlobalOptions owned a majority of the outstanding shares of our common stock. GlobalOptions is our primary business unit, and the current independent registered public accountants of GlobalOptions are the firm of Marcum & Kliegman LLP. We believe that it is in our best interest to have Marcum & Kliegman LLP continue to work with our business, and we therefore retained Marcum & Kliegman LLP as our new independent registered public accounting firm effective as of June 30, 2005. Marcum & Kliegman LLP is located at 655 Third Avenue, 16th Floor, New York, New York 10017.

The reports of Sherb & Co., LLP on our financial statements for the years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion. There was no qualification as to audit scope or accounting principles. However, the report of Sherb & Co., LLP on our financial statements for the years ended December 31, 2004 and 2003 were qualified due to a going concern uncertainty.

The decision to change accountants was approved by our board of directors on June 27, 2005.

During our two most recent fiscal years, and the subsequent interim periods, prior to June 30, 2005, there were no disagreements with Sherb & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Sherb & Co., LLP, would have caused it to make reference to the matter in connection with its reports.

As of June 30, 2005, Marcum & Kliegman LLP was engaged as our new independent registered public accounting firm. Appointment of Marcum & Kliegman LLP was recommended and approved by our board of directors. During our two most recent fiscal years, and the subsequent interim periods, prior to June 30, 2005, we did not consult Marcum & Kliegman LLP regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

GlobalOptions Group, Inc.
Index to Financial Statements

Page No.
Consolidated Financial Statements of GlobalOptions Group, Inc. and Subsidiaries:
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets at December 31, 2005	F-2
Consolidated Statements of Operations for the Years ended December 31, 2005 and 2004	F-3
Consolidated Statements of Changes in Stockholders’ Equity for the Years ended December 31, 2005 and 2004	F-4
Consolidated Statements of Cash Flows for the Years ended December 31, 2005 and 2004	F-5 - F-6
Notes to Consolidated Financial Statements	F-7 - F-37

Unaudited Condensed Consolidated Financial Statement of GlobalOptions Group, Inc. and Subsidiaries:
Consolidated Balance Sheet at September 30, 2006	F-38
Consolidated Statements of Operations for the Nine Months ended September 30, 2006 and 2005	F-39
Consolidated Statements of Stockholders’ Equity for the Nine Months ended September 30, 2006 and 2005	F-40
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2006 and 2005	F-41 - F-44
Notes to Unaudited Condensed Consolidated Financial Statements	F-45 - F-75

Financial Statements of James Lee Witt Associates, LLC (“JLWA”):
Independent Auditors’ Report	F-76
Balance Sheets at December 31, 2005 and 2004	F-77
Statements of Income for the Years ended December 31, 2005 and 2004	F-78
Statements of Changes in Members’ Equity for the Years ended December 31, 2005 and 2004	F-79
Statements of Cash Flows for the Years ended December 31, 2005 and 2004	F-80
Notes to Financial Statements	F-81 - F-87

Financial Statements of Safir Rosetti, LLC (“Safir”):
Independent Auditors’ Report	F-88
Balance Sheets at December 31, 2005 and 2004	F-89
Statements of Operations for the Years ended December 31, 2005 and 2004	F-90
Statements of Changes in Members’ Equity for the Years ended December 31, 2005 and 2004	F-91
Statements of Cash Flows for the Years ended December 31, 2005 and 2004	F-92 - F-93
Notes to Financial Statements	F-94 - F-103

Unaudited Condensed Financial Statements of Safir Rosetti, LLC (“Safir”):
Unaudited Balance Sheet at March 31, 2006	F-104
Unaudited Statements of Operations for the Three Months ended March 31, 2006 and 2005	F-105
Unaudited Statements of Changes in Members’ Equity for the Three Months ended March 31, 2006	F-106
Unaudited Statements of Cash Flows for the Three Months ended March 31, 2006 and 2005	F-107 - F-108
Notes to Unaudited Financial Statements	F-109 - F-112

Financial Statements of Secure Source, Inc. (“Secure Source”):
Report of Independent Registered Public Accounting Firm	F-113
Balance Sheets at December 31, 2005 and 2004	F-114
Statements of Income for the Years ended December 31, 2005 and 2004	F-115
Statements of Stockholders’ Equity for the Years ended December 31, 2005 and 2004	F-116
Statements of Cash Flows for the Years ended December 31, 2005 and 2004	F-117
Notes to Financial Statements	F-118 - F-124

Unaudited Condensed Financial Statements of Secure Source, Inc. (“Secure Source”):
Unaudited Balance Sheet at March 31, 2006	F-125
Unaudited Statements of Operations for the Three Months ended March 31, 2006 and 2005	F-126
Unaudited Statements of Cash Flows for the Three Months ended March 31, 2006 and 2005	F-127
Notes to Unaudited Financial Statements	F-128 - F-130

Pro Forma Financial Information:
Introduction to Unaudited Pro Forma Condensed Combined Financial Statements	F-131 - F-132
Unaudited Pro Forma Condensed Combined Statement of Operations for the nine Months ended September 30, 2006	F-133
Unaudited Pro Forma Condensed Combined Statement Operations for the Year ended December 31, 2005	F-134
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	F-135 - F-138

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
GlobalOptions Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of GlobalOptions Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2005 and December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GlobalOptions Group, Inc. and subsidiaries as of December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.

/s/ Marcum & Kliegman LLP

New York, New York
April 3, 2006

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2005
ASSETS

Current assets:

Cash	$528,602
Accounts receivable, net of allowance for doubtful
accounts of $538,699	2,232,749
Prepaid expenses and other current assets	37,487

Total current assets	2,798,838

Property and equipment, net	220,313
Intangible assets, net	1,233,487
Goodwill	4,324,620
Security deposits	19,218

Total assets	$8,596,476

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Line of credit	$543,453
Accounts payable	1,000,510
Accrued compensation and related benefits	538,097
Note payable for CBR acquistion	904,230
Due to former stockholder of CBR	595,320
Other current liabilities	228,428

Total liabilities	3,810,038

Commitments

Stockholders' equity:
Preferred stock, $0.001 par value,
14,984,000 shares authorized, no shares
issued or outstanding	-

Series A convertible preferred stock, voting, $0.001 par
value, 16,000 shares authorized, 7,750 shares
issued and outstanding, liquidation preference $7,750,000	8

Common stock, $.001 par value; 85,000,000 shares authorized;
14,490,582 shares issued and outstanding	14,490

Additional paid-in capital	12,435,321

Deferred consulting fees	(848,181)

Accumulated deficit	(6,815,200)

Total stockholders' equity	4,786,438

Total liabilities and stockholders' equity	$8,596,476

 See notes to these consolidated financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	For the Years Ended
	December 31,
	2005	2004

Revenues	$9,028,341	$5,569,335

Cost of revenues	5,074,045	3,515,443
Gross profit	3,954,296	2,053,892

Operating expenses:

Selling and marketing, including
compensatory element of stock
issuances of $307,005 and $97,499, in
2005 and 2004, respectively	540,301	789,594

General and administrative, including
compensatory element of stock
issuances of $354,669 in 2005	6,937,148	2,635,870

Total operating expenses	7,477,449	3,425,464

Loss from operations	(3,523,153)	(1,371,572)

Other income (expense):

Interest income	18,229	99

Interest expense	(65,049)	(25,520)

Other expense, net	(46,820)	(25,421)

Net loss	(3,569,973)	(1,396,993)

Deemed dividends to Series A convertible preferred
stockholders	(979,750)	-

Net loss applicable to common stockholders	$(4,549,723)	$(1,396,993)

Basic and diluted net loss per share
applicable to common stockholders	$(0.38)	$(0.16)

Weighted average number of common shares outstanding -
basic and diluted	12,001,108	8,613,178

See notes to these consolidated financial statements.

GLOBALOPTIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity
			Series A convertible		Additional	Deferred		Total
	Common Stock		Preferred Stock		Paid-in	Consulting	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Fees	Deficit	Equity
Balance, January 1, 2004	8,218,302	$8,218	-	-	$2,495,945	-	$(1,848,234)	$655,929

Issuance of common stock for cash	1,102,941	1,103	-	-	748,897	-	-	750,000

Issuance of common stock for services	10,082	10	-	-	5,989	-	-	5,999

Issuance of stock options for services	-	-	-	-	91,500	-	-	91,500

Net loss	-	-	-	-	-	-	(1,396,993)	(1,396,993)

Balance, December 31,2004	9,331,325	9,331	-	-	3,342,331	-	(3,245,227)	106,435

Issuance of stock options
for services	-	-	-	-	1,022,005	(865,000)	-	157,005

Amortization of deferred
consulting fees	-	-	-	-	-	16,819	-	16,819

Issuance of common stock in
connection with exercise of
warrants for cash	176,471	176	-	-	119,824	-	-	120,000

Issuance of common stock in
connection with exercise of cashless
warrants	20,579	21	-	-	(21)	-	-	-

Issuance of common stock upon
conversion of principal and interest
of convertible note payable -
stockholder	361,891	362	-	-	266,721	-	-	267,083

Issuance of common stock
for services	202,316	202	-	-	487,648	-	-	487,850

Issuances of Series A
convertible preferred stock	-	-	7,750	8	7,749,992	-	-	7,750,000

Offering costs in connection with
private placements of Series A
convertible preferred stock	-	-	-	-	(548,781)	-	-	(548,781)

Outstanding common stock of
GlobalOptions Group, Inc. at
date of reverse merger	4,398,000	4,398	-	-	(4,398)	-	-	-

Net loss	-	-	-	-	-	-	(3,569,973)	(3,569,973)

Balance, December 31, 2005	14,490,582	$14,490	7,750	$8	$12,435,321	$(848,181)	$(6,815,200)	$4,786,438

See notes to these consolidated financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Years Ended December 31
	2005	2004
Cash flows from operating activities:

Net loss	$(3,569,973)	$(1,396,993)

Adjustments to reconcile net loss to net cash used in operating activities:

Provision for bad debts	254,224	171,200

Depreciation and amortization	208,057	53,557

Stock based compensation	661,674	97,499

Changes in operating assets:

Accounts receivable	(346,433)	64,927

Prepaid expenses and other current assets	(8,262)	25,777

Security deposits	34,745	-

Changes in operating liabilites:

Accounts payable	(167,286)	170,097

Accrued compensation and related benefits	(2,005)	(14,317)

Due to former stockholder of CBR	(201,829)	-

Deferred revenue and customer deposits	-	(146,922)

Other current liabilites	(113,522)	114,046

Total adjustments	319,363	535,864

Net cash used in operating activities	(3,250,610)	(861,129)

Cash flows from investing activities:

Purchases of property and equipment	(29,699)	-

Acquisition of CBR, less cash acquired of $26,086	(4,362,876)	-

Net cash used in investing activities	(4,392,575)	-

See notes to these consolidated financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows, continued

	For the Years Ended December 31,
	2005	2004

Cash flows from financing activities:

Net proceeds from line of credit	$437,550	$105,903

Proceeds from issuance of convertible note payable - stockholder	-	250,000

Proceeds from issuance of common stock	-	750,000

Proceeds from issuance of Series A
convertible preferred stock	7,750,000	-

Offering costs in connection with private placement of Series A
convertible preferred stock	(548,781)	-

Net cash provided by financing activities	7,638,769	1,105,903

Net (decrease) increase in cash	(4,416)	244,774

Cash - beginning	533,018	288,244

Cash - ending	$528,602	$533,018

Supplemental disclosure of cash flow information:

Cash paid during the year for interest	$56,299	$17,186

Supplemental discolsures of non-cash investing and financing activities:
Common stock issued upon the conversion of convertible note payable -
stockholder and related accrued interest	$267,083	$-

Common stock issued upon the cashless exercise of warrants	$21	$-

Supplemental non-cash investing and financial activity - acquisition of CBR:

Current assets acquired	$1,573,706
Property and equipment acquired	153,802
Intangible assets acquired	1,370,808
Goodwill recognized on purchase business combination	4,324,620
Security deposits acquired	16,032
Current liabilities assumed with acquisition	(1,348,627)
Due to form stockholder of CBR assumed with acquisition	(797,149)

Total purchase price	5,293,192
Less: Cash acquired	(26,086)
Less: Cash paid to acquire business	(4,362,876)
Non-cash consideration to seller	$904,230

 See notes to these consolidated financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

1. Nature of Operations

GlobalOptions, LLC was formed in November 1998 as a limited liability company (“LLC”) in the state of Delaware. On January 24, 2002, with the approval of the members of the LLC, the LLC converted to a corporation under Delaware law with the name GlobalOptions, Inc. (“GlobalOptions”)

On June 24, 2005, GlobalOptions consummated a “reverse merger” transaction (See Note 13), with Creative Solutions with Art, Inc., (“Creative Solutions”) a Nevada corporation, and the newly formed GlobalOptions Acquisition Corp., (“GlobalOptions Acquisition”) a Delaware corporation, a wholly-owned subsidiary of Creative Solutions. GlobalOptions Acquisition merged with and into GlobalOptions with the result that on June 24, 2005, GlobalOptions became the subsidiary of a public company.

Following the merger, Creative Solutions changed its name to GlobalOptions Group, Inc. (“GlobalOptions Group” or the “Company”) and began trading on the OTC (over the counter) Bulletin Board under the new symbol “GLOI.OB.” As a result of the reverse merger, GlobalOptions became the wholly-owned subsidiary of the newly renamed GlobalOptions Group, with GlobalOptions’ former stockholders acquiring a majority of the outstanding shares of the Company’s common stock, par value $.001 per share, and GlobalOption’s officers and directors replaced the officers and directors of Creative Solutions. The reverse merger was consummated under Delaware law and pursuant to an Agreement and Plan of Merger, dated June 24, 2005 (the “Merger Agreement”). For accounting purposes, the reverse merger has been treated as an acquisition of Creative Solutions by GlobalOptions and a recapitalization of GlobalOptions. The historical consolidated financial statements prior to June 24, 2005 are those of GlobalOptions. Pursuant to the reverse merger, GlobalOptions has restated its statements of stockholders’ equity on a recapitalization basis, so that all accounts are now presented as if the reverse merger had occurred at the beginning of the earliest period presented.

The Company is a provider of risk mitigation services to Fortune 500 corporations, governmental organizations and high-profile individuals throughout the world. The Company’s risk mitigation services currently include (1) risk management and security, (2) investigations and litigation support, and (3) crisis management and corporate governance.

On August 14, 2005, the Company acquired Confidential Business Resources (“CBR”), a privately-held nationwide investigations firm based in Nashville, Tennessee (See Note 4).

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

2. Principles of Consolidation

The consolidated financial statements of the Company include the consolidated financial statements of GlobalOptions Group, Inc. and its wholly owned subsidiaries, GlobalOptions, Inc. and Avalanche Motion Pictures, Inc. (“Avalanche”). Avalanche is an inactive company. All material intercompany accounts and transactions are eliminated in consolidation.

3. Summary of Significant Accounting Policies

  Net Loss Per Common Share

Basic net loss per common share is computed based on the weighted average number of shares of common stock outstanding during the periods presented on a recapitalization basis in accordance with the reverse merger. Common stock equivalents, consisting of stock options, Series A convertible preferred stock and warrants, as further discussed in the notes to the consolidated financial statements, were not included in the calculation of the diluted loss per share because their inclusion would have been anti-dilutive. The total common shares issuable upon the exercise of stock options, warrants, and the Series A convertible preferred stock as of December 31, 2005 and 2004 was 12,421,222 and 3,144,403, respectively.

Intangible Assets

In accordance with the requirements of Statement of Financial Accounting Standards No. 141 (“SFAS No. 141”), “Business Combinations”, on August 14, 2005, the Company recognized certain intangible assets acquired in the CBR acquisition (See Note 4), primarily goodwill, trade names, covenants not to compete, and customer relationships.  In accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”, on a regular basis, the Company performs impairment analysis of the carrying value of goodwill and certain other intangible assets by assessing the recoverability when there are indications of potential impairment based on estimates of undiscounted future cash flows. The amount of impairment is calculated by comparing anticipated discounted future cash flows with the carrying value of the related asset. In performing this analysis, management considers such factors as current results, trends, and future prospects, in addition to other economic factors.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to makes estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts.

Concentrations of Credit Risk

Cash: The Company maintains its cash with various financial institutions, which exceeded the federally insured limit throughout the year. At December 31, 2005, the Company had cash on deposit of approximately $524,000 in excess of federally insured limits.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

3. Summary of Significant Accounting Policies, continued

Concentrations of Credit Risk, continued

Accounts Receivable: The number of clients that comprise the Company’s client base, along with the different industries and geographic regions, including foreign clients, in which the Company’s clients operate, limits concentrations of credit risk with respect to accounts receivable. The Company does not generally require collateral or other security to support client receivables, although the Company does require retainers, up-front deposits or irrevocable letters-of-credit in certain situations. The Company has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific clients and past collections history. Credit losses have been within management’s expectations.

Property and Equipment

Property and equipment is stated at cost and is being depreciated using the straight-line method over their estimated useful lives, generally five to seven years. Leasehold improvements are being amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gains or losses are reflected in the consolidated results of operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Investment in Company

The Company maintains a 50% ownership interest in a risk management company operating in Europe and accounts for its investment using the equity method.

Revenue Recognition

Revenue is recognized as the services are performed pursuant to the applicable contractual arrangements. Revenue related to time and materials arrangements is recognized in the period in which the services are performed. Revenue related to fixed price arrangements are recognized based upon the achievement of certain milestones or progress points within the project plan. The impact of any revisions in estimated total revenue and direct contract costs is recognized in the period in which they become known. Expenses incurred by professional staff in the generation of revenue are billed to the client and recorded as revenue when incurred. For certain foreign accounts, revenues are recognized and the related expenses are recorded only after the receipt in cash of the revenue amounts. The Company incurs no obligations to third parties for expenses related to these certain foreign accounts until such time that invoiced revenues are received in cash.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

3. Summary of Significant Accounting Policies, continued

Advertising

The Company expenses the cost of advertising as incurred. Advertising expense for the years ended December 31, 2005 and 2004 was approximately $26,000 and $79,000, respectively.

Income Taxes

The Company accounts for income taxes using the liability method as required by SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the years ended December 31, 2005 and 2004, respectively, as a result of losses incurred during the years.

Stock Based Compensation/Stock Options

As permitted by SFAS No. 123, “Accounting for Stock-Based Compensation” ("SFAS 123"), which establishes a fair value based method of accounting for equity-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees” ("APB 25") for recognizing equity-based compensation expense for financial statement purposes. Under APB 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair market value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such options are known and fixed at the grant date.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force Issue No. (“EITF”) 96-18, “Accounting for Equity Instruments that are issued to other than employees for Acquiring, or In Conjunction with Selling, Goods or Services,” which requires that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed.

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS 148, “Accounting for Stock-Based Compensation-Transition and Disclosure” ("SFAS 148"). This standard amended the disclosure requirements of SFAS 123 for fiscal years ending after December 15, 2002 to require prominent disclosure in both annual and interim financial statements about the method used and the impact on reported results. The Company follows the disclosure-only provisions of SFAS 123 which require disclosure of the pro-forma effects on net income (loss) as if the fair value method of accounting prescribed by SFAS 123 had been adopted, as well as certain other information.

Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

3.     Summary of Significant Accounting Policies, continued

  Stock Based Compensation/Stock Options, continued

Under APB 25, no stock-based employee compensation expense relating to the Company’s stock option plans was reflected in net loss, as all options granted under its plan had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used:

	Years Ended December 31,
	2005	2004

Dividend yield	0%	0%
Expected volatility	87%	55%
Risk-free interest rate	3.0%	3.0%
Expected lives	3 years	3 years

The weighted average fair value of the options on the date of grant, using the fair value based method, for the years ended December 31, 2005 and 2004 $1.73 and $0.25, respectively. For the year ended December 31, 2005, the Company updated the expected volatility based upon a review of the history of additional comparable companies.

The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition method under the provisions of SFAS 123.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

3.     Summary of Significant Accounting Policies, continued

  Stock Based Compensation/Stock Options, continued

(All numbers in 000’s except per share data.)	For the Years Ended December 31,
	2005	2004
Net loss applicable to common stockholders, as reported	$(4,550)	$(1,397)
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	377	166

Pro-forma net loss	$(4,927)	$(1,563)
Net loss per share applicable to common stockholders - basic and diluted:

As reported	$(0.38)	$(0.16)

Pro forma	$(0.41)	$(0.18)

Recent Accounting Pronouncements

 In December, 2004, the FASB issued SFAS 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29” (“SFAS 153”). APB Opinion No. 29 provided an exception to the basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception to fair value for exchanges of similar productive assets and replace it with a general exception for exchange transactions that do not have commercial substance, which are defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. SFAS No. 153 was effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The SFAS No. 153 did not have a material affect on the Company’s consolidated financial statements

In December 2004, the FASB issued SFAS No. 123R “Shared Based Payment (“SFAS 123R”)”. This statement is a revision of SFAS 123 and supersedes APB 25 and its related implementation guidance. SFAS 123R addresses all forms of shared based payment (“SBP”) awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation cost in the historical financial statements. This statement is effective for public entities that file as small business issuers as of the beginning of the first annual reporting period that begins after December 15, 2005 and applies to all outstanding and unvested SBP awards as of the date adopted by the Company. The Company expects that SFAS 123R will have a significant impact on its overall consolidated financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

3.     Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

SFAS 123R permits public companies to adopt its requirements using one of two methods:

“Modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date. B. “Modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate, based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures, either (a) all prior periods presented or (b) prior interim periods of the year of adoption. The Company will adopt SFAS 123R beginning January 1, 2006 using the modified prospective method. The impact of this Statement will require the Company to record a charge for the fair value of its stock options over the vesting period in the consolidated financial statements. Based upon the current number of outstanding and unvested options at December 31, 2005, implementation of SFAS 123R will have a significant input upon the overall consolidated financial statements of the Company.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB No. 20 and FASB Statement No. 6”. Under SFAS No. 154, changes in accounting principles will generally be made by the retrospective application of the new accounting principle to the financial statements of prior periods unless it is impractical to determine the effect of the change on prior periods. The reporting of a change in accounting principles as a cumulative adjustment to net income in the period of the change permitted under APB No. 20 will no longer be permitted unless it is impractical to determine the effect of the change on prior periods. Corrections of errors in the application of accounting principles will continue to be reported by retroactively restating the affected financial statements. The provisions of SFAS No. 154 will not apply to new accounting standards that contain specific transition provisions. SFAS No. 154 is applicable to accounting changes made in fiscal years beginning on or after December 15, 2005. The early application of SFAS No. 154 is permitted for accounting changes made in fiscal years that began after the issuance of SFAS No. 154. The Company does not expect that SFAS No. 154 will have a material affect on its consolidated financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

3.     Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

In June 2005, the FASB ratified EITF Issue No. 05-2, “The Meaning of `Conventional Convertible Debt Instrument’ in EITF No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 05-2”), which addresses when a convertible debt instrument should be considered `conventional’ for the purpose of applying the guidance in EITF No. 00-19. EITF 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument’s economic characteristics are more similar to debt than equity. EITF 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The Company has applied the requirements of EITF 05-2 since the required implementation date. The adoption of this pronouncement did not have an impact on the Company’s consolidated financial position or results of operations.

In June 2005, the EITF released EITF Issue No. 05-4 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 05-4”) addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF No. 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause. The consensus for EITF 05-4 has not been finalized.

In June 2005, the EITF reached consensus on Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 was effective for periods beginning after June 30, 2005. EITF 05-6 did not have a material affect on the Company’s consolidated financial position or results of operations.

In September 2005, the EITF reached a consensus on EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded In Debt Securities and Related Issues,” (“EITF 05-7”) beginning in the first interim or annual reporting period beginning after December 15, 2005. Early application of this guidance is permitted in periods for which financial statements have not yet been issued. The disclosures required by SFAS No. 154 should be made excluding those disclosures that require the effects of retroactive application. EITF 05-7 did not have material effect on the Company’s consolidated financial position.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

3.     Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In September 2005, the FASB ratified the following consensus reached in EITF Issue No. 05-8 "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature": a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying SFAS No. 109, “Accounting for Income Taxes.” Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27,"Application of Issue No. 98-5 to Certain Convertible Debt Instruments" (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement is not expected to have a material impact on the Company's consolidated financial statements.

4.	Acquisition of CBR

On August 14, 2005, GlobalOptions purchased substantially all of the assets and business activities of CBR. The aggregate purchase price paid for CBR’s assets and business was approximately $5,150,000 subject to certain future adjustments to opening working capital purchase price as defined in the agreement.

The aggregate purchase price of approximately $5,293,000 consisted of cash in the amount of $4,246,000, a broker fee of approximately $143,000 and a note payable to the seller in the amount of $904,000 due August 14, 2006. The note payable to the seller is non-interest bearing and is unsecured. The purchase price is subject to change based upon future adjustments to working capital, as defined, for working capital acquired from CBR as of the acquisition date. This working capital adjustment will be finalized on August 14, 2006, in connection with the final adjustment to the purchase price.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

4.	Acquisition of CBR, continued

The assets and liabilities of CBR have been recorded in the Company’s consolidated balance sheet at their fair values at the date of acquisition. As part of the purchase of CBR on August 14, 2005, the Company acquired identifiable intangible assets of approximately $1,371,000. Of the identifiable intangibles acquired, $80,000 has been assigned to trade names, $52,000 to developed technology, $729,000 to customer relationships, and $510,000 to non-compete agreements. The acquired intangibles have been assigned definite lives and are subject to amortization, as described in the table below.

The following table details amortization periods for the identifiable, amortizable intangibles:

Intangible Asset Category	Amortization Period in years
Trade names	5 years
Developed technology	3 years
Non-compete agreements	3 years
Customer relationships	5 years

The following table details the allocation of the purchase price for the acquisition of CBR:

Fair Value

Cash	$26,086
Accounts receivable	1,527,071
Prepaid expenses	20,549
Property and equipment	153,802
Security deposits	16,032
Intangible asset - trade names	80,000
Intangible asset - developed technology	52,000
Intangible asset - customer relationships	728,808
Intangible asset - non-compete agreements	510,000
Accounts payable	(900,175)
Accrued compensation and related benefits	(413,457)
Due to former stockholder of CBR	(797,149)
Other current liabilities	(34,995)

Net fair values assigned to assets acquired and
liabilities assumed	968,572
Goodwill	4,324,620
Total	$5,293,192

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

4.	Acquisition of CBR - continued

The following represents a summary of the purchase price consideration:

Cash	$4,246,092
Broker fee incurred - included as part of purchase price	142,870
Note payable	904,230

Total Purchase Price Consideration	$5,293,192

The results of operations for CBR for the period from August 14, 2005 to December 31, 2005, are reflected in the Company’s results for the year ended December 31, 2005 in the accompanying consolidated statements of operations.

The following table presents the unaudited pro-forma combined results of operations of the Company and CBR for each of the years ended December 31, 2005 and 2004, respectively as if CBR had been acquired at the beginning of each of the periods.

	For the Years Ended December 31,
	2005	2004

Revenues	$15,415,791	$14,360,946

Net loss applicable to common stockholders	$(5,783,305)	$(2,283,999)

Pro-forma basic and diluted net loss per common share	$(0.48)	$(0.27)

Weighted average common shares outstanding - basic and diluted	12,001,108	8,613,178

The pro forma combined results are not necessarily indicative of the results that actually would have occurred if the CBR acquisition had been completed as of the beginning of 2004, nor are they necessarily indicative of future consolidated results.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

5.	Intangible Assets

Intangible assets at December 31, 2005 consist exclusively of amounts related to the CBR acquisition (See Note 4).

The estimated amortization of amortizable intangible assets for the five years ending December 31, 2010 is as follows:

For the Years Ending December 31,	Total	Developed Technology	Non-Compete Agreements	Customer Relationships	Trade Names

2006	$361,000	$21,000	$170,000	$154,000	$16,000
2007	361,000	21,000	170,000	154,000	16,000
2008	277,000	2,000	105,000	154,000	16,000
2009	170,000	-	-	154,000	16,000
2010	64,000	-	-	54,000	10,000
Totals	$1,233,000	$44,000	$445,000	$670,000	$74,000

During the year ended December 31, 2005, the Company recorded amortization expense related to the acquired amortizable intangibles of $137,320.

The weighted average amortization period for amortizable intangibles is 4.0 years and has no residual value.

6.	Property and Equipment

At December 31, 2005, property and equipment is comprised of the following:

Computer and equipment	$306,625
Furniture and fixtures	120,544
Leasehold improvements	136,244
563,413
Less: accumulated depreciation and amortization	343,100
Total	$220,313

Depreciation and amortization for the years ended December 31, 2005 and 2004 was $70,737, and $53,557, respectively.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

7.	Line of Credit

During November 2003, GlobalOptions signed a $1,000,000 line of credit with a financial institution with an interest rate of prime plus 1.25% (7.25% at December 31, 2005) secured by accounts receivable and subject to monthly covenants.

In conjunction with the establishment of this line of credit, the financial institution was granted warrants to purchase 29,411 shares of the Company’s common stock at $0.60 per share. The value of these warrants, computed using the Black-Scholes option pricing model was de-minimus. These warrants were exercised on June 24, 2005 on a cashless basis, and were exchanged for 20,579 shares of common stock.

On May 4, 2005, this line of credit agreement was amended to increase the facility amount to $1,875,000. This line of credit was renewed on February 3, 2006 and expires on February 3, 2007. During March 2006, the Company entered into an agreement to guarantee the obligations of GlobalOptions under this line of credit. The balance outstanding under the line of credit at December 31, 2005 was $543,453.

8.	Due to Former Stockholder of CBR

During 2001, CBR entered into an agreement to purchase certain assets and assume certain liabilities of Gallagher Bassett Services, Inc. (“Gallagher”). The purchase agreement required that CBR make additional payments to Gallagher, as consideration for the acquisition over a five year period ending during August 2006. These additional payments are equal to a percentage of revenues generated on a calendar year basis by Gallagher on behalf of CBR as defined in the purchase agreement as shown in the following table.

Related Revenue	Applied percentage to calculate additional consideration
Up to $3,000,000	5%
Between $3,000,000 and $5,000,000	7%
Between $5,000,000 and $6,000,000	9%
Over $6,000,000	10%

GlobalOptions assumed a liability of $797,149 in connection with the acquisition of CBR which includes an increase to the opening balance liability of approximately $178,700 relating to a change in the estimated amount due under the agreement. This amount has been recorded as a purchase price adjustment to customer relationships in accordance with SFAS No. 141(See Note 4). At December 31, 2005, the balance due under this agreement was $595,320.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

9.	Other Current Liabilities

At December 31, 2005, other current liabilities consisted of the following:

Accrued client expenses	$ 83,070
Corporate development expenses	11,097
Deferred rent	67,768
Miscellaneous	66,493

Total	$ 228,428

10.	Income Taxes

The Company’s deferred tax assets of approximately $2,618,000 and $1,191,000 at December 31, 2005 and 2004, respectively, are subject to a 100% valuation allowance because it is more likely than not that the deferred tax assets will not be realized. The valuation allowances related to the Company’s deferred tax assets increased by approximately $1,427,000 and $602,000 for the years ended December 31, 2005 and 2004, respectively.

Significant components of the Company’s deferred tax assets at December 31, 2005 and 2004 are as follows:

	December
	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$2,118,168	$1,007,719
Stock-based compensation	151,730	82,200
Allowance for doubtful accounts	215,480	47,490
Property and equipment	47,756	25,872
Intangible assets	41,220	-
Non-deductible accruals	87,251	27,761
Total deferred tax assets	2,661,605	1,191,042
Deferred tax liability:
Goodwill	(43,246)	-
Subtotal	2,618,359	1,191,042
Less: valuation allowance	(2,618,359)	(1,191,042)
Deferred tax assets, net	$-	$-

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

10.	Income Taxes, continued

As of December 31, 2005 and 2004, the Company had available approximately $5,172,000 and $2,504,000, respectively, of federal and state net operating losses (“NOL”) available for income tax purposes that may be carried forward to offset future taxable income, if any. These carryforwards expire in years 2022 through 2025. The Company’s ability to use its NOL carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code.

As a result of our significant operating loss carryforwards and the corresponding valuation allowance, no income tax benefit has been recorded at December 31, 2005 and 2004. The provision for income taxes using the statutory federal tax rate as compared to our effective tax rate is summarized as follows:

	December 31,
	2005	2004
Tax benefit at statutory rate	(34.0)%	(34.0)%
State income taxes	(6.0)%	(6.0)%
Increase in valuation allowance	40.0%	40.0%
Effective income tax rate	-	-

11.	Convertible Note Payable - Stockholder

During August 2004, the Company received $250,000 in the form of a four year convertible note to QuanStar I, LLC (“QuanStar”), an existing stockholder. This convertible note bore interest at a rate of 10% per annum, with interest payable quarterly commencing October 1, 2004. The principal amount was due upon maturity in August 2009. On June 24, 2005, at the option of QuanStar, the $250,000 convertible note and accrued interest of $17,083 was converted into 361,891 shares of common stock.

12.	Commitments and Contingencies

Employment Agreements

GlobalOptions entered into employment agreements that are renewed on an annual basis with both its Chief Executive Officer and President. Base compensation is $260,000 and $250,000, per annum for its Chief Executive Officer and its President, respectively.

On January 29, 2004, GlobalOptions entered into an employment agreement with its Chairman of the Board. This agreement provided for base compensation of $200,000 per annum. The agreement provided for a sign-on grant of an option to purchase 441,177 shares of common stock for which there is a 3 year vesting period and a one year bonus consisting of a grant of an option to purchase 441,177 shares of common stock that also vest over a 3 year period. For both stock option grants the exercise price is $0.60 per share

GlobalOptions employment agreement with its Chairman was assigned to the Company effective as of June 27, 2005. Pursuant to the assignment, (i) the Chairman’s salary was increased to the annual rate of $300,000 retroactive to January 1, 2005, (ii) all of the Chairman’s stock options in GlobalOptions were confirmed to have vested with the consummation of the reverse merger, (iii) the Chairman agreed to forego receiving any 2005 annual bonus that he is entitled to under the employment agreement, and (iv) and the Company and the Chairman agreed to negotiate in good faith bonus arrangements after December 31, 2005.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

12.	Commitments and Contingencies, continued

Employment Agreements, continued

In connection with the acquisition of CBR (See Note 4), GlobalOptions entered into a three year employment agreement with Halsey Fischer, the former president and chief executive officer of CBR. Under the terms of the agreement, Mr. Fischer serves the Company as President of the Investigations Segment (See Note 18) and receives an annual salary of $200,000 per annum and be eligible for a discretionary annual bonus segment of the Company of up to $50,000. In addition, the Company has assumed the employment agreements of three former employees of CBR, with such agreements having remaining terms of approximately one year from the date of the acquisition of CBR, representing in the aggregate a remaining obligation of approximately $100,000 at December 31, 2005.

Operating Leases

In January 2003, GlobalOptions entered an operating lease for office space that expires on January 1, 2008. Rents are payable in monthly installments of $37,931 plus a proportionate share of operating charges and real estate taxes. On each annual anniversary date of the lease, the rent will increase by 2.5% of the current year’s rent. In accordance with SFAS No. 13, “Accounting for Leases,” the non-contingent rent increases are being amortized over the life of the leases on a straight line basis. Deferred rent of $35,582 and $35,290 represents the unamortized rent adjustment amounts at December 31, 2005 and 2004, respectively.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

12.	Commitments and Contingencies - continued

Operating Leases, continued

In connection with the purchase of assets and assumption of liabilities of CBR, GlobalOptions assumed the obligations for the leases of the eight CBR offices. Such lease obligations are through the year 2010 and carry terms that allow for renewals.

Future minimum lease payments under these leases are as follows:

For the Years Ending December 31,
2006	$808,450
2007	680,858
2008	96,471
2009	61,443
2010	26,485
Thereafter	5,214
Total	$1,678,921

Rent expense charged to operations amounted to approximately $503,000 and $478,000, respectively for the years ended December 31, 2005 and 2004. During 2004, the Company also rented a corporate apartment on a month-to-month basis. Rent expense for the apartment was $24,104 for the year ended December 31, 2004. The lease for the corporate apartment was cancelled on April 21, 2004.

Letter of Credit

In connection with the lease for its corporate office, the Company is required to maintain a standby letter of credit of $37,931 for the purpose of collateralizing future lease payments. During the year ended December 31, 2005, the landlord drew upon the letter of credit and the security deposit in order to satisfy a portion of the Company’s obligations under the lease. Accordingly, at December 31, 2005, the Company was not in compliance with the standby letter of credit obligations under the lease. During March 2006, the Company reinstated the letter of credit and brought the Company back into compliance under the lease agreement.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

12.	Commitments and Contingencies - continued

Consulting Agreements- continued

GlobalOptions has been a party to a consulting agreement with BKS Advisors, LLC (“BKS”) pursuant to which BKS provides GlobalOptions management with certain business, strategy and financial services. The agreement with BKS has a term that extends through October 2006. The consulting agreement provides for a monthly fee of $25,000 which may be adjusted based on the level of services provided. On June 1, 2005, BKS assigned its rights under this agreement to Jeffrey O. Nyweide, Chief Financial Officer and Executive Vice President of Corporate Development of GlobalOptions Group. Consulting expense under this agreement incurred for each of the years ended December 31, 2005 and 2004 amounted to $300,000.

During November 2005, GlobalOptions entered into a consulting agreement with Rubenstein Public Relations Inc. (“RPR”). As part of this agreement, RPR will provide GlobalOptions certain public relations services. The agreement with RPR is to commence in January 2006 for a monthly fee of $7,500 and is on a month to month basis.

During July 2005, GlobalOptions entered into a consulting agreement with Athorn, Clark and Partners, Inc. (“Athorn”) for a term of six months. During December 2005, the term of this agreement was extended for one year. As part of this agreement, Athorn will provide GlobalOptions with strategic advisory services. The agreement provides that Athorn will be paid a monthly fee valued at $20,000, for which $10,000 will be paid in cash and $10,000 in the common stock of the Company. During the year ended December 31, 2005, the Company issued to Athorn a total of 22,442 shares of common stock valued at $60,000 representing the Company’s obligation to Athorn through December 31, 2005.

During May 2005, GlobalOptions entered into a consulting agreement with Lippert/Heilshorn and Associates, Inc. (“Lippert”) for a term of one year. As part of this agreement, Lippert will provide GlobalOptions with financial communications consulting services. The agreement provides that for the months of June through August 2005, and thereafter, that Lippert will be paid under the agreement the amounts of $10,000 and $7,500 in cash and $10,000 and $7,500 in the common stock of the Company, respectively. During the year ended December 31, 2005, the Company issued to Lippert a total of 23,652 shares of common stock, valued at $60,000 representing the Company’s obligation to Lippert through December 31, 2005.

13.	Stockholders’ Equity

Common Stock

The Company has authorized 85,000,000 shares of common stock. The holders of the Company’s common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the business. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Series A convertible preferred stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

13.	Stockholders’ Equity, continued

Common Stock, continued

During August 2004, the Company issued 1,102,941 shares of common stock for proceeds of $750,000, and warrants to purchase 176,471 shares of common stock at $0.68 per share to QuanStar I, LLC, who was a holder of a convertible note payable issued by GlobalOptions (See Note 11) and a compensated financial advisor to GlobalOptions (See Note 16). In June 2005, QuanStar I exercised the warrants and purchased 176,471 shares of common stock for $120,000.

Stock Based Compensation

On June 24, 2005, the Company issued 145,000 shares of common stock at a value of $337,850 to an advisor for its services related to the reverse merger. This cost is reflected in general and administrative expenses in the consolidated statements of operations for the year ended December 31, 2005.

On November 18, 2005, the Company granted an option to its consultant who also serves as the Company’s Chief Financial Officer, to purchase 500,000 shares of common stock at $2.50 per share. This option has a term of five years, is non-forfeitable and vests over three years. This option was valued at $865,000 utilizing the Black-Scholes economic model and is being amortized to stock based compensation over the three year vesting period in accordance with EITF 96-18. At December 31, 2005, the unamortized amount of this option grant was approximately $848,000. For the year ended December 31, 2005, approximately $17,000 has been recorded as stock based compensation and recorded within general and administrative expenses.

During the years ended December 31, 2005 and 2004, the Company issued stock options to certain members of its advisory boards in exchange for their advisory services to the Company valued at $119,000 and $39,000, respectively.

GlobalOptions Shares Immediately Prior to the Reverse Merger

On June 24, 2005, in anticipation of and in connection with the reverse merger agreement, each of the holders of its Series A, Series A-1 and Series A-2 convertible preferred stock agreed to exchange the holders’ full rights, including accrued dividends of $1,381,099, in their convertible preferred shares on the basis of one share of the common stock of GlobalOptions Group for each 1.7 shares of convertible preferred stock. This transaction resulted in the issuance of 6,596,031 shares of common stock of GlobalOptions Group in exchange for 11,213,254 shares of convertible preferred stock of GlobalOptions on June 24, 2005.

Pursuant to the Merger Agreement, stockholders of GlobalOptions received one share of GlobalOptions Group common stock for each 1.7 issued and outstanding shares of GlobalOptions common stock at closing for which 4,650,000 shares of GlobalOptions common stock was exchanged for 2,735,294 shares of common stock of GlobalOptions Group.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

13.	Stockholders’ Equity, continued

GlobalOptions Shares Immediately Prior to the Reverse Merger, continued

The convertible preferred shares of GlobalOptions exchanged included the issuance of 20,579 shares of common stock resulting from the cashless exercise in June 2005 of a warrant held by a financial institution for the purchase of 29,411 shares of stock of the Company (See Note 7), the issuance of 361,891 shares of common stock of the Company resulting from the surrender of QuanStar’s $250,000 Convertible Note and accrued interest of $17,083 and the issuance of 176,471 shares of common stock of the Company resulting from the exercise of a warrant to purchase 176,471 shares held by the QuanStar Group, LLC.

Reverse Merger and Private Placement - Summary of Transactions

On June 24, 2005, the Company consummated a reverse merger transaction (See Note 1).

At closing GlobalOptions Group issued 9,890,266 shares of its common stock to the former common and convertible preferred stockholders of GlobalOptions, in exchange for 100% of their outstanding shares of GlobalOptions.

GlobalOptions Group has assumed all of GlobalOption’s obligations under its outstanding stock option plan and has reserved 6,500,000 shares of GlobalOptions Group’s common stock for stock options issuable under a newly adopted 2005 Stock Option Plan (See Note 14). At the time of the reverse merger, GlobalOptions had outstanding stock options to purchase 4,450,721 shares of common stock, which outstanding options became stock options to purchase 2,618,071 shares of common stock of GlobalOptions Group, after giving effect to the reverse merger exchange ratio. Neither GlobalOptions nor GlobalOptions Group had any warrants to purchase shares of common stock outstanding immediately prior to the closing of the reverse merger. The pricing of all stock options has been adjusted on a 1.7 to 1 basis.

Simultaneous with closing of the reverse merger, GlobalOptions Group sold to its majority stockholders its historical art business operations, and they assumed the historical liabilities of those operations. After giving effect to the cancellation of 79,702,000 shares held by the former stockholders, there were 4,398,000 shares of GlobalOptions Group common stock outstanding before giving effect to the stock issuances in the reverse merger and private placement.

In connection with the reverse merger, GlobalOptions Group completed the closing of a private placement of a total of 7,500 units consisting of one share of our Series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of the Company’s common stock, at a purchase price of $1,000 per unit, to accredited investors pursuant to the terms of a Confidential Private Offering Memorandum, dated April 18, 2005, as supplemented. Each share of Series A convertible preferred stock is initially convertible into 500 shares of common stock at any time. Each warrant entitles the holder to purchase 125 shares of common stock at an exercise price of $2.50 per share through June 24, 2009, subject to certain redemption provisions. The Company received proceeds from the tranches of the private placement of approximately $7,041,000, net of offering costs of approximately $459,000.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

13.	Stockholders’ Equity, continued

Reverse Merger and Private Placement - Summary of Transactions, continued

Brookshire Securities Corporation served as placement agent in connection with the private placement. The placement agent received a cash fee in the aggregate of $200,000, four-year warrants to purchase 150,000 shares of GlobalOptions Group’s common stock at an exercise price of $2.00 per share, and four-year warrants to purchase an additional 350,000 shares of the Company’s common stock at an exercise price of $2.50 per share on terms which are identical to those warrants included in the units.

Under the terms of the private placement, the Company agreed to file a "resale" registration statement with the SEC covering the shares of common stock underlying the Series A preferred stock and warrants issued in the private placement on or before October 28, 2005 (or 120 days after the closing). The Company is obligated to maintain the effectiveness of the "resale" registration statement from the effective date through and until 12 months after the date of closing of the merger, unless all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act of 1933, provided the Company complies with their reporting obligations.

In the event the "resale" registration statement was not filed with the SEC on or prior to the 180th day after the completion of the merger, each investor in the private placement was to receive an additional number of shares of Series A preferred stock equal to 2% of the total number of shares of Series A preferred stock subscribed to by such investor in the private placement (which additional shares of underlying common stock will also be registered) for each month (or portion thereof) that the registration statement is not so filed, provided that the aggregate increase in such shares of Series A preferred stock pursuant to this paragraph will in no event exceed 20% of the original number of shares of Series A preferred stock subscribed for in the private placement.

The Company agreed to use its best efforts to have the "resale" registration statement declared effective by the SEC as soon as possible after the initial filing and agreed to respond to all questions or comments by the SEC pertaining to such registration statement within 30 days of the receipt of such comments. In the event that the Company does not respond to questions or comments by the SEC pertaining to the registration statement within 30 days after the Company’s receipt of such comments, each investor in the private placement will receive an additional number of shares of Series A preferred stock equal to 2% of the total number of shares of Series A preferred stock subscribed to by such investor in the private placement (which additional shares of underlying common stock will also be registered) for each month (or portion thereof) that the Company does respond to questions or comments by the SEC pertaining to such registration statement, provided that the aggregate increase in such shares of Series A preferred stock pursuant to this paragraph will in no event exceed 20% of the original number of shares of Series A preferred stock subscribed to in the private placement.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

13.	Stockholders’ Equity, continued

Reverse Merger and Private Placement - Summary of Transactions, continued

Verus International Group (“Verus”) served as advisor to the Company on the structuring and execution of the reverse merger. In connection with the identification and structuring of the reverse merger and effective as of the closing of the reverse merger, the Company paid Verus or its designees a fee equal to 145,000 shares of common stock valued at $337,850 and a fee paid in warrants as an advisor for the private placement equal to 396,095 cashless four-year warrants to purchase the Company’s common stock exercisable at $2.00 per share, and a fee paid in warrants equal to 1,053,905 warrants to purchase the Company’s common stock exercisable at $2.50 per share on terms which are identical to those warrants included in the units.

The Company’s placement agent entered into a selected dealer agreement with Starboard Capital Markets, LLC (“Starboard Capital”), a registered broker-dealer for the sale of certain of the units. Pursuant to the form of selected dealer agreement, for units sold by the selected dealer which were received and accepted by the Company and the placement agent, Starboard Capital received (i) a cash fee of $7,500 and (ii) warrants to purchase 150,000 shares of the Company’s common stock. These warrants are comprised of (i) warrants to purchase 42,000 shares of common stock with an exercise price equal to $2.00 per share, exercisable for a four-year period commencing on the date of issuance, with cashless exercise features, and (ii) warrants to purchase 108,000 shares of common stock with an exercise price equal to $2.50 per share, exercisable for a four-year period commencing on the date of issuance, with features otherwise identical to the warrants sold in the private placement.

The Company has agreed to engage Verus for a period of 24 months following the closing of the merger and private offering to provide capital markets advisory services at a monthly rate of $10,000, payable 50% in cash and 50% in common stock at the then-current market value. During the year ended December 31, 2005, the Company issued 11,221 shares of common stock, valued at $30,000, in connection with this agreement.

Series A Convertible Preferred Stock

The Company has authorized a total of 15,000,000 shares of preferred stock. In conjunction with the reverse merger, the Company designated 16,000 shares as authorized for Series A convertible preferred stock.

Holders of Series A convertible preferred stock will be entitled at any time to convert their shares of Series A convertible preferred stock into common stock, without any further payment thereafter. Each share of Series A convertible preferred stock is initially convertible into 500 shares of common stock at a conversion price of $2.00 per common share and is immediately convertible into common stock.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

13.	Stockholders’ Equity, continued

Series A Convertible Preferred Stock, continued

On September 22, 2005, GlobalOptions Group closed out its initial private placement with the sale of 250 units, as detailed in the Company’s Confidential Private Offering Memorandum, dated April 18, 2005, as amended, the Company received proceeds from the private placement of approximately $160,000, net of offering costs of $90,000. In connection with this private placement, 31,250 of Series A warrants were issued to investors, 12,100 of the Series B warrants were issued to the placement agent and advisors and 4,563 of the Series C warrants were issued to the placement agent and advisors. In addition, in conjunction with the close out of the initial private placement, 350,994 of the Series B warrants and 132,342 of the Series C warrants were issued to Verus.

Series A Convertible Preferred Stock - Beneficial Conversion Feature and Deemed Dividends

At June 24, 2005, the date of issuance, the fixed conversion price of the Series A convertible preferred stock of $2.00 represented a discount to the market value of the Company’s common stock, which was at a quoted market price of $2.10 per share. In accordance with EITF 00-27, “Application of Issue 98-5 to Certain Convertible Instruments” and EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjusted Conversion Ratios”, the Company determined the relative fair value of the warrants and the convertible preferred stock and allocated the proceeds received on a relative fair value basis. The fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 55%, risk-free interest rate of 3% and an expected term of two years. Based upon this calculation, the effective conversion price of the Series A convertible preferred stock was determined to be $1.88 per common share, resulting in a beneficial conversion feature of $832,500 at June 24, 2005.

At September 22, 2005, the fixed conversion price of the Series A convertible preferred stock of $2.00 represented a discount to the market value of the Company’s common stock, which was at a quoted market price of $3.00 per share. The Company determined the relative fair value of the warrants and the Series A convertible preferred stock and allocated the proceeds received on a relative fair value basis. The fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 55%, risk-free interest rate of 3% and an expected term of two years. Based upon this calculation, the effective conversion price of the Series A convertible preferred stock was determined to be $1.18 per common share, resulting in a beneficial conversion feature of $147,250 at September 22, 2005.

The Company has presented the beneficial conversion feature as a deemed dividend to the holders of the preferred stock on the consolidated statements of operations of $979,750 for the year ended December 31, 2005.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

13.	Stockholders’ Equity, continued

Series A Convertible Preferred Stock Features

The number of shares of common stock issuable upon conversion of the Series A convertible preferred stock is subject to adjustment upon the occurrence of certain events, including, among others, a stock split, reverse stock split or combination of the common stock; an issuance of common stock or other securities of the Company as a dividend or distribution on the common stock; a reclassification, exchange or substitution of the Company’s common stock; or a capital reorganization of the Company. In the event that the Company issues any shares of common stock or common stock equivalents in a private placement, secondary offering or shelf offering for cash consideration at a price less than $2.00 per share of common stock, the conversion rate will be that number of shares of common stock equal to $1,000 divided by the price per share at which we issue common stock (the “Denominator”), but in no event will the Denominator be less than $.765 per share.

Holders of Series A convertible preferred stock are entitled to vote their shares on an as-if-converted to common stock basis, and will vote together with the holders of the common stock, and not as a separate class. Holders of Series A convertible preferred stock will also have any voting rights to which they are entitled by law.

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series A convertible preferred stock will be entitled to receive out of assets of the Company available for distribution to its stockholders, before any distribution is made to holders of the common stock, liquidating distributions in an amount equal to $1,000 per share. After payment of the full amount of the liquidating distributions to which the holders of the Series A convertible preferred stock are entitled, holders of the Series A preferred stock will receive liquidating distributions pro rata with holders of common stock, based on the number of shares of common stock into which the Series A convertible preferred stock is convertible at the conversion rate then in effect.

The Series A convertible preferred stock may not be redeemed by the Company at any time.

Holders of Series A convertible preferred stock will not be entitled to receive any dividends, except to the extent that any dividends are declared on the Company’s common stock, in which case holders of Series A convertible preferred stock will be entitled to receive such dividends on an as-if-converted basis.

Warrants (Series A & B)

Each warrant, of which 968,750 of the Series A were issued to investors and 1,875,000 of the Series B that were issued to the placement agent and advisors, entitles the holder thereof to purchase 125 shares of common stock at an exercise price of $2.50 per share from the date of issuance until the fourth anniversary thereof. The Company may call the warrants beginning 15 months after the closing of the private placement at a rate of 25% per quarter if at any time during such quarter the 30-day trailing average stock price is greater than $4.00 per share.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

13.	Stockholders’ Equity, continued

Warrants (Series C)

Each warrant, of which 725,000 were issued to the placement agent and advisors, entitles the holder thereof to purchase 125 shares of common stock at an exercise price of $2.00 per share from the date of issuance until the fourth anniversary thereof. These warrants may be exercised upon surrender of the certificate therefore, accompanied by payment of the full exercise price for the number of warrants being exercised. The holder may also alternatively exercise these warrants on a cashless basis by surrendering the warrant with an executed notice of cashless exercise attached thereto, in which event the Company will issue to the holder the number of shares of stock determined following the formula contained therein.

Adjustments (applicable to Warrants - Series A, B and C)

In the event that the Company issues any shares of its common stock or common stock equivalents following in a private placement, secondary offering or shelf offering for cash consideration at a price less than $2.50 per share of common stock for Series A and B warrants or $2.00 per share of common stock for Series C warrants, respectively, (i) the number of shares of common stock for which each warrant is exercisable will be adjusted to equal that number which is the result of the original number of shares of common stock for which each warrant is exercisable multiplied by $2.50 per share of common stock for Series A and B warrants and $2.00 per share of common stock for Series C warrants, and divided by the price per share at which the Company will issue such common stock or common stock equivalents, but in no event will the denominator be less than $.765 per share, and (ii) the exercise price of each warrant shall be reduced to equal the price per share at which GlobalOptions Group issues such common stock or common stock equivalents, but in no event will the exercise price be reduced to less than $.765 per share. Additionally, the warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events.

The holders of any type of warrant will not possess any voting or other rights as a stockholder of the Company unless and until the holder exercises the warrant.

A summary of the Company’s warrants outstanding and fully exercisable at December 31, 2005 is presented in the table below:

	Exercise Prices
	$2.00	$2.50	Total
Series A	-	968,750	968,750
Series B	-	1,875,000	1,875,000
Series C	725,000	-	725,000
Outstanding	725,000	2,843,750	3,568,750

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

14.	Stock Option Plans

On January 24, 2002, the Board of Directors and stockholders of GlobalOptions approved the 2002 Stock Option Plan (the “2002 Plan”). The Plan is administered by the Board of Directors (“the Board”) of GlobalOptions. Directors and stockholders, officers, employees, and consultants of the Company were eligible to participate. The Plan provided for the awards of incentive and nonstatutory stock options. The Plan initially provided for 1,685,000 shares of common stock to be reserved for issuance under the Plan. On August 4, 2004, the Company authorized an additional 1,585,095 shares of common stock to be reserved for issuance under the Plan. The Committee determined the vesting schedule to be up to five years at the time of grant of any options under the Plan, and unexercised options will expire in ten years. The exercise price was equal to at least 100% of the fair market value of a share of common stock, as determined by the Committee, on the grant date.

On August 5, 2005, the Board of Directors and stockholders of the Company approved the 2005 Stock Option Plan (the “2005 Plan”), which replaced the 2002 Plan. The 2005 Plan is administered by the Company’s compensation committee and provides for 6,500,000 shares of common stock to be reserved for issuance under the 2005 Plan. Directors, officers, employees, and consultants of the Company are eligible to participate. The 2005 Plan provides for the awards of incentive and nonstatutory stock options. The Committee determined the vesting schedule to be up to five years at the time of grant of any options under the Plan, and unexercised options will expire in ten years. The exercise price is to be equal to at least 100% of the fair market value of a share of common stock, as determined by the Committee, on the grant date.

At the time of the reverse merger, GlobalOptions had outstanding stock options to purchase 4,450,721 shares of common stock, which outstanding options became stock options to purchase 2,618,071 shares of common stock of the Company after giving effect to the reverse merger exchange ratio. The Company is in the process of assuming the stock options to purchase a total of 2,618,071 shares of common stock, with exercise prices at the fair market value or in excess of the fair market value on the date of grant, under the 2005 Plan. As of the date hereof, approximately 93% of such stock options have been assumed. Those that have not been assumed continue to represent the right to acquire the common stock of GlobalOptions.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

14. Stock Option Plans, continued

A summary of the status of the Company’s stock option plans and the changes during the years then ended December 31, 2005 and 2004 is presented in the table below:

	Number of Options	Weighted Average Exercise Price

Balance, January 1, 2004	835,389	$.17
Granted	1,776,765	.63
Exercised	-	-
Forfeited	(19,377)	.58

Balance, December 31, 2004	2,592,777	$.48
Granted	2,400,283	2.44
Exercised	-	-
Forfeited	(15,588)	.68

Balance, December 31, 2005	4,977,472	$1.42

A summary of the Company’s stock options outstanding and exercisable at December 31, 2005 is presented in the table below:

Option Exercise Price	$.068	$0.6006	$0.68	$0.85	$2.30-$2.50
						Total
Outstanding	708,659	1,193,824	641,471	58,824	2,374,695	4,977,472

Weighted average remaining contractual life of options outstanding (in years)	1.1	1.1	1.9	7.6	4.4

Exercisable	708,659	402,295	210,280	58,823	89,925	1,469,982

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

15.	Major Clients

The Company’s top three clients represented 27%, 11%, and 7%; and 21%, 17%, and 10%, respectively, of revenues for the years ended December 31, 2005 and 2004, respectively.

The Company has foreign clients representing 11%, 7% and 6% of revenues for the year ended December 31, 2005, and foreign clients representing 21%, 2%, 1%, respectively, of revenues for the year ended December 31, 2004. These foreign clients operate primarily in Russia and the Carribbean. For each of these foreign clients the Company is paid in U.S. dollars.

16.	Related Party Transactions

The Company was a party to an advisory agreement with the QuanStar Group, LLC ("QuanStar Group), pursuant to which QuanStar Group rendered strategic and consulting services to the Company, particularly in the areas of corporate finance and strategic acquisitions, and was paid a monthly retainer of $15,000. During the years ended December 31, 2005 and 2004, under this agreement, the Company incurred costs of $165,000 and $60,000 respectively. The amount due to the QuanStar Group included in accounts payable at December 31, 2005 amounted to approximately $34,500. The advisory agreement was entered into as of August 2004 and was terminated during November 2005. Harvey W. Schiller, Ph.D., the Company's Chairman and Chief Executive Officer, and Per-Olof Lööf, the Company's Vice Chairman of the Board, are partners in the QuanStar Group.

17.	Defined Contribution Plan

The Company has a 401(k) profit sharing plan (the “401(k) Plan”), covering employees who have completed three months of service and meet certain other eligibility requirements. The 401(k) Plan provides for a discretionary matching contribution by the Company, based on employee elective deferrals, determined each payroll period. The 401(k) Plan also provides for an employer discretionary profit sharing contribution. Employees vest at a rate of 25% per year in discretionary employer contributions. The 401(k) Plan expense amounted to $18,441 and 20,932 for the years ended December 31, 2005 and 2004, respectively.

18.	Client and Segment Data

The Company’s reportable operating segments services consisted of the following three business segments: Investigations/Litigation Support, Crisis Management Services and Security. The Company’s reportable segments are organized, managed and operated along product lines. These product lines are provided to similar clients, are offered together as packaged offerings, generally produce similar margins and are managed under a consolidated operations management.

The Investigations/Litigation Support Services segment includes activities from litigation support, due diligence, inventory control, asset recovery, and business intelligence.

The Crisis Management Services segment includes activities related to risk planning and response to natural disasters, kidnappings, labor disputes, bombings, product tampering and industrial espionage.

The Security Services segment includes activities from threat and vulnerability assessments; fraud prevention; IT security, and technical systems/counter-measures both nationally and internationally.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

18.	Client and Segment Data, continued

Total revenues by segment include revenues to unaffiliated customers. The Company evaluates performance based on income (loss) from operations. Operating income (loss) is gross profit less operating expenses.

The following tables summarize financial information about the Company’s business segments for the year ended December 31, 2005 and 2004 (in thousands):

For the Year Ended December 31, 2005

	Investigations/ Litigation Support	Crisis Management	Security	Corporate	Consolidated
Revenues	$6,970	$1,261	$798	$-	$9,028
Loss from Operations	$(2,635)	$(687)	$(201)	$-	$(3,523)

Identifiable Assets	$2,063	$104	$66	$6,363	$8,596
Depreciation and Amortization	$-	$-	$-	$208	$208
Interest Expense	$-	$-	$-	$65	$65
Capital Expenditures	$-	$-	$-	$30	$30

For the Year Ended December 31, 2004

	Investigations/ Litigation Support	Crisis Management	Security	Corporate	Consolidated
Revenues	$2,761	$1,741	$1,067	$-	$5,569
Loss from Operations	$(328)	$(712)	$(332)	$-	$(1,372)
Depreciation and Amortization	$-	$-	$-	$54	$54
Interest Expense	$-	$-	$-	$26	$26
Capital Expenditures	$-	$-	$-	$-	$-

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

19.	Subsequent Events

Asset Purchase Agreements and Employment Agreements

On January 27, 2006, the Company, entered into an Asset Purchase Agreement (the “Agreement”) to acquire substantially all of the business and assets of Safir Rosetti, LLC, (“Safir Rosetti”) a Delaware limited liability company. Safir Rosetti is a security consulting, investigative and intelligence firm headquartered in New York City with seven additional offices nationwide. The purchase price of approximately $13,000,000 includes $9,000,000 in cash and $4,000,000 in common stock of the Company, plus the assumption of certain liabilities. The purchase price is subject to a post-closing adjustment for working capital. The transaction is expected to close in the second quarter of 2006, and is subject to customary representations, warranties, covenants and a financing condition. On April 3, 2006, the Company advanced approximately $553,000 to Safir Rosetti toward the purchase price. The funds for this advance were obtained from the March 2006 private placement, as discussed below.

On March 9, 2006, the Company entered into an agreement with Burnham Hill Partners (“BHP”) , a division of Pali Capital, Inc. to act as its placement agent in connection the private placement of certain promissory notes payable. In connection with this agreement, the Company has agreed to pay BHP a fee of 7% of certain of the gross proceeds received in connection with the issuance of the promissory notes payable. In addition, on March 14, 2006, the Company entered into a financial advisory agreement with BHP, with a term of nine months. Under this agreement, BHP has agreed to advise the Company in regard to potential strategic transactions. Under this agreement, the Company has agreed to issue to BHP a common stock warrant to purchase 250,000 shares, exercisable at $2.50 per share to compensate BHP. These warrants shall have a term of five years, a cashless exercise provision and standard weighted average anti-dilution protection and piggyback registration rights. For a period of twelve months from the date of this agreement, should the Company request the assistance of BHP, then in connection with certain transactions, the Company will pay to BHP a fee of 3% of the aggregate transaction value.

On March 10, 2006, the Company closed the private placement of an aggregate of $12,500,000 in principal amount of 8% promissory notes due on June 30, 2006. Under the promissory note agreements, the Company may extend the maturity for two successive 30 day periods. In connection with raising these funds, the Company incurred a total fee of approximately $385,000 to BHP, for which $275,000 was paid in cash and $110,000 of which the Company issued additional 8% promissory notes. The holders of these promissory notes subordinated their interest to the Company’s obligations to the bank that provides the line of credit facility (See Note 7).

On March 10, 2006, GlobalOptions purchased substantially all of assets and liabilities of James Lee Witt Associates, LLC (“JLWA”). The acquisition was made pursuant to a certain Asset Purchase Agreement (the “Agreement”) dated January 13, 2006, as amended, between GlobalOptions Group and JLWA. The purchase price of approximately $6,000,000 included $3,600,000 in cash (the funds for which were obtained from the private placement discussed above), a promissory note in the amount of $400,000 and the issuance of 819,672 shares of common stock in the Company, valued at approximately $2,000,000, plus the assumption of certain liabilities. The purchase price is subject to a post-closing adjustment for working capital. In addition, the Agreement provides for the sellers to obtain up to an additional $15,400,000 upon the attainment of certain revenue goals subsequent to the closing of the transaction. JLWA is a crisis and emergency management consulting firm headquartered in Washington D.C. with three additional offices nationwide.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

19.	Subsequent Events, continued

Asset Purchase Agreements and Employment Agreements, continued

Concurrently with the acquisition of JLWA, GlobalOptions entered into a four year employment agreement with James Lee Witt, the former president and chief executive officer of JLWA. Pursuant to the agreement, Mr. Witt became the Chief Executive Officer of the GlobalOptions/James Lee Witt Division and agreed to perform such other duties and responsibilities as the Board of Directors may assign, and has agreed to devote his full time to GlobalOptions at a salary of $300,000 per year and a discretionary annual bonus. The employment agreement may be terminated for cause by GlobalOptions, upon the death or disability of the executive, or upon 30-days’ notice by either party. In the event GlobalOptions terminates the employment agreement without cause, it is required to pay Mr. Witt his base salary and certain benefits for twelve months following termination. The employment agreement also contains non-compete and non-solicitation provisions for 12 months following termination, as well as confidentiality provisions.

Line of Credit

The Company was not within certain working capital covenants at February 28, 2006 with respect to its line of credit. The financial institution has waived this violation and at March 31, 2006, the Company was in compliance within the covenant requirements of the agreement.

Stock Options (Unaudited)

On April 27, 2006, GlobalOptions Group granted, in the aggregate, options for the purchase of 123,000 shares of GlobalOptions Group common stock, consisting of options for the purchase of 17,000 shares granted to certain employees of GlobalOptions and options for the purchase of 106,000 shares granted to certain members of the Company’s advisory boards in exchange for services,. The options granted to employees have a five year term and vest ratably upon the first, second and third anniversary of the date of grant. The options granted to the members of the advisory boards have a five year term and vest ratably at the end of each of the four quarterly periods following the date of grant. In the aggregate, these options have a value of approximately $192,000 utilizing the Black-Scholes economic model, applying an expected life of five years, volatility of 87%, no dividends and a risk-free interest rate of 4.95%.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet
September 30, 2006
(Unaudited)

ASSETS

Current assets:

Cash	$22,326,956
Accounts receivable, net of allowance for doubtful
accounts of $1,113,000	19,930,130
Prepaid expenses and other current assets	494,214

Total current assets	42,751,300

Property and equipment, net	682,013
Intangible assets, net	8,289,938
Goodwill	21,754,321
Security deposits and other assets	316,586

Total assets	$73,794,158

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Note payable to seller for JLWA acquisition	$400,000
Notes payable for Safir acquisition	394,481
Notes payable for Source Source acquisition	500,000
Due to former stockholders of CBR	168,858
Due to former members of JLWA for earnout	4,075,272
Accounts payable	4,833,062
Deferred revenues	37,176
Accrued compensation and related benefits	2,571,015
Other current liabilities	994,899

Total current liabilities	13,974,763

Long term liabilities:
Notes payable for Secure Source acquistion, less current portion	750,000
Deferred rent obligation	155,617

Total long term liabilities	905,617

Total liabilities	14,880,380

Commitments

Stockholders' equity:
Preferred stock, $0.001 par value,
14,968,000 shares authorized, no shares
issued or outstanding	-

Series A convertible preferred stock, voting, $0.001 par
value, 16,000 shares authorized, 6,455 shares
issued and outstanding, liquidation preference $6,455,000	6

Series B convertible preferred stock, voting, $0.001 par value,
60,000 shares authorized, 53,073 shares issued and
outstanding, liquidation preference $53,073,000	53

Common stock, $.001 par value; 85,000,000 shares authorized;
19,986,969 shares issued and outstanding	19,988

Additional paid-in capital	77,473,016

Accumulated deficit	(18,579,285)

Total stockholders' equity	58,913,778

Total liabilities and stockholders' equity	$73,794,158

See notes to these condensed consolidated financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements Of Operations
(Unaudited)

	For the Nine Months Ended
	September 30,
	2006	2005

Revenues	$44,611,876	$4,762,268

Cost of revenues	22,860,911	2,572,431
Gross profit	21,750,965	2,189,837

Operating expenses:

Selling and marketing	6,353,441	519,172

General and administrative	16,526,627	4,383,676

Total operating expenses	22,880,068	4,902,848

Loss from operations	(1,129,103)	(2,713,011)

Other income (expense):

Interest income	210,517	16,563

Interest expense	(628,397)	(81,497)

Amortization of debt discounts	(7,522,602)	-

Amortization of deferred financing costs	(2,694,500)	-

Other income (expense), net	(10,634,982)	(64,934)

Net loss	(11,764,085)	(2,777,945)

Deemed dividends to Series A and B convertible preferred stockholders	(24,413,362)	(979,750)

Net loss applicable to common stockholders	$(36,177,447)	$(3,757,695)

Basic and diluted net loss per share applicable to common stockholders	$(2.11)	$(0.34)

Weighted average number of common shares outstanding - basic and diluted	17,120,021	11,181,480

See notes to these condensed consolidated financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Stockholders' Equity
For the Nine Months Ended September 30, 2006
(Unaudited)

			Series A Convertible		Series B Convertible		Additional		Total
	Common Stock		Preferred Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, January 1, 2006	14,490,582	$14,490	7,750	$8	-	$-	$11,587,140	$(6,815,200)	$4,786,438

Issuance of common stock in
connection with the purchase
of JLWA	819,672	820	-	-	-	-	1,999,180	-	2,000,000

Issuance of common stock for services	145,600	146	-	-	-	-	291,932	-	292,078

Revaluation of stock options granted to
to consultants	-	-	-	-	-	-	(393,943)	-	(393,943)

Amortization of deferred
consulting fees	-	-	-	-	-	-	692,636	-	692,636

Issuance of Series B convertible preferred
preferred stock upon exchange of
convertible notes payable and
accrued interest	-	-	-	-	53,073	53	46,150,678	-	46,150,731

Issuance of common stock in
connection with purchase of Safir	3,000,000	3,000	-	-	-	-	5,997,000	-	6,000,000

Issuance of common stock in
connection with purchase of Secure Source	210,970	211	-	-	-	-	499,789	-	500,000

Issuance of common stock in
connection with purchase of
Hyperion Risk	672,645	673	-	-	-	-	1,499,327	-	1,500,000

Amortization of debt discounts on
convertible notes payable	-	-	-	-	-	-	7,522,602	-	7,522,602

Amortization of stock options costs	-	-	-	-	-	-	1,627,321	-	1,627,321

Issuance of common stock in connection
with the conversion of shares of Series
A convertible preferred stock.	647,500	648	(1,295)	(2)	-	-	(646)	-	-

Net loss	-	-	-	-	-	-	-	(11,764,085)	(11,764,085)

	19,986,969	$19,988	6,455	$6	53,073	$53	$77,473,016	$(18,579,285)	$58,913,778

See notes to these condensed consolidated financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Nine Months Ended
	September 30
	2006	2005

Cash flows from operating activities:

Net loss	$(11,764,085)	$(2,777,945)

Adjustments to reconcile net loss to net cash used in operating activities:

Provision for bad debts	187,532	228,686

Depreciation and amortization	1,356,707	100,099

Impairment of intangible asset	115,778	-

Stock based compensation	2,043,092	38,500

Amortization of debt discounts	7,522,602	-

Amortization of deferred financing costs	2,694,500	-

Reverse merger expense paid with common stock	-	337,850

Changes in operating assets:

Accounts receivable	(10,596,219)	(266,655)

Prepaid expenses and other current assets	(299,550)	(93,476)

Security deposits and other assets	102,511	-

Changes in operating liabilites:

Accounts payable	1,179,620	(159,158)

Deferred revenue	(79,741)	-

Accrued compensation and related benefits	1,556,507	63,828

Due to former stockholder of CBR	(426,462)	(116,313)

Due to former members of JLWA for earnout	4,075,272	-

Other current liabilites	602,789	31,640

Total adjustments	10,034,938	165,001

Net cash used in operating activities	(1,729,147)	(2,612,944)

Cash flows from investing activities:

Purchases of property and equipment	(77,195)	(3,691)

Purchase of client list	(65,000)	-

Acquisition of CBR, less cash acquired of $26,086	-	(4,362,877)

Acquisition of Safir, less cash acquired of $447,115	(1,693,534)	-

Acquisition of JLWA	(6,003,540)	-

Acquisition of Hyperion Risk	(2,281,626)	-

Net cash used in investing activities	(10,120,895)	(4,366,568)

See notes to these condensed consolidated financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows, continued
(Unaudited)

	For the Nine Months Ended
	September 30,
	2006	2005

Cash flows from financing activities:

Net (repayments of ) proceeds from line of credit	$(543,453)	$37,236

Proceeds from issuance of Series A convertible preferred stock	-	7,750,000

Proceeds from convertible notes payable	45,050,000	-

Repayment of convertible notes payable	(8,105,519)	-

Repayment of notes payable	(819,132)	-

Offering costs in connection with private placements
of Series A convertible preferred stock	-	(530,802)

Deferred financing costs	(1,933,500)	-

Net cash provided by financing activities	33,648,396	7,256,434

Net increase in cash	21,798,354	276,922

Cash - beginning of period	528,602	533,018

Cash - ending of period	$22,326,956	$809,940

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$100,131	$72,747

Supplemental discolsures of non-cash investing and financing activities:

Common stock of GlobalOptions Inc. issued upon conversion of
Series A convertible prefered stock	$648	$-

Common stock of GlobalOptions, Inc. issued upon conversion of
convertible note payable - stockholder and related accrued interest	$-	$267,083

Common stock issued upon the cashless exercise of warrants	$-	$21

Issuance of Series B convertible preferred stock upon exchange of
of notes payable and accrued interest	$46,150,731	$-

Deferred financing costs incurred through the issuance of
convertible notes payable	$761,000	$-

Supplemental non-cash investing and financial activity - acquisition of JLWA:
Assets acquired and liabilities assumed:
Current assets	$4,345,154	$-
Property and equipment	185,235	-
Intangible assets	4,930,000	-
Goodwill recognized on purchase business combination	883,766	-
Security deposits and prepaid expenses	99,892	-
Accounts payable, accrued expenses and deferred revenues	(2,040,507)	-

Total purchase price	8,403,540	-

Less: Cash paid to acquire JLWA	(6,003,540)	-
Non-cash consideration to seller	$2,400,000	$-

Non-cash consideration, consisting of:
Common stock issued to acquire JLWA	$2,000,000	$-
Note payable issued to seller	400,000	-
Total non-cash consideration	$2,400,000	$-

See notes to these condensed consolidated financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows, continued
(Unaudited)

	For the Nine Months Ended
	September 30,
	2006	2005
Supplemental non-cash investing and financial activity - acquisition of Safir:
Assets acquired and liabilities assumed:
Current assets	$2,852,888	$-
Property and equipment	180,906	-
Intangible assets	1,770,000	-
Goodwill recognized on purchase business combination	11,534,765	-
Security deposits and prepaid expenses	156,525	-
Accounts payable, accrued expenses and deferred revenues	(1,179,435)	-

Total purchase price	15,315,649	-

Less: Cash paid to acquire Safir	(1,940,649)	-
Less: Cash paid as finders fee	(200,000)	-
Non-cash consideration to seller	$13,175,000	$-

Non-cash consideration, consisting of:
Common stock issued to acquire Safir	$6,000,000	$-
Common stock issued as finders fee	175,000	-
Note payable issued to seller	7,000,000	-
Total non-cash consideration	$13,175,000	$-

Supplemental non-cash investing and financial activity - acquisition of Secure Source:
Assets acquired and liabilities assumed:
Property and equipment	$101,459	$-
Intangible assets	1,111,000	-
Goodwill recognized on purchase business combination	2,070,366	-
Other assets	1,795	-
Accounts payable, accrued expenses and deferred revenues	(72,120)	-

Non-cash consideration to seller	$3,212,500	$-

Non-cash consideration, consisting of:
Common stock issued to acquire Secure Source	$500,000	$-
Note payable issued to seller	2,712,500	-
Total non-cash consideration	$3,212,500	$-

See notes to these condensed consolidated financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows, continued
(Unaudited)

	For the Nine Months Ended
	September 30,
	2006	2005

Supplemental non-cash investing and financial activity - acquisition of Hyperion Risk:
Assets acquired and liabilities assumed:
Current assets	$631,653	$-
Property and equipment	60,958	-
Intangible assets	687,690	-
Goodwill recognized on purchase business combination	2,963,894	-
Other assets	14,100	-
Accounts payable, accrued expenses and deferred revenues	(576,669)	-

Total purchase price	3,781,626	-

Less:
Cash paid to acquire Hyperion Risk	2,281,626	-
Common stock issued to acquire Hyperion Risk	$1,500,000	$-

See notes to these condensed consolidated financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

1.  Nature of Operations

GlobalOptions, LLC was formed in November 1998 as a limited liability company (“LLC”) in the state of Delaware.  On January 24, 2002, with the approval of the members of the LLC, the LLC converted to a corporation under Delaware law with the name GlobalOptions, Inc. (“GlobalOptions”)

On June 24, 2005, GlobalOptions consummated a “reverse merger” transaction, with Creative Solutions with Art, Inc., (“Creative Solutions”) a Nevada corporation, and the newly formed GlobalOptions Acquisition Corp., (“GlobalOptions Acquisition”) a Delaware corporation, a wholly-owned subsidiary of Creative Solutions.  GlobalOptions Acquisition merged with and into GlobalOptions with the result that on June 24, 2005, GlobalOptions became the subsidiary of a public company.

Following the merger, Creative Solutions changed its name to GlobalOptions Group, Inc. (“GlobalOptions Group” or the “Company”) and began trading on the OTC (over the counter) Bulletin Board under the new symbol “GLOI.OB.”  As a result of the reverse merger, GlobalOptions became the wholly-owned subsidiary of the newly renamed GlobalOptions Group, with GlobalOptions’ former stockholders acquiring a majority of the outstanding shares of the Company’s common stock, par value $.001 per share, and GlobalOption’s officers and directors replaced the officers and directors of Creative Solutions.  The reverse merger was consummated under Delaware law and pursuant to an Agreement and Plan of Merger, dated June 24, 2005 (the “Merger Agreement”).  For accounting purposes, the reverse merger has been treated as an acquisition of Creative Solutions by GlobalOptions and a recapitalization of GlobalOptions.  The historical condensed consolidated financial statements prior to June 24, 2005 are those of GlobalOptions.  Pursuant to the reverse merger, GlobalOptions has restated its statements of stockholders’ equity on a recapitalization basis, so that all accounts are now presented as if the reverse merger had occurred at the beginning of the earliest period presented.

The Company is a provider of risk mitigation services to Fortune 500 corporations, governmental organizations and high-profile individuals throughout the world.  The Company’s risk mitigation services currently include (1) risk management and security, (2) investigations and litigation support, and (3) crisis management and corporate governance.

On August 14, 2005, the Company acquired Confidential Business Resources (“CBR”), a privately-held nationwide investigations firm based in Nashville, Tennessee.

On March 10, 2006, the Company acquired James Lee Witt Associates, LLC (“JLWA”), a nationwide crisis and emergency management consulting firm headquartered in Washington, D.C. with three additional offices nationwide (See Note 4).

On May 12, 2006 the Company acquired Safir Rosetti, LLC (“Safir”) and Secure Source, Inc. (“Secure Source”). Safir is a security consulting, investigative and intelligence firm headquartered in New York City. Secure Source is an international risk consulting firm with offices in the Dallas and Washington D.C. areas (See Note 4).

On August 10, 2006, the Company acquired substantially all of the business and assets of Hyperion Risk, Inc. (“Hyperion Risk”), a Florida corporation.   Hyperion Risk is a security consulting, investigative and intelligence firm with its central corporate office located in Orlando, Florida.   (See Note 4).

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

2. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by United States generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.  For further information, refer to the consolidated financial statements and footnotes thereto for GlobalOptions Group, Inc., for the year ended December 31, 2005 included herein.

3.  Summary of Significant Accounting Policies

Net Loss Per Common Share

Basic net loss per common share is computed based on the weighted average number of shares of common stock outstanding during the periods presented on a recapitalization basis in accordance with the reverse merger.  Common stock equivalents, consisting of stock options, convertible preferred stock and warrants, as further discussed in the notes to the condensed consolidated financial statements, were not included in the calculation of the diluted loss per share because their inclusion would have been anti-dilutive.  The total common shares issuable upon the exercise of stock options, warrants, and the Series A and B convertible preferred stock as of September 30, 2006 and 2005 was 60,421,726 and 10,061,821, respectively.

Stock Based Compensation/Stock Options

On January 24, 2002, the Board of Directors and stockholders of GlobalOptions approved the 2002 Stock Option Plan (the “2002 Plan”). The Plan is administered by the Board of Directors (“the Board”) of GlobalOptions. Directors and stockholders, officers, employees, and consultants of the Company were eligible to participate.  The Plan provided for the awards of incentive and nonstatutory stock options.  The Plan initially provided for 1,685,000 shares of common stock to be reserved for issuance under the Plan.  On August 4, 2004, the Company authorized an additional 1,585,095 shares of common stock to be reserved for issuance under the Plan.  The Committee determined the vesting schedule to be up to five years at the time of grant of any options under the Plan, and unexercised options will expire in ten years.  The exercise price was equal to at least 100% of the fair market value of a share of common stock, as determined by the Committee, on the grant date.

On August 5, 2005, the Board of Directors and stockholders of the Company approved the 2005 Stock Option Plan (the “2005 Plan”), which replaced the 2002 Plan. The 2005 Plan is administered by the Company’s compensation committee and provides for 6,500,000 shares of common stock to be reserved for issuance under the 2005 Plan.  Directors, officers, employees, and consultants of the Company are eligible to participate.  The 2005 Plan provides for the awards of incentive and nonstatutory stock options.    The Committee determined the vesting schedule to be up to five years at the time of grant of any options under the Plan, and unexercised options will expire in ten years.  The exercise price is to be equal to at least 100% of the fair market value of a share of common stock, as determined by the Committee, on the grant date.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

3.	Summary of Significant Accounting Policies, continued

Stock Based Compensation/Stock Options, continued

Prior to January 1, 2006, the Company accounted for the stock option plans under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). Accordingly, the Company would recognize employee stock based compensation expense only if it granted options at a price lower than the closing price on the date of grant. Any resulting compensation expense would then have been recognized ratably over the associated service period.  No stock-based employee compensation expense relating to the Company’s stock option plans was reflected in net loss for the nine months ended September 30, 2005, as all options granted under its plans had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant. Prior to January 1, 2006, the Company provided pro-forma disclosure amounts in accordance with Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" ("SFAS 148"), as if the fair value method defined by SFAS 123 had been applied to its stock-based compensation.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified prospective transition method and therefore has not restated prior periods' results. Under this transition method, employee stock-based compensation expense for the nine months ended September 30, 2006 included compensation expense for all stock-based compensation awards granted, but not yet fully vested, prior to January 1, 2006.  The fair value of the options granted was determined at the original grant date in accordance with the provisions of SFAS 123R.  Stock-based compensation expense for all share-based payment awards granted after December 31, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The Company recognizes these compensation costs over the requisite service period of the award, which is generally the vesting term of the options associated with the underlying employment agreement, where applicable.

As a result of adopting SFAS 123R, the impact to the condensed consolidated financial statements for the nine months ended September 30, 2006 was $1,627,000 greater than if the Company had continued to account for stock-based compensation under APB 25 and is reflected within general and administrative expenses. The impact of the adoption of SFAS 123R on both basic and diluted net loss per share for the nine months ended September 30, 2006 was $.10 per share. At September 30, 2006, the unamortized value of employee stock options under SFAS 123R was approximately $5,377,000. The unamortized portion will be expensed over a weighted average period of approximately 2.4 years.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force (“EITF”) Issue No.  96-18,  “Accounting  for  Equity  Instruments  That Are Issued to Other Than  Employees  for  Acquiring,  or In  Conjunction  with Selling,  Goods or Services” (“EITF 96-18”) which requires that such equity instruments are recorded at their fair value on the measurement  date, which is typically the date the services are performed.  Stock based compensation for non-employees accounted for under EITF 96-18 was $884,432 for the nine months ended September 30, 2006 and is reflected within general and administrative expenses.

Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

3.  Summary of Significant Accounting Policies, continued

Stock Based Compensation/Stock Options, continued

The fair value of each option grant during the nine months ended September 30, 2006 was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used:

For the Nine Months Ended September 30, 2006
Dividend yield	0%
Expected volatility	87%
Risk-free interest rate	4.9%
Expected lives	5 years

The weighted average fair value of the options on the date of grant, using the fair value based methodology, for the nine months ended September 30, 2006 was $1.52.

For the nine months ended September 30, 2005, under APB 25, no stock-based employee compensation expense relating to the Company’s stock option plans was reflected in net loss, as all options granted under its plan had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant.

The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition method under the provisions of SFAS 123.

(All numbers in 000’s except per share data.)	For the Nine Months Ended September 30, 2005
Net loss applicable to common stockholders, as reported		$(3,758)
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects, if any		112
Pro-forma net loss	$	(3,870)
Net loss per share applicable to common stockholders - basic and diluted:

As reported		$(0.34)
Pro forma		$(0.35)

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

3.  Summary of Significant Accounting Policies, continued

Stock Based Compensation/Stock Options, continued

A summary of the status of the options under the Company’s stock option plans and the changes during the nine months ended September 30, 2006 is presented in the table below:

	Number of Options	Weighted Average Exercise Price

Balance, December 31, 2005	4,977,472	$1.42
Granted	3,287,334	2.14
Exercised	-	-
Balance, September 30, 2006	8,264,806	$1.71

A summary of the Company’s stock options outstanding and exercisable at September 30, 2006 is presented in the table below:

						Total	Intrinsic Value

Option Exercise Price	$.068	$0.600	$0.68	$0.85	$2.01-$2.50

Outstanding	708,659	1,193,824	641,471	58,824	5,659,652	8,264,806	$3,831,817

Weighted average remaining contractual life of options outstanding (in years)	0.4	0.4	0.6	6.8	4.4	3.2

Exercisable	708,659	1,092,901	415,904	58,824	272,496	2,548,784	$3,402,854

The Company has determined that shares of common stock for future exercises shall be newly issued shares of stock.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

3.  Summary of Significant Accounting Policies, continued

Stock Based Compensation/Stock Options, continued

A summary of non-vested options at September 30, 2006 is shown below:

	Non-Vested Options	Weighted Average Grant Date Fair Value

Non-vested at January 1, 2006	2,723,029	$1.47
Granted	3,287,334	1.52
Vested	(294,341)	0.83
Forfeited	-	-
Non-vested at September 30, 2006	5,716,022	$1.51

 Revenue Recognition

Revenue is recognized as the services are performed pursuant to the applicable contractual arrangements. Revenue related to time and materials arrangements is recognized in the period in which the services are performed. Revenue related to fixed price arrangements are recognized based upon the achievement of certain milestones or progress points within the project plan. The impact of any revisions in estimated total revenue and direct contract costs is recognized in the period in which they become known. Expenses incurred by professional staff in the generation of revenue are billed to the client and recorded as revenue when incurred. For certain foreign accounts, revenues are recognized and the related expenses are recorded only after the receipt in cash of the revenue amounts. The Company incurs no obligations to third parties for expenses related to these certain foreign accounts until such time that invoiced revenues are received in cash. Revenues received in advance of when earned are credited to the deferred revenues account.

Intangible Assets

In accordance with the requirements of SFAS No. 141 (“SFAS No. 141”), “Business Combinations”, the Company recognizes certain intangible assets acquired in acquisitions, primarily goodwill, trade names, covenants not to compete, and client relationships.  In accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”, on a regular basis, the Company performs impairment analysis of the carrying value of goodwill and certain other intangible assets by assessing the recoverability when there are indications of potential impairment based on estimates of undiscounted future cash flows. The amount of impairment is calculated by comparing anticipated discounted future cash flows with the carrying value of the related asset. In performing this analysis, management considers such factors as current results, trends, and future prospects, in addition to other economic factors.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

3.  Summary of Significant Accounting Policies, continued

Deferred Financing Costs

The costs incurred in connection with issuance of certain notes payable (See Note 9) was capitalized to deferred financing costs and was amortized over the term of the related debt.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155 - Accounting for Certain Hybrid Financial Instruments (“SFAS 155”), which eliminates the exemption from applying SFAS 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156 - Accounting for Servicing of Financial Assets (“SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In July 2006,  the FASB  issued  FASB  Interpretation  No. 48,  "Accounting  for Uncertainty in Income Taxes - an  interpretation  of FASB Statement No. 109" ("FIN 48"),  which  clarifies the accounting  for  uncertainty  in tax positions.  This Interpretation  requires  that the Company recognize  in its financial  statements,  the impact of a tax  position,  if that  position  is more  likely than not of being sustained  on  audit,  based  on  the  technical  merits  of the  position.  The provisions of FIN 48 are effective as of the beginning of the Company's 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.  The Company is currently evaluating the impact of adopting FIN 48 on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”).  This Statement defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is in the process of evaluating the impact that the adoption of SFAS No. 157 will have on its consolidated results of operations and financial condition.

In September 2006, the staff of the SEC issued Staff Accounting Bulletin No. 108 ("SAB 108") which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective in fiscal 2007. Adoption of SAB 108 is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

Reclassification

In the current quarter we have reclassified certain components of our stockholders’ equity section to reflect the elimination of deferred compensation arising from unvested share-based compensation pursuant to the requirements of Staff Accounting Bulletin No. 107, regarding Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” This deferred compensation was previously recorded as an increase to additional paid-in capital with a corresponding reduction to stockholders’ equity for such deferred compensation. This reclassification has no effect on net income or total stockholders’ equity as previously reported. The Company will record an increase to additional paid-in capital as the share-based payments vest.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

4. Acquisitions

Acquisition of JLWA

The acquisition of JLWA was made pursuant to a certain Asset Purchase Agreement (the “JLWA Agreement”) dated January 13, 2006, as amended, between GlobalOptions Group and JLWA. The aggregate purchase price paid for JLWA’s assets and business was $8,404,000, after finalization and payment of the purchase price adjustment of $546,000 on June 9, 2006. The aggregate purchase price consisted of a cash payment at closing of $3,600,000, a cash payment of $1,857,000 to pay off JLWA’s line of credit balance and related accrued interest, the issuance of 819,672 shares of common stock of GlobalOptions Group, valued at $2,000,000, a 4.6% note payable to JLWA of $400,000 due March 9, 2007, and a non-interest bearing working capital purchase price adjustment obligation of $546,244.

The assets and liabilities of JLWA have been recorded in the Company’s condensed consolidated balance sheet at their fair values at the date of acquisition.  As part of the purchase of JLWA on March 10, 2006, the Company acquired identifiable intangible assets of approximately $4,930,000.  Of the identifiable intangibles acquired, $1,870,000 has been assigned to trade names and $3,060,000 to client relationships. The amounts of these intangibles have been estimated based upon information available to management and is subject to change based upon an outside appraisal being performed. The acquired intangibles have been assigned definite lives and are subject to amortization, as described in the table below.

The following table details amortization periods for the identifiable, amortizable intangibles:

Intangible Asset Category	Amortization Period
Trade names	10 years
Client relationships	3 years

The following table details the allocation of the final purchase price for the acquisition of JLWA, after purchase price adjustment recorded on June 9, 2006:

Fair Value
Accounts receivable	$4,345,154
Prepaid expenses	35,154
Property and equipment	185,235
Security deposits	64,738
Intangible asset - trade names	1,870,000
Intangible asset - client relationships	3,060,000
Accounts payable	(1,830,599)
Deferred revenues	(116,917)
Accrued expenses	(92,991)

Net fair values assigned to assets acquired and
liabilities assumed	7,519,774
Goodwill	883,766
Total	$8,403,540

The following presents a summary of the purchase price consideration for the purchase of JLWA.

Cash	$5,457,296
Note payable	400,000
Working capital purchase price adjustment	546,244
Value of common stock issued	2,000,000
Total Purchase Price Consideration	$8,403,540

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

4. Acquisitions, continued

Acquisition of JLWA, continued

The note payable of $400,000 is due March 9, 2007 and bears interest at a rate of 4.6% per annum and is subordinated to the Company’s line of credit (See Note 8).   On June 8, 2006, in connection with the finalization of the working capital adjustment for the purchase of JLWA, the Company recorded an adjustment of approximately $1,779,000, primarily related to uncollected accounts receivable, to reduce the total purchase price to $8,404,000 and paid the final adjusted note and obligation payable of $546,244. In addition, the agreement provides for JLWA to obtain up to an additional $15,400,000 in earnout payments upon the attainment of certain revenue goals subsequent to the closing of the transaction and the continued employment of James Lee Witt, the former president and chief executive officer or JLWA (See Note 10).

The results of operations for JLWA for the period from March 10, 2006 to September 30, 2006, are reflected in the Company’s results for the nine month period ended September 30, 2006 in the accompanying condensed consolidated statement of operations.

Acquisition of Safir

On May 12, 2006 GlobalOptions, a wholly-owned subsidiary of the Company, acquired substantially all of the business and assets of Safir, a Delaware limited liability company. Safir is a security consulting, investigative and intelligence firm headquartered in New York City with seven additional offices nationwide.

The acquisition was made pursuant to a certain Asset Purchase Agreement (the “Safir Agreement”) dated January 27, 2006, as amended on May 12, 2006. The aggregate purchase price paid for Safir’s assets and business was approximately $15,300,000 consisting of $6,000,000 in 8% convertible promissory notes paid on June 29, 2006, $1,000,000 in 4% promissory notes of the Company due on May 12, 2007, of which $442,000, $164,000, and 114,000 was paid on July 20, 2006, September 21, 2006, and November 14, 2006 respectively, $6,000,000 in the common stock of GlobalOptions Group, consisting of 3,000,000 shares at $2.00 per share, payments to retire certain indebtedness of $1,940,649 of Safir previously advanced and a finders fee of $375,000 paid to a related party.

The $6,000,000 8% convertible promissory note contained a feature that allowed, upon the election of the conversion option by the holder, for the holder to receive a premium of 10% of the note, just prior to conversion of the note into common stock. The Company has recorded for $600,000 the value of this beneficial conversion premium feature as a conversion option liability in accordance with EITF 00-19 as the number of shares of common stock required to repay the note were not fixed and determinable. The debt discount was amortized to expense over the term of the note. As of June 29, 2006, the Company had recorded $367,500 of amortization of the debt discount. On June 29, 2006, the Company repaid this debt in full. Upon extinguishment, the Company reclassified the conversion option liability to additional paid-in capital and the unamortized debt discount $232,500 was adjusted to loss on extinguishment of debt and classified as amortization of debt discount on the accompanying condensed consolidated statement of operations for the nine months ended September 30, 2006.

The assets and liabilities of Safir have been recorded in the Company’s condensed consolidated balance sheet at their fair values at the date of acquisition.  As part of the purchase of Safir on May 12, 2006, the Company acquired identifiable intangible assets of approximately $1,770,000, consisting of a trade name for $420,000, $70,000 for the value of non-servicing agreements and $1,280,000 for the value of client relationships.  The amounts of these intangibles have been estimated based upon information available to management and is subject to change based upon an outside appraisal being performed. The acquired intangibles have been assigned definite lives and are subject to amortization, as described in the table below.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

4. Acquisitions, continued

Acquisition of Safir, continued

The following table details amortization periods for the identifiable, amortizable intangibles:

Intangible Asset Category	Amortization Period
Trade names	5 years
Client relationships	5 years
Non-compete agreements	3 years

The following table details the allocation of the purchase price for the acquisition of Safir:

Fair Value
Cash	$447,115
Accounts receivable	2,405,773
Prepaid expenses	107,729
Property and equipment	180,906
Intangible assets - client relationships	1,280,000
Intangible assets - trade name	420,000
Intangible assets - non-compete-agreements	70,000
Other assets	48,796
Accounts payable	(487,383)
Accrued compensation	(393,773)
Accrued expenses	(298,279)

Net fair values assigned to assets acquired and
liabilities assumed	3,780,884
Goodwill	11,534,765

Total	$15,315,649

The following presents a summary of the purchase price consideration for the purchase of Safir.

Cash	$1,940,649
Notes payable	7,000,000
Value of common stock issued	6,000,000
Finders fee paid - cash	200,000
Finders fee paid - value of common stock issued	175,000
Total Purchase Price Consideration	$15,315,649

 The results of operations for Safir for the period from May 12, 2006 to September 30, 2006, are reflected in the Company’s results for the nine month period ended September 30, 2006 in the accompanying condensed consolidated statement of operations.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

4. Acquisitions, continued

Acquisition of Secure Source

On May 12, 2006, the Company acquired substantially all of the business and certain assets of Secure Source, a Delaware corporation.

The acquisition was made pursuant to a certain Asset Purchase Agreement dated May 12, 2006, (the "Secure Source Agreement"), between the Company, Secure Source, Marian E. Nicastro and David W. Nicastro. The aggregate purchase price paid for Secure Source’s business and assets of $3,212,500 consisted of $1,462,000 in 3% promissory notes paid on June 29, 2006, $500,000 in 5% promissory notes due May 12, 2007 and $750,000 in 5% promissory notes which is due in three equal installments of $250,000 on May 12, 2007, May 12, 2008, and May 12, 2009, and $500,000 in common stock of GlobalOptions Group, consisting of 210,970 shares at $2.37 per share.

The assets and liabilities of Secure Source have been recorded in the Company’s condensed consolidated balance sheet at their fair values at the date of acquisition.  As part of the purchase of Secure Source on May 12, 2006, the Company acquired identifiable intangible assets of approximately $1,111,000, consisting of a trade name of $60,000, client relationships of $250,000 and the value of a non-compete agreement of $801,000.    The amounts of these intangibles have been estimated based upon information available to management and such amounts have changed, based upon further analysis, since the Company initially recorded the acquisition upon closing. During the three months ended September 30, 2006, the Company adjusted the valuation of the intangibles, resulting in the reduction of $779,000 and a corresponding increase in the amount assigned to goodwill. These amounts are subject to further change based upon an outside appraisal being performed. The Company, at September 30, 2006 reallocated the costs of the intangible assets which were allocated at the purchase date, specifically goodwill, client relationships and covenant not to compete, based on enhanced information currently available on the fair market value of the asset at the date of purchase. The condensed consolidated financial statements and the tables below reflect the adjusted values of intangible assets. The acquired intangibles have been assigned definite lives and are subject to amortization, as described in the table below.

The following table details amortization periods for the identifiable, amortizable intangibles:

Intangible Asset Category	Amortization Period
Trade names	10 years
Client relationships	3 years
Non-compete agreements	3 years

The following table details the allocation of the purchase price for the acquisition of Secure Source:

Fair Value
Property and equipment	$101,459
Other assets	1,795
Intangible asset - non-compete agreement	801,000
Intangible asset - trade names	60,000
Intangible asset - client relationships	250,000
Fair value of liabilities assumed	(72,120)

Net fair values assigned to assets acquired and
liabilities assumed	1,142,134
Goodwill	2,070,366
Total	$3,212,500

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

4. Acquisitions, continued

Acquisition of Secure Source, continued

The following presents a summary of the purchase price consideration for the purchase of Secure Source.

Notes payable	$2,712,500
Value of common stock issued	500,000

Total Purchase Price Consideration	$3,212,500

The results of operations for Secure Source for the period from May 12, 2006 to September 30, 2006, are reflected in the Company’s results for the nine month period ended September 30, 2006 in the accompanying condensed consolidated statement of operations.

Acquisition of Hyperion Risk

On August 10, 2006, the Company acquired substantially all of the business and assets of Hyperion Risk, a Florida corporation.

The acquisition was made pursuant to a certain Asset Purchase Agreement dated August 10, 2006, (the "Hyperion Risk Agreement"), between the Company and Hyperion Risk. The aggregate purchase price paid was $3,782,000, which consisted of $2,022,000 in cash, $1,500,000 consisting of 672,645 shares of the common stock of the Company, valued at $2.23 per share, and the payment by the Company of Hyperion Risk's credit line balance of approximately $260,000.

The assets and liabilities of Hyperion Risk have been recorded in the Company’s condensed consolidated balance sheet at their fair values at the date of acquisition.  As part of the purchase of Hyperion Risk on August 10, 2006, the Company acquired identifiable intangible assets of  $687,690, consisting of a trade name of $60,000, developed technology of $277,690, client relationships of $240,000 and the value of a non-compete agreement of $110,000.    The amounts of these intangibles have been estimated based upon information available to management and is subject to change based upon an outside appraisal being performed. The acquired intangibles have been assigned definite lives and are subject to amortization, as described in the table below.

The following table details amortization periods for the identifiable, amortizable intangibles:

Intangible Asset Category	Amortization Period
Trade names	5 years
Developed Technology	2.5 years
Client relationships	5 years
Non-compete agreements	3 years

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

4.	Acquisitions, continued

Acquisition of Hyperion Risk - continued

The following table details the allocation of the purchase price for the acquisition of Hyperion Risk:

Fair Value
Current assets	$630,753
Property and equipment	60,958
Other assets	15,000
Intangible asset - non-compete agreement	110,000
Intangible asset - trade names	60,000
Intangible asset - developed technology	277,690
Intangible asset - client relationships	240,000
Fair value of liabilities assumed	(576,669)

Net fair values assigned to assets acquired and	817,732
liabilities assumed
Goodwill	2,963,894
Total	$3,781,626

The following presents a summary of the purchase price consideration for the purchase of Hyperion Risk:

Cash paid	$2,281,626
Value of common stock issued	1,500,000

Total Purchase Price Consideration	$3,781,626

The results of operations for Hyperion Risk for the period from August 10, 2006 to September 30, 2006, are reflected in the Company’s results for the nine month period ended September 30, 2006 in the accompanying condensed consolidated statement of operations.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

4. Acquisitions, continued

Unaudited Pro-Forma Financial Information

The following table presents the unaudited pro-forma combined results of operations of the Company with CBR, JLWA, Safir, Secure Source and Hyperion Risk added in for the periods preceding the acquisition of their respective net assets. The respective acquisition dates are August 14, 2005 for CBR, March 10, 2006 for JLWA, May 12, 2006 for both Safir and Secure Source and August 10, 2006 for Hyperion Risk.

For the Nine Months Ended September 30,
2006	2005

Revenues	$59,271,308	$34,145,401

Net loss available to common stockholders	$(34,220,108)	$(3,834,726)

Pro-forma basic and diluted net loss per common share	$(1.76)	$(0.24)

Pro-forma weighted average common shares outstanding - basic and diluted	19,400,631	15,884,767

The pro forma combined results are not necessarily indicative of the results that actually would have occurred if the CBR, JLWA, Safir, Secure Source and Hyperion Risk acquisitions had been completed as of the beginning of 2006 or 2005, nor are they necessarily indicative of future consolidated results.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

5.  Intangible Assets

Intangible assets consist of amounts related to the acquisitions of CBR, JLWA, Safir, Secure Source and Hyperion Risk as well as an additional $40,000 for a client list purchased on February 28, 2006.  During the nine months ended September 30, 2006, the Company recorded a purchase price adjustment in connection with the acquisition of CBR and the favorable settlement of a contingent obligation, resulting in the reduction of goodwill in the amount of $85,000. At September 30, 2006, intangible assets are comprised of the following:

Trade names	$2,490,000
Developed technology	329,690
Non-compete agreements	1,440,222
Client relationships	5,380,000
9,639,912
Less: accumulated amortization	(1,349,974)
Intangible assets, net	$8,289,938

The estimated amortization of amortizable intangible assets for the five years ending September 30, 2011 is as follows:

For the Years Ending September 30,	Total	Trade Names	Developed Technology	Non-Compete Agreements	Client Relationships
2007	$2,395,400	$305,000	$128,409	$477,991	$1,484,000
2008	2,378,219	305,000	166,195	423,024	1,484,000
2009	1,434,888	305,000	-	215,971	913,918
2010	756,611	302,940	-	3,836	449,836
2011	483,959	254,874	-	-	229,085
Totals	$7,449,077	$1,472,814	$294,604	$1,120,822	$4,560,838

During the nine months ended September 30, 2006, the Company recorded amortization expense related to the acquired amortizable intangibles of $1,349,974.  During both the nine months ended September 30, 2005, the Company recorded amortization expense related to acquired intangibles of $58,589. For the nine month period ended September 30, 2006, the Company recorded a charge to general and administration costs of approximately $116,000 for the impairment of a non-compete agreement.

The weighted average amortization period for amortizable intangibles is 4.6 years and has no residual value.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

6.  Property and Equipment

            At September 30, 2006, property and equipment is comprised of the following:

Computer and equipment	$528,834
Furniture and fixtures	261,021
Automobiles	162,029
Leasehold improvements	217,769
1,169,653
Less: accumulated depreciation and amortization	(487,640)
Property and equipment, net	$682,013

 Depreciation and amortization of property and equipment for the nine months ended September 30, 2006 was $144,053, and for the nine months ended September 30, 2005 was $41,509.

7.	Accrued Compensation and Related Benefits

   At September 30, 2006, accrued compensation and related benefits is comprised of the following:

Accrued bonuses	$1,425,038
Accrued payroll and commissions	731,812
Accrued employee benefits	414,165

Total accrued compensation and related benefits	$2,571,015

8.  Line of Credit

During November 2003, GlobalOptions signed a $1,000,000 line of credit with a financial institution with an interest rate of prime plus 1.25%, secured by accounts receivable and subject to monthly covenants.

In conjunction with the establishment of this line of credit, the financial institution was granted warrants to purchase 29,411 shares of the Company’s common stock at $0.60 per share.  The value of these warrants, computed using the Black-Scholes option pricing model was de-minimus.  These warrants were exercised on June 24, 2005 on a cashless basis, and were exchanged for 20,579 shares of the Company’s common stock.

On May 4, 2005, this line of credit agreement was amended to increase the facility amount to $1,875,000.  This line of credit was renewed on February 3, 2006 and expires on February 3, 2007.   During March 2006, the Company entered into an agreement to guarantee the obligations of GlobalOptions under this line of credit.

Effective on October 12, 2006, this line of credit was amended to increase the facility amount to $5,000,000 (See Note 15). There was no balance outstanding under the line of credit at September 30, 2006.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

9.  Notes Payable

On March 10, 2006, the Company closed the private placement of an aggregate of $12,500,000 in principal amount of 8% promissory notes due on June 30, 2006.  Pursuant to the notes, as amended upon the consummation of a qualified follow-on financing, holders were required to exchange these promissory notes through the issuance of shares of the Company’s common stock equal to 115% of the principal amount of the notes being exchanged, plus accrued and unpaid principal, subject to the terms of the agreement.  Under the promissory note agreements, the Company may extend the maturity for two successive 30 day periods. In connection with raising these funds, the Company incurred a total fee of approximately $416,000 to Burnham Hill Partners (“BHP”) (See Note 11) and others, for which $306,000 was paid in cash and $110,000 of which Company issued additional 8% promissory notes. The holders of these promissory notes subordinated their interest to the Company’s obligations to the bank under the line of credit facility.

On May 12, 2006, the Company closed on an additional $2,000,000 in principal amount of their 8% promissory notes which were due on June 30, 2006, the initial closing of which took place on March 10, 2006.  The terms of these notes required the holder to make the election to exchange the notes for the Company’s capital stock, subject to the terms of the agreement. In connection herewith, the Company incurred an obligation to BHP for financing costs aggregating $140,000, of which $100,000 is payable in cash.  The remaining $40,000 was payable in additional promissory notes.

On June 28, 2006, the Company closed on an additional $30,550,000 in principal amount of their 8% promissory notes which were due on June 30, 2006, the initial closing of which took place on March 10, 2006.  The Company could convert these promissory notes at a 115% conversion premium into common stock of the Company. In connection herewith, the Company incurred an obligation to BHP for financing costs aggregating $2,138,500, of which $1,527,500 was paid in cash.  The remaining $611,000 was paid in additional promissory notes.

On June 29, 2006, the notes issued on March 10, 2006, May 12, 2006 and June 28, 2006, with an aggregate principal amount of $45,811,000 and aggregate accrued interest of $339,731, were exchanged for 53,073 units of the Company’s Convertible Preferred Stock - Series B (See Note 12 Convertible Preferred Stock - Series B).

In accordance with (“EITF”) 00-27, the notes issued on June 28, 2006 are considered to have a conversion premium feature as the premium is equal to 115% of the principal amount of the notes. The Company recorded a debt discount of $6,922,602 relating to the conversion premium. On June 29, 2006 these notes were exchanged for units of Convertible Preferred Stock Series B. The exchange of these notes caused the debt discount to be fully amortized.

The Company incurred deferred financing costs in conjunction with the notes payable issued on March 10, 2006, May 12, 2006 and June 28, 2006. Total cash fees associated with these note issuances were $1,933,500. In addition, $761,000 was paid in additional promissory notes. The aggregate of $2,694,500 of deferred financing costs were amortized through June 29, 2006, the date the notes were exchanged for units of Convertible Preferred Stock Series B (See Note 12). Of the total, $2,694,500 was amortized during the nine months ended September 30, 2006.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

10.  Due to Former Members of JLWA for Earnout

In connection with the purchase of JLWA, the JLWA Agreement provides for JLWA to obtain up to an additional $15,400,000 in earnout payments upon the attainment of certain revenue goals subsequent to the closing of the transaction and the continued employment of James Lee Witt.

As set forth in the JLWA Agreement, the Company has agreed to pay the former members of JLWA (the “Sellers”) an earnout (the “Earnout”), based upon the achievement of certain revenue goals subsequent to March 10, 2006 (the “Closing Date”).

For the twelve (12) month periods ending on the first, second, third and fourth anniversaries of the Closing Date, the Sellers shall be paid such Earnout based upon the achievement of certain revenues, as set forth below.  The total amount of the Earnout shall be limited to a cumulative amount of $15,400,000.

The Earnout shall be paid to Seller within sixty (60) days of the dates of the respective anniversaries of the Closing Date as described below:

• the first $4,000,000 of the Earnout shall be paid in cash; and

• the remainder of the Earnout shall be paid 50% in cash and 50% in shares of common stock of the Company (which number of shares shall be calculated by dividing the total amount of the Earnout payable in shares of common stock by the closing price of the Company’s common stock on the last day of each of the respective Earnout periods).

The Earnout is payable based upon revenue generated by the JLWA division of the Company, so long as such revenue generates a gross margin of at least 50%, and may include revenues generated by certain acquisitions of the JLWA division of the Company, as provided in the agreement.  Revenues of the JLWA division whereupon the gross margin falls below 50% are not eligible for the Earnout.

The Earnout is computed by the application of the percentages to JLWA earned revenues according to the table, below:
Related Revenue Earnout Periods	Percentage Applied to JLWA earned Revenues

March 10, 2006 - March 9, 2007
Up to $6,000,000	0%
Between $6,000,000 and $16,000,000	40%
Between $16,000,000 and $36,000,000	10%

March 10, 2007 - March 9, 2008
Up to $7,000,000	0%
Between $7,000,000 and $38,000,000	10%

March 10, 2008 - March 9, 2009
Up to $8,000,000	0%
Between $8,000,000 and $40,000,000	10%

March 10, 2009 - March 9, 2010
Up to $9,000,000	0%
Between $9,000,000 and $40,000,000	10%

At September 30, 2006, the amount due to the former member of JLWA for the Earnout liability due under the Agreement was $4,075,272.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

11.  Commitments

Employment Agreements

Concurrently with our acquisition of JLWA, in March 2006, GlobalOptions entered into a four year employment agreement with James Lee Witt. Pursuant to the agreement, Mr. Witt became the Chief Executive Officer of the GlobalOptions/James Lee Witt Division and agreed to perform such other duties and responsibilities as the Board of Directors may assign, and has agreed to devote his full time to GlobalOptions at a salary of $300,000 per year and a discretionary annual bonus. The employment agreement may be terminated for cause by GlobalOptions, upon the death or disability of the executive, or upon 30-days’ notice by either party. In the event GlobalOptions terminates the employment agreement without cause, it is required to pay Mr. Witt his base salary and certain benefits for twelve months following termination. The employment agreement also contains non-compete and non-solicitation provisions for 12 months following termination, as well as confidentiality provisions.

 In May 2006, concurrently with the Company’s acquisition of Safir Rosetti, GlobalOptions entered into a three year employment agreement with Howard Safir, the former CEO of Safir. Pursuant to the agreement, Mr. Safir became the Vice Chairman of the Company and Chief Executive Officer of the division known as GlobalOptions/Safir Rosetti and agreed to perform such other duties and responsibilities as the Board of Directors may assign, and has agreed to devote his full time to GlobalOptions at a salary of $300,000 per year and a discretionary annual bonus. The employment agreement may be terminated for cause by GlobalOptions, upon the death or disability of the executive, or upon 30-days’ notice by either party. In the event GlobalOptions terminates the employment agreement without cause during the initial term, it is required to pay Mr. Safir his base salary and certain benefits through March 21, 2009. The employment agreement also contains non-compete and non-solicitation provisions for 12 months following termination, as well as confidentiality provisions.

In May 2006, concurrently with the Company’s acquisition of Safir Rosetti, GlobalOptions entered into a three year employment agreement with Joseph Rosetti, the former President of Safir. Pursuant to the agreement, Mr. Rosetti became the President of the division known as GlobalOptions/Safir Rosetti and agreed to perform such other duties and responsibilities as the Board of Directors may assign, and has agreed to devote his full time to GlobalOptions at a salary of $200,000 per year and a discretionary annual bonus. The employment agreement may be terminated for cause by GlobalOptions, upon the death or disability of the executive, or upon 30-days’ notice by either party. In the event GlobalOptions terminates the employment agreement without cause during the initial term, it is required to pay Mr. Rosetti his base salary and certain benefits through March 21, 2009. The employment agreement also contains non-compete and non-solicitation provisions for 12 months following termination, as well as confidentiality provisions.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

11.  Commitments, continued

Employment Agreements, continued

In May 2006, concurrently with the Company’s acquisition of Secure Source, GlobalOptions entered into a three year employment agreement with David W. Nicastro, the former President and CEO of Secure Source. Pursuant to the agreement, Mr. Nicastro became the senior Executive Officer of the division known as Global Options/Secure Source and agreed to perform such other duties and responsibilities as the Board of Directors may assign, and has agreed to devote his full time to GlobalOptions at a salary of $180,000 per year and a discretionary annual bonus up to $50,000. The employment agreement may be terminated for cause by GlobalOptions, upon the death or disability of the executive, or upon 30-days’ notice by either party. In the event GlobalOptions terminates the employment agreement without cause, it is required to pay Mr. Nicastro his base salary and certain benefits for two months following termination. The employment agreement also contains non-compete and non-solicitation provisions for 12 months following termination, as well as confidentiality provisions.

In August 2006, concurrently with the Company’s acquisition of Hyperion Risk, the Company entered into a three year employment agreement with Franklin B. Pinder III, the former President and CEO of Hyperion Risk. Pursuant to the agreement, Mr. Pinder became the Southeast Regional Vice President of GlobalOptions and agreed to perform such other duties and responsibilities as the Board of Directors may assign and has agreed to devote his full time to GlobalOptions at a salary of $170,000 per year and a discretionary annual bonus up to $60,000. The employment agreement may be terminated for cause by GlobalOptions, upon death or disability of the executive, or upon 30-day’s notice by either party. In the event GlobalOptions terminates the employment agreement without cause, it is required to pay Mr. Pinder his base salary and certain benefits for a period equal to 50% of the remaining amount due under the term of the employment agreement. The employment agreement also contains non-compete and non-solicitation provisions for 12 months following termination, as well as confidentiality provisions. In addition, Mr. Pinder is eligible for a separate special bonus for the years 2006, 2007 and 2008, during which the Company will pay Mr. Pinder 10% of the amount of certain revenue increases achieved over a defined revenue base, as defined in the agreement. The amount which Pinder may earn under this agreement over the full term is capped at $1,200,000 and is payable annually, fifty percent in cash and fifty percent in the common stock of the Company. At September 30, 2006, in connection with this obligation, the Company has recorded $36,000 as accrued compensation and benefits.  The maximum amounts payable under the special bonus are outlined below:

Term	Revenue Base	Revenue Increase Over Base Eligible for Bonus
Year 1	$5,800,000	$1,000,000
Year 2	$6,800,000	$4,000,000
Year 3	$12,800,000	$7,000,000

Consulting Agreements

On March 9, 2006, the Company entered into an agreement with BHP , a division of Pali Capital, Inc. to act as its placement agent in connection the private placement of certain promissory notes payable (See Note 9).   In connection with this agreement, the Company has agreed to pay BHP a fee of 7% of certain of the gross proceeds received in connection with the issuance of the promissory notes payable.

In addition, on March 14, 2006, the Company entered into a financial advisory agreement with BHP, with a term of nine months.   Under this agreement, BHP has agreed to advise the Company in regard to potential strategic transactions.   Under this agreement, the Company has agreed to issue to BHP a common stock warrant to purchase 250,000 shares, exercisable at $2.50 per share to compensate BHP.  These warrants shall have a term of five years, a cashless exercise provision and standard weighted average anti-dilution protection and piggyback registration rights.  The value of these warrants was approximately $388,000 utilizing the Black Scholes option pricing model with the following assumptions: 0% dividend yield, 87% expected volatility, 4.77% risk-free rate and a five year expected life.  Stock based compensation expense of $283,000 has been recognized related to these warrants for the nine months ended September 30, 2006. For a period of twelve months from the date of this agreement, should the Company request the assistance of BHP, then in connection with certain transactions, the Company will pay to BHP a fee of 3% of the aggregate transaction value.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

11.	Commitments, continued

Consulting Agreements

Through September 30, 2006, BHP was paid aggregate consideration of $2,694,500 in connection with certain private placements of debt securities (See Note 9), including $416,000 ($306,000 of cash and $110,000 of notes), $140,000 ($100,000 of cash and $40,000 of notes) and $2,138,500 ($1,527,500 of cash and $611,000 of notes).

Operating Leases

   In connection with the purchases of JLWA, Safir, Secure Source, and Hyperion Risk, GlobalOptions assumed the obligations for various office leases. Such lease obligations expire at various dates through June 2015.

 Future minimum lease payments under these leases are as follows:

For the Year Ending September 30,
2007	$1,243,406
2008	1,094,673
2009	983,982
2010	953,648
2011	636,586
Thereafter	1,204,742
Total	$6,117,037

 12.  Stockholders’ Equity

Common Stock and Stock Options

On March 10, 2006, in connection with the Company’s purchase of JLWA, the Company issued 819,672 shares of common stock, valued at $2,000,000 (See Note 4) and granted 222,222 options for the purchase of common stock at an exercise price of $2.25 per share to various former employees of JLWA.  The options have a five year term, vest ratably upon the first, second and third anniversary of the date of grant and have a value of approximately $351,000 utilizing the Black Scholes option pricing model (also See Note 3).   Of the total option value, $65,806 was amortized during the nine months ended September 30, 2006.

On April 27, 2006, GlobalOptions Group granted, in the aggregate, options for the purchase of 123,000 shares of GlobalOptions Group common stock at an exercise price of $2.20 per share, consisting of options for the purchase of 17,000 shares granted to certain employees of GlobalOptions and options for the purchase of 106,000 shares granted to certain members of the Company’s advisory boards in exchange for services. The options granted to employees have a five year term and vest ratably upon the first, second and third anniversary of the date of grant. The options granted to the members of the advisory boards have a five year term and vest ratably at the end of each of the four quarterly periods following the date of grant. In the aggregate, these options have a value of approximately $213,000 utilizing the Black-Scholes option pricing model with the following assumptions used: expected life of five years, volatility of 87%, dividends of 0%, and a risk free interest rate of $4.95%. Of the total option value, $102,000 was amortized during the nine months ended September 30, 2006.

During April 2006 and June 2006, the Company issued 58,539 shares of common stock valued at $117,078 to consultants who have provided prior services to the Company.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

 12.  Stockholders’ Equity, continued

Common Stock and Stock Options, continued

On May 12, 2006, GlobalOptions Group granted, in the aggregate, options for the purchase of 485,075 and 373,134 shares of GlobalOptions Group common stock at an exercise price of $2.01 per share, from the 2005 Plan, to employees and officers of Safir and Secure Source, respectively.  These options have a five year term and for Safir, vest ratably upon the first, second, third and fourth anniversaries of the date of grant and for Secure Source, vest ratably upon the first, second and third anniversaries of the date of grant.  In the aggregate, these options have a value of approximately $1,224,000 utilizing the Black-Scholes option pricing model with the following assumptions used: expected life of five years, volatility of 87%, dividends of 0% and a risk-free interest rate of 5.08%. Of the total option value, $133,000 was amortized during the nine months ended September 30, 2006. In addition, on May 12, 2006, GlobalOptions Group issued 3,000,000 and 210,970 shares of GlobalOptions Group common stock to the sellers of Safir and Secure Source, which were valued at $6,000,000 and $500,000, respectively (See Note 4).

On June 10, 2006, the Company issued 87,061 shares of common stock, valued at $175,000, to a service provider in connection with the conversion acquisition of Safir.

On June 12, 2006, GlobalOptions Group granted, in the aggregate, from the 2006 Plan, options for the purchase of 1,840,000 shares of GlobalOptions Group common stock at an exercise price of $2.20 per share, consisting of options for the purchase of an aggregate of 1,000,000 shares granted to the Company’s Chief Executive Officer and 500,000 shares to Company’s Chief Financial Officer, who is a consultant to the Company and 340,000 shares to members of the Company’s board of directors.  The options granted to the Company’s officers have a five year term and vest ratably upon the first, second and third anniversary of the date of grant.   The options granted to the members of the board of directors have a five year term and vest ratably at the end of each of the four quarterly periods following the date of grant. In the aggregate, these options originally had a value of approximately $2,868,000 utilizing the Black-Scholes option pricing model with the following assumptions used: expected life of five years, volatility of 87%, dividends of 0% and a risk-free interest rate of 4.95%. Of the total option value, approximately $383,000 was amortized during the nine months ended September 30, 2006.

During the nine months ended September 30, 2006, the Company issued 525,000 and 647,500 shares of common stock in connection with the conversion of 1,050 and 1,295 shares of Series A convertible preferred stock.

On August 9, 2006, in connection with the Company’s approval of its 2006 Stock Option Plan, the Company filed a Registration Statement on Form S-8 with the Securities and Exchange Commission to register 15,000,000 shares of common stock for issuance in its stock option plan.

On August 10, 2006, GlobalOptions Group granted, in the aggregate, options for the purchase of  243,903 shares of GlobalOptions Group common stock at an exercise price of $2.01 per share, from the 2006 Plan, to employees and officers of Hyperion Risk.  These options have a five year term and vest ratably upon the first, second and third anniversaries of the date of grant.  In the aggregate, these options have a value of approximately $332,000 utilizing the Black-Scholes option pricing model  with the following assumptions used: expected life of five years, volatility of 87%, dividends of 0% and a risk-free interest rate of 4.86%. Of the total option value, $10,000 was amortized during the nine months ended September 30, 2006.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

 12.  Stockholders’ Equity, continued

Common Stock and Stock Options, continued

During the nine months ending September 30, 2006, the values of stock options granted to consultants was re-valued on a mark to market basis and accordingly, for the nine months ended September 30, 2006, the Company recorded a benefit of approximately $394,000 to general and administrative expense.

Convertible Preferred Stock - Series B

On June 29, 2006, the Company authorized the designation of a total of 60,000 shares as Series B convertible preferred stock.

On June 29, 2006, in a private placement notes in the amount of $45,811,000 and accrued interest of $339,731 were exchanged for 53,073 units, valued at $1,000 per unit for a total value of approximately $53,073,000.  Each unit consisted of one share of Convertible Preferred Stock Series B and a detachable, transferable Series B-1 warrant to purchase 175 shares of common stock at $2.15 per share and a detachable, transferable warrant Series B-2 to purchase 175 shares at $2.85 per share.

Optional Conversion

Holders of Series B convertible preferred stock will be entitled at any time to convert their shares of Series B convertible preferred stock into the Company’s common stock, without any further payment. Each share of Series B convertible preferred stock is initially convertible into 500 shares of common stock at a conversion price of $2.00. The number of shares of the Company’s common stock issuable upon conversion of the Series B convertible preferred stock is subject to adjustment upon the occurrence of certain events, including, among others, a stock split, reverse stock split or combination of the Company’s common stock; an issuance of common stock or other securities of the company as a dividend or distribution on the Company’s common stock; a reclassification, exchange or substitution of the Company’s common stock; or a capital reorganization of the Company. In the event that the Company issues any shares of common stock or common stock equivalents in a private placement, secondary offering or shelf offering for cash consideration at a price less than $2.00 per share of common stock, the conversion price will be reduced based on weighted average anti-dilution protections subject to customary carve outs, but in no event will the conversion price be less than $.765 per share.

Mandatory Conversion

Subject to an effective Registration Statement, beginning 12 months from the closing date of the offering of the Series B convertible preferred stock, if the closing bid price of the common stock exceeds $4.50 and trading volume of the Company’s common stock is not less than 100,000 shares for at least fifteen trading days out of a period of twenty (20) consecutive trading days, the Company may require the conversion of the Series B convertible preferred stock into shares of common stock at the applicable conversion price. In the event a holder of Series B convertible preferred stock is prohibited from converting into common stock under this provision due to the 4.99% ownership limitation discussed below, the excess portion of the Series B convertible preferred stock shall remain outstanding, but shall cease to accrue a dividend.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

12.  Stockholders’ Equity, continued

Registration Rights

EITF Issue No. 05-4 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, ‘Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 05-4”) addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause. The consensus of EITF No. 05-4 has not been finalized. On June 29, 2006, the Company completed a private placement of convertible notes and entered into registration rights and warrant agreement in connection with and following the private placement. The Company views its registration rights agreement as a free standing financial instrument that includes liquidated damages which could be deemed substantial. Accordingly the Company views that the interpretive guidance in EITF Issue No. 05-4, view C, provides the best fit for its circumstances and would require a company, in certain circumstances to record a derivative liability. However due to various factors including the good filing history of the Company, the minimal likelihood of a penalty for liquidated damages relating to the requirement by the Company to file the registration statement related to the warrants, to have the registration statement declared effective and remain effective, the exposure to this registration rights damages was deemed to be de minimus and therefore no liability was recorded in the condensed consolidated financial statements.

Limitations on Conversion

Each holder of Series B convertible preferred stock may not convert his shares into the Company’s common stock such that the number of shares of the Company’s common stock issued after the conversion would exceed, when aggregated with all other shares of the Company’s common stock owned by such holder at such time, in excess of 4.99% of the then issued and outstanding shares of the Company’s common stock.

Voting Rights

Holders of Series B convertible preferred stock are entitled to vote their shares on an as-if-converted to common stock basis, and will vote together with the holders of the common stock, and not as a separate class. Holders of Series B convertible preferred stock will also have any voting rights to which they are entitled by law.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series B convertible preferred stock will be entitled to receive out of assets of the Company available for distribution to the Company’s stockholders, before any distribution is made to holders of the common stock, liquidating distributions in an amount equal to $1,000 per share. After payment of the full amount of the liquidating distributions to which the holders of the Series B convertible preferred stock are entitled, holders of the Series B convertible preferred stock will receive liquidating distributions pro rata with holders of the Company’s Series A convertible preferred stock and holders of the common stock, based on the number of shares of common stock into which the Series B convertible preferred stock is convertible at the conversion price then in effect.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

12.  Stockholders’ Equity, continued

Dividends

Commencing 18 months from the issuance date of June 29, 2006, dividends accumulate at the rate of 6% per annum for the first 12 months and 8% per annum thereafter. Dividends are payable in cash or in shares of the common stock at the holder’s election. To the extent that any dividends are declared on the common stock, holders of Series B convertible preferred stock will be entitled to receive such dividends on an as-if-converted basis. No dividends may be declared or paid on junior securities until the dividend on the Series B convertible preferred stock is paid in full.

Adjustments

In the event that the Company issues any shares of common stock or common stock equivalents in a private placement, secondary offering or shelf offering for cash consideration at a price less than the current warrant exercise price then in effect, the warrant exercise price will be reduced based on weighted average anti-dilution protections subject to customary carve outs. Additionally, the warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events.

The holders of any type of warrant will not possess any voting or other rights as a stockholder of our company unless and until the holder exercises the warrant.

Series B Convertible Preferred Stock - Beneficial Conversion Feature and Deemed Dividend

At June 29, 2006, the date of issuance, the fixed conversion price of the Series B convertible preferred stock of $2.00 represented a discount to the market value of the Company’s common stock, which was at a quoted market price of $2.20 per share. In accordance with EITF 00-27, “Application of Issue 98-5 to Certain Convertible Instruments” and EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjusted Conversion Ratios”, the Company determined the relative fair value of the warrants and the convertible preferred stock and allocated the proceeds received on a relative fair value basis. The fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 87%, risk-free interest rate of 5.21% and an expected term of two and a half years. Based upon this calculation, the effective conversion price of the Series B convertible preferred stock was determined to be $1.28 per common share, resulting in a beneficial conversion feature for a deemed dividend of $24,413,362 for the nine months ended.

Warrants (Series B-1 and Series B-2)

Each Series B-1 warrant, of which 9,287,835 were issued in the closing of our Series B convertible preferred stock offering, entitles the holder thereof to purchase shares of our common stock at an exercise price of $2.15 per share from the date of issuance until the fifth anniversary thereof. Each Series B-2 warrant, of which 9,287,835 were also issued in the closing of our Series B convertible preferred stock offering, entitled the holder thereof to purchase shares of our common stock at an exercise price of $2.85 per share from the date of issuance until the fifth anniversary thereof. As a result of a dilutive issuance, B-2 warrants to purchase 9,419,453 shares of common stock are now currently outstanding at an exercise price of $2.81.  In the aggregate, these warrants have a fair value of approximately $20,800,000 utilizing the Black-Scholes option pricing model with the following assumptions used: expected life 2.5 years, volatility 87%, 0% dividends and a risk-free interest rate 5.21%.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

12.  Stockholders’ Equity, continued

Warrants (Series B-1 and Series B-2), continued

The Series B-1 and Series B-2 warrants share the following features:

In the event of issuance of any shares of the Company’s common stock or common stock equivalents in a private placement, secondary offering or shelf offering for cash consideration at a price less than the current warrant exercise price then in effect, the warrant exercise price will be reduced based on weighted average anti-dilution protections subject to customary carve outs. Additionally, the warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events.

The holders of any type of warrant will not possess any voting or other rights as a stockholder of the Company unless and until the holder exercises the warrant.

Transfer, Exchange and Exercise

The warrants may be exercised upon surrender of the certificate therefore on or prior to the expiration date (as explained below) at the Company’s offices with the form of “Election to Purchase” section of the warrant filled out and executed as indicated, accompanied by payment (in the form of certified or cashier’s check payable to the order of GlobalOptions Group, Inc.) of the full exercise price for the number of warrants being exercised.

Registration Statements

On August 9, 2006, the Company filed a Form SB-2 to register 43,359,500 shares in connection with Series B convertible preferred stock and warrants issued on June 29, 2006. On September 19, 2006, the company filed Amendment No. 1 to this Form SB-2, and at the present time is awaiting a response from the Securities and Exchange Commission.

On August 9, 2006, the Company filed a supplement on Form 424 (b)(3) to its registration statement on Form SB-2 dated May 8, 2006.

13. Major Clients

The Company’s top three clients represented 49%, 11%, and 1%; and 16%, 9%, and 7%, respectively, of revenues for the nine months ended September 30, 2006 and 2005, respectively.

The Company has foreign clients representing 1% and 19% of revenues for the nine months ended September 30, 2006 and 2005 respectively. These foreign clients operate primarily in Russia and the Caribbean.  For each of these foreign clients, the Company is paid in U.S. dollars.

During the nine months ended September 30, 2006, a client that represented approximately 19% of revenues for the year ended December 31, 2005 has elected not to renew its relationship with the Company.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

14.  Client and Segment Data

The Company’s reportable operating segments services consisted of the following three business segments: Investigations/Litigation Support, Crisis Management Services and Security.  The Company’s reportable segments are organized, managed and operated along product lines. These product lines are provided to similar clients, are offered together as packaged offerings, generally produce similar margins and are managed under a consolidated operations management. JWLA is reflected within the Crisis Management Segment.

The Investigations/Litigation Support Services segment includes activities from litigation support, due diligence, inventory control, asset recovery, and business intelligence.

The Crisis Management Services segment includes activities related to risk planning and response to natural disasters, kidnappings, labor disputes, bombings, product tampering and industrial espionage.

The Security Services segment includes activities from threat and vulnerability assessments; fraud prevention; IT security, and technical systems/counter-measures both nationally and internationally.

Total revenues by segment include revenues to unaffiliated clients. The Company evaluates performance based on income (loss) from operations.  Operating income (loss) is gross profit less operating expenses.

The following tables summarize financial information about the Company’s business segments for the nine months ended September 30, 2006 and 2005 (in thousands):

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

14.  Client and Segment Data, continued

For the Nine Months Ended September 30, 2006

	Investigations/ Litigation Support	Crisis Management	Security	Corporate	Consolidated
Revenues	$16,607	$27,571	$434	$-	$44,612
Income (Loss) from Operations	$(6,011)	$5,941	$(1,059)	$-	$(1,129)
Depreciation and Amortization	$-	$-	$-	$1,357	$1,357
Interest Expense	$-	$-	$-	$628	$628

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

14.  Client and Segment Data, continued

For the Nine Months Ended September 30, 2005

	Investigations/ Litigation Support	Crisis Management	Security	Corporate	Consolidated
Revenues	$3,383	$763	$616	$-	$4,762
Loss from Operations	$(1,536)	$(824)	$(353)-	$-	$(2,713)
Depreciation and Amortization	$-	$-	$-	$100	$100
Interest Expense	$-	$-	$-	$81	$81

15. Subsequent Events
Line of Credit

Effective on October 12, 2006, the line of credit facility with a financial institution was amended to increase the facility amount to $5,000,000. Under the terms of the agreement, the Company granted the financial institution a security interest in, and pledged and assigned substantially all of the Company’s current and future acquired personal property and its intellectual property and reaffirmed its guarantee of this obligation as originally made on March 8, 2006.

Reincorporation and Increase in Authorized Shares of Common Stock

On October 17, 2006 the Board of Directors has declared that the Company shall be reincorporated in the state of Delaware, or, in the case of rejection of the reincorporation, an increase in authorized capital stock, subject to stockholder approval. In connection with the reincorporation, the Board of Directors, approved, subject to stockholder approval, an increase in authorized capital stock, a new certificate of incorporation, a new certificate of designation of the Series A and Series B preferred stock, and new by-laws.

Reverse Stock Split

On October 17, 2006, the Board of Directors approved, subject to Stockholder approval and the discretion of the Board of Directors, a reverse stock split at a ratio of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 or 1-for-10, to be completed prior to December 31, 2007.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

15. Subsequent Events, continued

2006 Long-Term Incentive Plan

On December 5, 2006 the stockholders adopted the 2006 Long-Term Incentive Plan (the "2006 Long-Term Incentive Plan") and that the shares that may be issued under such plan shall not exceed an aggregate of 12,000,000 shares of common stock and that the Board of Directors have delegated to the compensation committee of the Board of Directors (the “Compensation Committee”) the authority to administer the 2006 Long-Term Incentive Plan. Further, the Board of Directors has approved that the remaining shares reserved, but unissued with respect to any awards under the Company’s 2006 Stock Option Plan and 2005 Stock Option Plan are hereby unreserved and no new awards shall be issued pursuant to the Company’s 2006 Stock Option Plan or 2005 Stock Option Plan. During December 2006, we awarded 1,400,000 shares of restricted stock to two senior officers under the terms of the renewal of their employment agreements. On January 1, 2007, we granted 26,700 shares of our common stock under the 2006 Long Term Incentive Plan. On January 1 and January 9, 2007, we granted 260,000 and 211,268 options, respectively, to purchase shares of our common stock under the 2006 Long Term Incentive Plan.

On December 15, 2006, we filed a registration statement on Form S-8 under the Securities Act covering 12,000,000 shares of common stock reserved for issuance under our 2006 Long-Term Incentive Plan. The Form S-8 registration became effective immediately upon filing. Subject to the satisfaction of applicable exercise periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding stock options granted pursuant to our 2006 Long Term Incentive Plan are available for immediate resale in the public market.

2006 Employee Stock Purchase Plan

On December 5, 2006 the stockholders adopted the 2006 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan and that the shares that may be issued under such plan shall not exceed an aggregate of 2,000,000 shares of common stock and that the Board of Directors have delegated to the Compensation Committee the authority to administer the Employee Stock Plan.

On December 15, 2006, we filed a registration statement on Form S-8 under the Securities Act covering 2,000,000 shares of common stock reserved for issuance under our 2006 Employee Stock Purchase Plan. The Form S-8 registration became effective immediately upon filing. Subject to the satisfaction of applicable exercise periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding stock options granted pursuant to our 2006 Employee Stock Purchase Plan are available for immediate resale in the public market.

Special Meeting of Stockholders

On December 5, 2006, the stockholders voted to approve the reincorporation of the company from Nevada to Delaware, the Reverse Stock Split, the 2006 Long-Term Incentive Plan, and the 2006 Employee Stock Purchase Plan.

Conversion of Series A Convertible Preferred Stock

During October 2006, the Company issued 37,500 shares of common stock in connection with the conversion of 75 shares of Series A convertible preferred stock.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

15. Subsequent Events, continued

Investor Rights Agreement

On October 23, 2006, the Company and holders of a majority in interest of the Company's Series B convertible preferred stock amended the Company's Investor Rights Agreement dated as of June 28, 2006 to amend and restate the definition of "Effectiveness Date" in the Investor Rights Agreement to read as follows: "Effectiveness Date” means the date that is one hundred and twenty (120) days following the closing date, provided that such date shall be tolled (i) for the duration of any blackout period, (ii) for periods of regulatory review exceeding customary periods, and (iii) for periods of regulatory review the resolution of which is outside the full control, power or authority of the Company or its agents, provided the Company has met comment response deadlines applicable to it (to the extent within its or its agents' full control, power or authority) and is using its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act. The Company intends to register an additional 10,191,540 shares of common stock underlying Series B convertible preferred stock which are not being registered hereunder.

Reincorporation and Increase in Authorized Shares of Common Stock

Effective on December 8, 2006, as approved by a special meeting of stockholders held on December 5, 2006, the Company became a Delaware Corporation. In connection with the chartering of the Company in the state of Delaware, the authorized capital stock was increased to 115,000,000 shares, with 15,000,000 shares authorized as preferred stock and 100,000,000 shares authorized as common stock.

Employment Agreements

On December 19, 2006 the Compensation Committee extended the term of its employment agreement with Dr. Harvey Schiller to January, 2010. The amendment also provides for an annual base salary of $375,000, $400,000 and $425,000, starting January 2 of 2007, 2008, and 2009 respectively, as well as a performance bonus based upon mutually agreed to goals, and payable 50% in cash and 50% in vested restricted stock. In connection with the extension of the term of this employment agreement, Dr. Schiller was awarded a one-time grant of 800,000 shares of restricted common stock, subject to vesting in accordance with performance criteria established by the Compensation Committee.

On October 17, 2006 the Compensation Committee extended the term of its employment agreement with Mr. Thomas Ondeck to January, 2010. The amendment also provides for an annual base salary of $300,000, as well as an performance bonus of up to 100% of base salary, and based upon mutually agreed to goals

Consulting Agreements

On December 19, 2006 the Compensation Committee extended the term of its consulting agreement with Jeffrey O. Nyweide to January, 2010. The agreement provides for monthly payments of $27,083 each month for the year 2007, $29,167 each month for the year 2008, and $31,250 each month for the year 2009 as well as a performance bonus basd upon mutually agreed to goals, and payable 50% in cash and 50% in vested restricted stock. In connection with the extension of the term of this consulting agreement, Mr. Nyweide was awarded a one-time grant of 600,000 shares of restricted common stock, subject to vesting in accordance with performance criteria established by the Compensation Committee.

Acquisition of On Line Consulting Service

On January 9, 2007, GlobalOptions Goup purchased substantially all of the business and assets of SPZ Oakland Corporation, dba On Line Consulting Service, Inc. (“On Line Consulting”), a full service security and fire alarm consulting and design firm based in Oakland, California. The acquisition was made pursuant to a certain Asset Purchase Agreement dated January 9, 2007 (the “On Line Consulting Agreement”) between GlobalOptions Group and On Line Consulting. The aggregate purchase price for On Line Consulting’s business and assets was $2,658,000 plus the acquisition of certain liabilities, and consisted of $1,308,000 in cash and 675,000 shares of common stock of GlobalOptions Group valued at $2.00 per share for a total value of $1,350,000. At closing, the Company paid $750,000 of the cash portion of the purchase price, and issued promissory notes for $417,000 due January 9, 2008, and $141,000 due on January 9, 2009. Further, at closing the Company delivered to the seller 375,000 shares of GlobalOptions common stock, with 300,000 shares to be held in escrow and delivered to the seller, 150,000 shares on January 9, 2008, and 150,000 shares on January 9, 2009, respectively. The purchase price is subject to certain working capital purchase price adjustments.

All of the promissory notes issued in connection with the acquisition of On Line Consulting bear no stated interest rate. Each of the promissory note obligations were discounted at a market interest rate of 6% per annum, and are shown above at their discounted values.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Members
James Lee Witt Associates, LLC

We have audited the accompanying balance sheets of James Lee Witt Associates, LLC as of December 31, 2005 and 2004, and the related statements of income, changes in members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of James Lee Witt Associates, LLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Rubino & McGeein, Chartered
Certified Public Accountants

Bethesda, MD
January 20, 2006

JAMES LEE WITT ASSOCIATES, LLC
BALANCE SHEETS
December 31, 2005 and 2004

ASSETS
	2005	2004
Current assets
Cash and cash equivalents	$1,160,914	$225,732
Accounts receivable, net	4,875,160	1,865,198
Total current assets	6,036,074	2,090,930

Property and equipment, net	190,164	73,364
Deposits and other assets	25,427	15,403

Total assets	$6,251,665	$2,179,697

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Line of credit	$1,840,480	$600,360
Accounts payable	248,912	270,067
Accounts payable - related party	883,500	117,450
Accrued payroll and related liabilities	312,196	53,117
Deferred revenue	144,615	-
Accrued expenses and other liabilities	79,924	75,844

Total current liabilities	3,509,627	1,116,838

Members’ equity	2,742,038	1,062,859

Total liabilities and members’ equity	$6,251,665	$2,179,697

The accompanying notes are an integral part of these financial statements.

JAMES LEE WITT ASSOCIATES, LLC
STATEMENTS OF INCOME
For the Years Ended December 31, 2005 and 2004

	2005	2004

Revenues	$12,165,760	$6,505,303

Cost of revenues	5,633,903	3,181,182

Gross profit	6,531,857	3,324,121
Operating Expenses:
Selling and marketing	870,967	843,546
General and administrative	3,844,189	2,211,660
Total Operating Expenses	4,715,156	3,055,206

Income from operations	1,816,701	268,915

Other income (expense):
Interest income	3,230	6,657
Interest expense	(42,318)	(14,680)
Miscellaneous, net	10,280	17,720
Other income (expense) net	(28,808)	9,697

Net income	$1,787,893	$278,612

The accompanying notes are an integral part of these financial statements.

JAMES LEE WITT ASSOCIATES, LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
For the Years Ended December 31, 2005 and 2004

	2005	2004

Balance, beginning of year	$1,062,859	$1,231,680

Net income	1,787,893	278,612

Distributions to Members	(108,714)	(447,433)

Balance, end of year	$2,742,038	$1,062,859

The accompanying notes are an integral part of these financial statements.

JAMES LEE WITT ASSOCIATES, LLC
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2005 and 2004

	2005	2004

Cash flows from operating activities:
Net income	$1,787,893	$278,612
Adjustments to reconcile net income to net cash used in operating activities:
Bad debt expense	305,512	169,394
Depreciation and amortization	54,649	26,599
Loss on disposal of property and equipment	4,223	-
Changes in operating assets and liabilities:
Accounts receivable	(3,315,474)	(845,332)
Deposits and other assets	(10,024)	(283)
Accounts payable	744,895	198,981
Accrued payroll and related liabilities	259,079	31,181
Deferred revenue	144,615	-
Accrued expenses and other liabilities	4,080	48,127

Net cash used in operating activities	(20,552)	(92,721)

Cash flows used in investing activities:
Purchases of property and equipment	(175,672)	(29,693)

Cash flows from financing activities:
Net proceeds from line of credit	1,240,120	314,000
Distributions to members	(108,714)	(447,433)

Net cash provided by (used in) financing activities	1,131,406	(133,433)

Net increase (decrease) in cash and cash equivalents	935,182	(255,847)

Cash and cash equivalents, beginning of year	225,732	481,579

Cash and cash equivalents, end of year	$1,160,914	$225,732

Cash paid during the year for:
Interest	$23,662	$12,516

The accompanying notes are an integral part of these financial statements.

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

1.	Organization

Founded in 2001, James Lee Witt Associates, LLC (the “Company”) is a public safety and emergency management consulting firm, headquartered in Washington, DC with offices in Atlanta, GA, Chicago, IL, Little Rock, AR, and Sacramento, CA. The Company assists universities, hospitals, non-profits, international organizations, Fortune 500 companies, and local and state governments in preparing for and responding to crisis and emergency situations.

The Company is a LLC. As such, no member, manager, agent, or employee of the Company generally is personally liable for the debts, obligations, or liabilities of the Company, or for the acts or omissions of any other member, director, manager, agent, or employee of the Company, unless the individual has signed a specific personal guarantee.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, cash and cash equivalents primarily include demand deposits with financial institutions and all highly liquid debt instruments with a maturity of three months or less when purchased.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are stated at cost and are amortized over the shorter of the estimated useful life or the lease period. Upon retirement or other dispositions of these assets, cost and related accumulated depreciation of these assets are removed from the accounts and resulting gains or losses are reflected in the results of operations. Maintenance and repair costs are charged to expense as incurred. Replacements and betterments are capitalized.

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

2.	Summary of Significant Accounting Policies (continued)

Income Taxes

As a limited liability company (“LLC”), the Company’s taxable income or loss is allocated to members in accordance with the operating agreement. Therefore no provision or liability for federal income taxes has been included in the financial statements.

Revenue Recognition

Substantially all revenues of the Company are derived from public safety and emergency management consulting services. It is the Company’s policy to recognize revenue as services are performed. Revenue from fixed-price contracts is recognized as work is performed, with estimated profits recorded on the basis of direct and indirect costs incurred in relation to total estimated costs. Revenue from time and material contracts is recognized based on fixed hourly rates for direct labor hours expended. Travel and other expenses incurred while performing these services are charged to customers and included in revenues.

Provision for estimated losses on uncompleted contracts, are made in the period in which such losses become evident. Changes in job performance, job conditions and estimated profitability, including final contract settlement, may result in revisions to costs and income and are recognized in the period in which revisions are determined.

Deferred Revenue

Deferred revenue consists of customer payments received in advance of the performance of services.

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

3.	Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms, which do not bear interest and require payment upon invoice presentation. The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected. Management reviews all accounts receivable balances at year end, and based on an assessment of current creditworthiness, management estimates the portion, if any, of the balance that will not be collected.

Accounts receivable consist of the following at December 31, 2005 and 2004:

	2005	2004

Accounts receivable	$5,237,970	$2,022,496
Less: allowance for doubtful accounts	(362,810)	(157,298)

Accounts receivable, net	$4,875,160	$1,865,198

Accounts receivable from state and local government agencies represented approximately 82% and 37% of total accounts receivable at December 31, 2005 and 2004, respectively. At December 31, 2005, 81% of total accounts receivable was due from the State of Louisiana.

4. Property and Equipment

Property and equipment consist of the following at December 31, 2005 and 2004:

	2005	2004

Furniture and computers	$135,256	$95,287
Office equipment	8,066	15,280
Leasehold improvements	130,854	-

Total	274,176	110,567

Less: accumulated depreciation and amortization	(84,012)	(37,203)

Property and equipment, net	$190,164	$73,364

Depreciation and amortization expense was $54,649 and $26,599 for the years ended December 31, 2005 and 2004, respectively.

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

5.	Line of Credit

At December 31, 2004, the Company maintained a bank line of credit for a maximum amount of $1,000,035 that expired September 15, 2005. On October 26, 2005 the line was renewed, increased to a maximum of $2,000,050, and expires October 26, 2006. Interest on outstanding balances, payable quarterly, accrues at a fixed annual rate (7.25% for the renewed facility and 5.75% for the expired facility). The line of credit is secured by substantially all of the Company’s assets including its performance contracts, and is personally guaranteed by the Company’s president.

In March 2005, the Company entered into a letter of credit agreement in lieu of a security deposit for leased office space. The letter of credit was issued with the renewed line of credit. At December 31, 2005, the maximum available under the line of credit is reduced by the outstanding letter of credit balance of $150,000. The letter of credit will decrease on each anniversary date of the lease agreement and expires November 2008.

6.	Concentrations

Major Customers

For the years ended December 31, 2005 and 2004, approximately 61% and 47%, respectively, of the Company’s revenue was derived from state and local government agencies. The Company’s top three customer represented 55%, 18%, and 5%; and 19%, 16%, and 12% respectively of revenues for the years ended December 31, 2005 and 2004. The Company has one foreign client which represents 18% and 16% respectively for the years ended December 31, 2005 and 2004.

Cash

The Company maintains cash on deposit with major banks, which exceeded the federally insured limits through out the year. At December 31, 2005, and 2004, the Company had cash on deposit of approximately $1,053,700 and $53,300, respectively, in excess of federally insured limits. Management, however, does not consider this to be a significant concentration of credit risk.

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

7.	401(k) Plan

The Company has a qualified profit sharing 401(k) plan (the “Plan”) covering substantially all full-time employees. The Company has made nonelective safe harbor contributions to the Plan in the amount of three percent of each eligible participant’s compensation for the Plan year. 401(k) expenses totaled $63,332 and $57,366 for the years ended December 31, 2005 and 2004, respectively. Company profit sharing contributions are discretionary and determined annually by the Board of Directors. There were no profit sharing contributions made or due for the years ended December 31, 2005 and 2004.

8.	Members’ Equity

At December 31, 2004, the total number of all classes of membership units that the Company had the authority to issue was 10,000, consisting of two classes: (i) 9,500 Class A Common Interests, and (ii) 500 Class B Common Interests. On March 1, 2005, the Company amended and restated its operating agreement which included a split of member interests to increase the total number of authorized membership interests. Accordingly, at December 31, 2005, the total number of all classes of membership units that the Company has the authority to issue is 5,000,000, consisting of two classes: (i) 4,500,000 Class A Common Interests, and (ii) 500,000 Class B Common Interests.

Membership units outstanding at December 31, 2005 and 2004, were as follows:

	2005	2004

Class A Common Interests	966,250	9,500
Class B Common Interests	-	-

	966,250	9,500

The Class B Common Interests were reserved for issuance to managers, officers, consultants and employees of the Company. The holders of Class B Common Interests shall have no voting rights with respect to the Company.

9.	Commitments and Contingencies

Lease Commitments

The Company leases office space and equipment under operating lease agreements that expire at various dates through March 31, 2011. Rent expense under these leases totaled $316,235 and $206,062 for the years ended December 31, 2005 and 2004, respectively. The Company sublets a portion of its office spaces; these subleases expire September, 2006. The Company’s minimum lease commitments, net of sub-rental income of $20,000 in 2006, under theses non-cancelable lease agreements as of December 31, 2005, are as follows:

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

9.	Commitments and Contingencies (continued)

Lease Commitments (continued)

Year ending December 31,
2006	$349,000
2007	262,000
2008	265,000
2009	270,000
2010	252,000
2011	60,000

Total minimum lease payments	$1,458,000

Government Audits

A significant portion of the Company’s revenue (Note 6) is through contracts with departments and agencies of state and local governments. Such contracts are subject to government audit and approval of costs. Until costs are audited or otherwise approved for these completed and uncompleted contracts, there exists a contingent liability to refund any amounts received in excess of allowable costs. Management believes that future disallowances, if any, will not be material to the financial statements.

10.	Related Party Transactions

A senior vice president’s immediate family member is the owner of a consulting firm that is a subcontractor that provides debris monitor services to the Company. Amounts billed for these services were approximately $1,422,000 and $133,000 for the years ended December 31, 2005 and 2004, respectively, and are reflected as costs of revenues within these financial statements.

For the years ended December 31, 2005 and 2004, consulting service fees in the amount of $350,000 and $118,750, respectively, were paid to two vice chairmen for providing their expertise to the Company in the areas of security and transportation, who under the terms of their agreement became members of the Company in March 2005. Such agreement provides for a 30 day written notice by either party to terminate.

In March 2005, the Company entered into a lease for a portion of its office space to a firm owned by one of the Company’s members. The lease expires in September 2006 and provides for monthly rent payments, which totaled approximately $10,000 for the year ended December 31, 2005.

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

11.	Sale of Substantially All Assets of the Company

On January 14, 2006, the Company entered into an Asset Purchase Agreement, pursuant to which substantially all of the assets of the Company will be sold to GlobalOptions Group, Inc. The purchase price will be approximately $6 million, plus additional contingent sums. The sale transaction is expected to close on or about March 10, 2006.

INDEPENDENT AUDITORS' REPORT

To the Members
Safir Rosetti, LLC
New York, New York

We have audited the accompanying balance sheets of Safir Rosetti, LLC (the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Safir Rosetti, LLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedberg, Smith & Co., P.C.
Bridgeport, Connecticut

March 1, 2006 (Except for Note 13,
for which the date is May 12, 2006)

Safir Rosetti, LLC
Balance Sheets

ASSETS
	As of December 31
Current assets:	2005	2004
Cash	$572,605	$1,378
Accounts receivable, net of allowance for doubtful
accounts of $200,215 and $596,610 at December 31, 2005
and 2004, respectively	3,385,875	2,929,764

Prepaid expenses and other current assets	184,369	296,685

Total current assets	4,142,849	3,227,827

Equipment and improvements, net	254,001	392,076
Intangible assets, net	189,953	192,291
Goodwill	1,924,518	1,924,518

Total assets	$6,511,321	$5,736,712

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:

Due to member	$-	$4,296,064
Note payable - former member	2,000,000	-
Accounts payable	529,955	489,649
Accrued expenses	800,392	383,584
Capital lease payable, current portion	12,631	-
Advances from clients	77,394	-

Total current liabilities	3,420,372	5,169,297

Long term liabilities
Capital lease payable, net of current portion	9,455	-

Total liabilities	3,429,827	-

Commitments
Members' equity	3,081,494	567,415

Total liabilities and members' equity	$6,511,321	$5,736,712

See notes to these financial statements.

Safir Rosetti, LLC

Statements of Operations

	For the Years Ended December 31,
	2005	2004

Revenues	$11,921,986	$9,449,844

Cost of revenues	6,246,912	6,030,425
Gross profit	5,675,074	3,419,419

Operating expenses:
Selling and marketing	1,473,383	1,749,901

General and administrative, including member's	3,582,021	3,790,145
based equity compensation of $87,750

Total operating expenses	5,055,404	5,540,046

Income (loss) from operations	619,670	(2,120,627)

Other expenses:
Loss on abandonment of leasehold
improvements and software	(168,993)	-
Interest expense	(195,537)	(235,632)

Other expenses	(364,530)	(235,632)

Net income (loss)	$255,140	$(2,356,259)

See notes to these financial statements.

Safir Rosetti, LLC

Statement of Changes in Members' Equity
For the Years Ended December 31, 2005 and 2004

Balance, January 1, 2004	$2,798,194

Members' contributions	225,002

Members' distributions	(99,522)

Net loss	(2,356,259)

Balance, December 31, 2004	567,415

Members' contributions	1,648,688

Members' equity based compensation	87,750

Due to member, contributed to members' equity	522,501

Net income	255,140

Balance, December 31, 2005	$3,081,494

See notes to these financial statements.

Safir Rosetti, LLC

Statements of Cash Flows

	For the Years Ended December 31
	2005	2004

Cash flows from operating activities:

Net income (loss)	$255,140	$(2,356,259)

Adjustments to reconcile net income (loss) to net cash used in operating activities:

Provision for bad debts	145,134	514,045

Depreciation and amortization	339,338	420,937

Loss on abandonment of leasehold improvements and software	168,993	-

Members' equity based compensation	87,750	-

Changes in operating assets:

Accounts receivable	(601,245)	1,248,007

Prepaid expenses and other current assets	112,316	(57,165)

Due to member	(773,563)	804,183

Changes in operating liabilites:

Accounts payable	40,306	50,777

Accrued expenses	416,808	(478,205)

Advances from clients	77,394	-

Total adjustments	13,231	2,502,579

Net cash provided by operating activities	268,371	146,320

Cash flows from investing activities:

Purchases of equipment and improvements	(89,268)	(117,315)

Purchase of intangible assets	(250,000)	(249,989)

Net cash used in investing activities	(339,268)	(367,304)

See notes to these financial statements.

Safir Rosetti, LLC

Statements of Cash Flows, continued

	For the Years Ended December 31,
	2005	2004

Cash flows from financing activities:

Repayments of note payable to former member	(1,000,000)	-

Payments of capital lease payable	(6,564)	-

Members' contributions	1,648,688	225,002

Members' distributions	-	(99,522)

Net cash provided by financing activities	642,124	125,480

Net increase (decrease) in cash	571,227	(95,504)

Cash - beginning	1,378	96,882

Cash - ending	$572,605	$1,378

Supplemental disclosure of cash flow information:

Cash paid during the year for interest	$159,421	$235,778

Supplemental disclosure of non-cash investing and financing activities:

Purchase of equipment through the
assumption of a capital lease.	$28,650	$-

Due to member contributed to
members' equity.	$522,501	$-

Due to member exchanged for a
note payable	$3,000,000	$-

See notes to these financial statements.

Safir Rosetti, LLC

Notes To Financial Statements

1.	Nature of Operations

Safir Rosetti, LLC (the “Company”) was formed in October 2001 as a limited liability company in the state of Delaware and provides investigation and security services for clients throughout the United States of America.

2.	Summary of Significant Accounting Policies

Concentrations of Credit Risk

Cash: The Company maintains its cash with various financial institutions, which may have exceeded the federally insured limit throughout the year. At December 31, 2005, the Company had cash on deposit of approximately $753,000 in excess of federally insured limits.

Accounts Receivable: The number of clients that comprise the Company’s client base, along with the different industries and geographic regions in which the Company’s clients operate, limits concentrations of credit risk with respect to accounts receivable. The Company does not generally require collateral or other security to support client receivables. The Company has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific clients and past collections history. Credit losses have been within management’s expectations.

Equipment and Improvements

Equipment and improvement is stated at cost and is being depreciated using the straight-line method over their estimated useful lives, generally five to seven years. Leasehold improvements are being amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gains or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Intangible Assets

In accordance with the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 141 (“SFAS No. 141”), “Business Combinations”, during 2005, and 2004, the Company recognized certain acquired intangible assets, including goodwill, trade names, covenants not to compete, and customer relationships.  In accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”, on a regular basis, the Company performs impairment analysis of the carrying value of goodwill and certain other intangible assets by assessing the recoverability when there are indications of potential impairment based on estimates of undiscounted future cash flows. The amount of impairment is calculated by comparing anticipated discounted future cash flows with the carrying value of the related asset. In performing this analysis, management considers such factors as current results, trends, and future prospects, in addition to other economic factors.

Safir Rosetti, LLC

Notes To Financial Statements

2. Summary of Significant Accounting Policies, continued

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to makes estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts.

Revenue Recognition

Revenue is recognized as the services are performed pursuant to the applicable contractual arrangements. Revenue related to time and materials arrangements is recognized in the period in which the services are performed. Revenue related to fixed price arrangements are recognized based upon the achievement of certain milestones or progress points within the project plan. The impact of any revisions in estimated total revenue and direct contract costs is recognized in the period in which they become known. Expenses incurred by professional staff in the generation of revenue are billed to the client and recorded as revenue when incurred. Revenues received in advance of being earned are reflected as advances from clients.

Allowance for Doubtful Accounts

An allowance for doubtful accounts has been established which is evaluated periodically for adequacy based upon managements’ evaluation of past loss experience, known and inherent risks in their accounts, plus other factors which could affect collectibility.

Advertising

The Company expenses the cost of advertising as incurred. Advertising expense for the years ended December 31, 2005 and 2004 was approximately $12,300 and $800, respectively.

Member Based Compensation

Membership interests granted to employees are deemed to be compensation expense and are recorded as expense upon date of grant.

Income Taxes

As a limited liability company (“LLC”), the Company’s taxable income or loss is allocated to members in accordance with the operating agreement. Therefore no provision or liability for federal or state income taxes has been included in the financial statements.

Safir Rosetti, LLC

Notes To Financial Statements

2. Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Shared Based Payment (“SFAS 123R”)”. This statement is a revision of SFAS 123 and supersedes Accounting Principles Board (“APB”) Opinion No. 25 and its related implementation guidance. SFAS 123R addresses all forms of shared based payment (“SBP”) awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation cost in the historical financial statements. This statement is effective for public entities that file as small business issuers as of the beginning of the first annual reporting period that begins after December 15, 2005 and applies to all outstanding and unvested SBP awards as of the date adopted by the Company. The Company expects that SFAS 123R will not have a significant impact on its overall financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB No. 20 and FASB Statement No. 6”. Under SFAS No. 154, changes in accounting principles will generally be made by the retrospective application of the new accounting principle to the financial statements of prior periods unless it is impractical to determine the effect of the change on prior periods. The reporting of a change in accounting principles as a cumulative adjustment to net income in the period of the change permitted under APB No. 20 will no longer be permitted unless it is impractical to determine the effect of the change on prior periods. Corrections of errors in the application of accounting principles will continue to be reported by retroactively restating the affected financial statements. The provisions of SFAS No. 154 will not apply to new accounting standards that contain specific transition provisions. SFAS No. 154 is applicable to accounting changes made in fiscal years beginning on or after December 15, 2005. The early application of SFAS No. 154 is permitted for accounting changes made in fiscal years that began after the issuance of SFAS No. 154. The Company does not expect that SFAS No. 154 will have a material affect on its financial statements.

In June 2005, the EITF reached consensus on Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 was effective for periods beginning after June 30, 2005. EITF 05-6 did not have a material affect on the Company’s financial position or results of operations.

Safir Rosetti, LLC

Notes To Financial Statements

3.	Equipment and Improvements

At December 31, 2005 and 2004, equipment and improvements is comprised of the following:

	December 31,
	2005	2004

Computer and equipment	$249,326	$272,025
Furniture and fixtures	189,028	178,221
Leasehold improvements	30,302	240,574
	468,656	690,820

Less: accumulated depreciation and amortization	214,655	298,744

Total	$254,001	$392,076

Depreciation and amortization for the years ended December 31, 2005 and 2004 was $87,000 and $79,700, respectively.

During the year ended December 31, 2005, leasehold improvements and computer software with a cost of $340,081 and accumulated amortization of $171,088 were abandoned when the company moved its operations. The resulting loss was reflected in operations for the year ended December 31, 2005.

4.	Intangible Assets

During 2005, the Company acquired from a related party certain affiliation rights at a cost of $250,000. This cost has been accounted for as an acquired intangible asset, and recorded as affiliation rights.

The acquired intangibles have been assigned definite lives and are subject to amortization as described in the table below.

The following tables details the amortization periods for the identifiable intangibles.

Intangible Asset Category	Amortization Period in Months
Trade Names	10
Non - Compete Agreements	36
Customer Relationships	60 - 120
Affiliation Rights	12

Safir Rosetti, LLC

Notes To Financial Statements

4. Intangible Assets, continued

At December 31, 2005 and 2004, intangible assets is comprised of the following:

2005	Cost	Accumulated Amortization	Net

Trade Name	$3,600	$3,600	-
Non-Compete Agreements	920,000	920,000	-
Customer Relationships	217,800	111,180	106,620
Affiliation Rights	250,000	166,667	83,333
Total	$1,391,400	$1,201,447	$189, 953

2004
Trade Name	$3,600	$3,600	-
Non-Compete Agreements	920,000	868,889	51,111
Customer Relationships	217,800	76,620	141,180
Total	$1,141,400	$949,109	$192,291

Information related to intangible assets for the years ended December 31, 2005 and 2004 is as follows:

	2005	2004

Balance - Beginning of Year	$192,291	$533,518
Amounts capitalized	250,000	-
Amortization	(252,338)	(341,227)
Balance - End of Year	$189,953	$192,291

Safir Rosetti, LLC

Notes To Financial Statements

4. Intangible Assets, continued

The estimated future amortization of intangible assets for the five years ending December 31, 2010 is as follows:

For the Years Ending December 31,	Total	Customer Relationships	Affiliation Rights
2006	$117,893	$34,560	$83,333
2007	34,560	34,560	-
2008	9,000	9,000	-
2009	9,000	9,000	-
2010	9,000	9,000	-
Totals	$179,453	$96,120	$83,333

During the year ended December 31, 2005 and 2004, the Company recorded amortization expense related to the acquired amortizable intangible assets of $252,338 and $341,227, respectively.

The weighted average amortization period for amortizable intangibles is 3.3 years and has no residual value.

5.	Accrued Expenses

Accrued expenses at December 31, 2005 and 2004 consist of the following:

	December 31,
	2005	2004
Accrued Compensation and Related Benefits	$447,887	$116,657
Deferred Rent	146,035	-
Other Accrued Expenses	206,470	266,927

Total	$800,392	$383,584

Safir Rosetti, LLC

Notes To Financial Statements

6.	Due to Member and Note Payable to Former Member

During the period from January 1, 2004 to April 21, 2005, a member holding a 55% membership interest provided services to the Company and the cumulative amounts owed to member were recorded in the account - due to member. These amounts were non-interest bearing and payable upon demand.

The table below provides a reconciliation of the account - due to member, from the date of April 22, 2005, at which time the balance was $3,522,501. The account balance was reduced by $522,501, which amount was contributed to membership equity, and the remainder, $3,000,000 was exchanged for a note payable to such former member.

The terms of the promissory note to the former member include quarterly principal payments of approximately $428,600, plus interest at a rate equal to 2% above the 3 month LIBOR rate (4.53% at December 31, 2005). Final payment is due March 2007. The note is secured by substantially all the Company’s assets. This promissory note was paid in full during April 2006, and accordingly, is classified as a current liability of the Company at December 31, 2005.

	Note Payable to Former Member	Due to Member
Balance at April 22, 2005	$-	$3,522,501
Contribution to members equity	-	(522,501)
Exchange amount due to member for note payable former member	3,000,000	(3,000,000)

Payment to former member	(1,000,000)	-
Balance at December 31, 2005	$2,000,000	$-

On April 22, 2005 this member surrendered its membership interest to the other members.

Safir Rosetti, LLC

Notes To Financial Statements

7.	Capital Lease Payable
  In June 2005, the Company entered into a capital lease agreement for certain equipment costing approximately $28,600. The agreement requires monthly payments of approximately $1,400, through July 2007, including interest at 18.3% per annum. Minimum future capital lease payments at December 31, 2005 were as follows:

Years Ending December 31,	Amount
2006	$17,212
2007	8,606
Total minimum lease payments	25,818
Less: Amount representing interest	3,732
Present value of lease payments	22,086
Less: Current maturities	12,631
Obligations under capital lease, less current portion	$9,455

8.	Commitments and Contingencies

Employment Agreements

The Company has entered into employee contracts with 8 key employees expiring at various dates through December 31, 2007. After expiration, the contracts require between 60 -180 days notice in the event of termination. In addition, certain of these employees’ receive incentive compensation based upon their attaining certain levels of sales and collections of client accounts receivable.

As of December 31, 2005, the Company is committed for $1,621,000 in future compensation pursuant to the terms of the above enumerated contracts.

Safir Rosetti, LLC

Notes To Financial Statements

8.	Commitments and Contingencies, continued

 Operating Leases

At December 31, 2005, the Company was obligated under non-cancelable operating leases for office space for annual rental, plus utilities, ranging from approximately $9,000 to $321,000 and with terms that expire during the years 2007 to 2015 for the following minimum amounts:

For the Years Ending December 31,	Amount
2006	$505,700
2007	455,200
2008	416,800
2009	395,900
2010	354,600
Thereafter	1,445,700
Total	$3,573,900

Rent expense charged to operations amounted to $555,869 and $645,331, respectively for the years ended December 31, 2005 and 2004.

9.	Members’ Equity

During the year ended December 31, 2004, a member contributed $225,002 and the members received distributions aggregating $99,522. During the year ended December 31, 2005, the Company received a member contribution of $1,648,688.

During 2005, the Company granted to three employees membership shares aggregating 1.5% of total member shares, valued at $87,750, based upon the fair value of the membership interests granted.

During 2005, in connection with the Company’s reacquiring the 55% interest of a member, the member forgave debt obligations of the Company in the amount of $522,501, which amount has been recorded as a contribution of capital.

Safir Rosetti, LLC

Notes To Financial Statements

10.	Major Clients

The Company’s top three clients represented 8%, 8%, and 5%; and 11%, 6%, and 6%, respectively, of revenues for the years ended December 31, 2005 and 2004, respectively.

At December 31, 2005 and 2004 accounts receivable from the three largest clients amounted to $721,983 and $710,777 respectively.

11.	401(k) Plan

The Company has a 401(k) Profit Sharing Plan (the “Plan”) covering substantially all full-time employees. Participants may contribute up to 25% of compensation subject to limitations, and the plan provides for the Company to contribute up to 25% of the participants’ contributions. Contributions for the years ended December 31, 2005 and 2004 amounted to $60,209 and $61,250, respectively.

12.	Litigation

The Company is subject to a lawsuit arising out of a claim filed during November 2005 that the Company failed to remit payment for investigative services rendered. The litigation is in its preliminary stages. In the opinion of management and counsel, this matter is not expected to have a significant impact upon the Company’s financial condition, results of operations or cash flows.

13.	Related Party Transactions

During the years ended December 31, 2005 and 2004, the Company received revenues from various affiliates of one of its Members. These revenues amounted to approximately $241,400 and $471,800, respectively.

During the years ended December 31, 2005 and 2004, the Company leased office space from one of its Members. This rental expense approximated $113,800 and $450,700, respectively.

14.	Subsequent Events

Payoff of Notes Payable - Former Member

On April 3, 2006 and April 28, 2006, the Company paid off in its entirety the balance of the note payable - former member, aggregating $1,940,649 in principal and accrued interest.

Sale of Assets

During January 2006, the Company entered into an agreement to sell substantially all its assets to a Company that will continue the operations. On May 12, 2006, the Company consummated the sale of all of its assets and assumption of its liabilities for a purchase price of approximately $14,900,000 consisting of $6,000,000 of the purchasers stock, $7,000,000 in notes and $1,900,000 in cash. The assumed liabilities include substantially all accounts payable and accrued expenses.

Safir Rosetti, LLC

Condensed Balance Sheet
March 31, 2006
(Unaudited)

ASSETS

Current assets:

Cash	$55,873
Accounts receivable, net of allowance for doubtful
accounts of $199,572	3,545,141
Prepaid expenses and other current assets	169,439

Total current assets	3,770,453

Equipment and improvements, net	262,929
Intangible assets, net	118,813
Goodwill	1,924,518

Total assets	$6,076,713

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
Note payable - former member	$1,900,000
Accounts payable	383,982
Accrued expenses	503,805
Capital lease payable, current portion	13,003
Advances from clients	65,069

Total current liabilities	2,865,859

Long term liabilities
Capital lease payable, net of current portion	5,600

Total liabilities	2,871,459

Commitments

Members' equity	3,205,254

Total liabilities and members' equity	$6,076,713

See notes to these condensed financial statements.

Safir Rosetti, LLC

Condensed Statements of Operations
(Unaudited)

	For the Three-Months Ended March 31,
	2006	2005

Revenues	$2,611,761	$2,956,743

Cost of revenues	1,360,588	1,331,183
Gross profit	1,251,173	1,625,560

Operating expenses:
Selling and marketing	337,175	353,693
General and administrative	756,088	1,028,247

Total operating expenses	1,093,263	1,381,940

Income from operations	157,910	243,620

Other expense:
Interest	(34,150)	(74,026)

Net income	$123,760	$169,594

See notes to these condensed financial statements.

Safir Rosetti, LLC

Condensed Statement of Changes in Members' Equity
For the Three-Months Ended March 31, 2006
(Unaudited)

Balance, December 31, 2005	$3,081,494

Net income	123,760

Balance, March 31, 2006	$3,205,254

See notes to these condensed financial statements.

Safir Rosetti, LLC

Condensed Statements of Cash Flows
(Unaudited)

	For the Three-Months Ended March 31,
	2006	2005

Cash flows from operating activities:

Net income	$123,760	$169,594

Adjustments to reconcile net income to net cash used in operating activities:

Provision for bad debts	(643)	434,773

Depreciation and amortization	98,140	79,251

Changes in operating assets:

Accounts receivable	(158,623)	(1,288,764)

Prepaid expenses and other current assets	14,930	180,785

Due to member	-	559,803

Changes in operating liabilites:

Accounts payable	(145,973)	(378,803)

Accrued expenses	(296,587)	89,009

Advances from clients	(12,325)	86,601

Total adjustments	(501,081)	(237,345)

Net cash used in operating activities	(377,321)	(67,751)

Cash flows from investing activities:

Purchases of equipment and improvements	(35,928)	-

Net cash used in investing activities	(35,928)	-

See notes to these condensed financial statements.

Safir Rosetti, LLC

Condensed Statements of Cash Flows, continued
(Unaudited)

	For the Three-Months Ended March 31,
	2006	2005

Cash flows from financing activities:

Cash overdraft	-	66,373

Repayments of note payable - former member	(100,000)	-

Payments of capital lease payable	(3,483)	-

Net cash used in financing activities	(103,483)	66,373

Net decrease in cash	(516,732)	(1,378)

Cash - beginning	572,605	1,378

Cash - ending	$55,873	$-

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$34,400	$74,026

See notes to these condensed financial statements.

Safir Rosetti, LLC

Notes To Condensed Financial Statements
(Unaudited)

1.	Nature of Operations

Safir Rosetti, LLC (the “Company”) was formed in October 2001 as a limited liability company in the state of Delaware and provides investigation and security services for clients throughout the United States.

2.	Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These condensed financial statements should be read in conjunction with the financial statements and related footnotes of the Company, as of and for the years ended December 31, 2005 and 2004. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

3.	Summary of Significant Accounting Policies

Concentrations of Credit Risk

Cash: The Company maintains its cash with various financial institutions, which may have exceeded the federally insured limit throughout the year. At March 31, 2006, the Company had cash on deposit of approximately $177,000 in excess of federally insured limits.

Advertising

The Company expenses the cost of advertising as incurred. Advertising expense for the years ended March 31, 2006 and 2005 was approximately $2,000 and $860, respectively.

Income Taxes

As a limited liability company (“LLC”), the Company’s taxable income or loss is allocated to members in accordance with the operating agreement. Therefore no provision or liability for federal or state income taxes has been included in the financial statements.

Safir Rosetti, LLC

Notes To Condensed Financial Statements
(Unaudited)

4.	Equipment and Improvements

At March 31, 2006, equipment and improvements is comprised of the following:

Computer and equipment	$271,687
Furniture and fixtures	202,596
Leasehold improvements	30,302
504,585
Less: accumulated depreciation and amortization	241,656
Total	$262,929

Depreciation and amortization for the three months ended March 31, 2006 and 2005 was $27,000 and $19,500, respectively.

5.	Intangible Assets

Intangible assets at March 31, 2006 consist of the following:

	Cost	Accumulated Amortization	Net
Trade Name	$3,600	$3,600	-
Non Compete Agreements	920,000	920,000	-
Customer Relationships	217,800	119,820	97,980
Affiliation Rights	250,000	229,167	20,,833
Total	$1,391,400	$1,272,587	$118,813

Safir Rosetti, LLC

Notes To Condensed Financial Statements
(Unaudited)

5.	Intangible Assets, continued

The estimated future amortization of intangible assets for the five years ending March 31, 2011 is as follows:

For the Years Ending March 31,	Total	Customer Relationships	Affiliation Rights
2007	$55,393	$34,560	$20,833
2008	28,170	28,170	-
2009	9,000	9,000	-
2010	9,000	9,000	-
2011	9,000	9,000	-
Totals	$110,563	$89,730	$20,833

During the three months ended March 31, 2006 and 2005, the Company recorded amortization expense related to the acquired amortizable intangible assets of $71,140 and $59,751, respectively.

The weighted average amortization period for amortizable intangibles is 3.0 years and has no residual value.

6.	Accrued Expenses

Accrued expenses at March 31, 2006 consist of the following:

Compensation and Related Benefits	$180,470
Deferred Rent	152,944
Other Accrued Expenses	170,391

Total	$503, 805

Safir Rosetti, LLC

Notes To Condensed Financial Statements
(Unaudited)

7.	Major Clients

The Company’s top three clients represented 8%, 8%, and 7%; and 13%, 12%, and 5%, respectively, of revenues for the three months ended March 31, 2006 and 2005, respectively.

At March 31, 2006, accounts receivable from the three largest clients amounted to $601,666.

8.	401(k) Plan

The company has a 401(k) Profit Sharing Plan (the “Plan”) covering substantially all full-time employees. Participants may contribute up to 25% of compensation subject to limitations, and the plan provides for the Company to contribute up to 25% of the participants’ contributions. Contributions for the three months ended March 31, 2006 and 2005 amounted to $15,000 and $20,130, respectively.

9.	Litigation

The Company is subject to a lawsuit arising out of a claim filed during November 2005 that the Company failed to remit payment for investigative services rendered. The litigation is in its preliminary stages. In the opinion of management and counsel, this matter is not expected to have a significant impact upon the Company’s financial condition, results of operations or cash flows.

10.	Subsequent Events

Payoff of Notes Payable - Former Member

On April 3, 2006 and April 28, 2006, the Company paid off in its entirety the balance of the note payable - former member, aggregating $1,940,649 in principal and accrued interest.

Sale of Assets

During January 2006, the Company entered into an agreement to sell substantially all its assets to a Company that will continue the operations. On May 12, 2006, the Company consummated the sale of all of its assets and assumption of its liabilities for a purchase price of approximately $14,900,000 consisting of $6,000,000 of the purchasers stock, $7,000,000 in notes and $1,900,000 in cash. The assumed liabilities include substantially all accounts payable and accrued expenses.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders
Secure Source, Inc.
Fort Worth, Texas

We have audited the accompanying balance sheets of Secure Source, Inc. (the “Company”) as of December 31, 2005 and 2004, and the related statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Secure Source, Inc. as of December 31, 2005 and 2004, and the results of its operations and cash flows for the years then ended in conformity with United States generally accepted accounting principles.

/S/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
March 10, 2006

SECURE SOURCE, INC.
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

ASSETS

	2005	2004
Current assets
Cash	$13,935	$82,974
Accounts receivable - net of allowance for
doubtful accounts of $8,914 in 2005 and 2004	651,033	391,728
Prepaid expenses	77,838	28,697
Other receivables	1,288	5,911
Total current assets	744,094	509,310

Property and equipment
Furniture and fixtures	4,948	4,948
Leasehold improvements	42,103	42,103
Machinery and equipment	44,406	30,679
Capital leases - vehicles	94,896	97,019
Total	186,353	174,749

Accumulated depreciation and amortization	(75,237)	(70,422)
Property and equipment, net	111,116	104,327

Other Assets	410	410

TOTAL ASSETS	$855,620	$614,047

LIABILITIES AND STOCKHOLDERS' EQUITY

	2005	2004
Current liabilities
Lines of credit	-	46,938
Accounts payable	$48,058	$88,445
Unearned revenue	38,667	55,000
Client retainers	42,500	49,500
Accrued expenses	22,250	49,544
Capital leases payable - current portion	10,201	28,548
Total current liabilities	161,676	317,975

Long-term liabilities
Capital leases payable - non-current portion	67,073	42,142
Total liabilities	228,749	360,117

Stockholders' equity
Common stock, $1.00 par value;
10,000 shares authorized; 3,211 shares
issued and outstanding	3,211	3,211
Additional paid-in capital	72,615	72,615
Retained earnings	551,045	178,104
Total stockholders' equity	626,871	253,930

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$855,620	$614,047

The notes to financial statements are an integral part of these statements.

SECURE SOURCE, INC.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

REVENUES	$4,392,421	$3,526,478

COST OF REVENUES	2,622,341	2,387,920

Gross profit	1,770,080	1,138,558

Operating expenses
Selling	15,488	47,019
General and administrative	1,349,598	857,187

Total operating expenses	1,365,086	904,206

Income from operations	404,994	234,352

Other income (expense)
Gain on disposal of property and equipment	9,062	2,540
Other income	23,994	461
Interest expense	(10,611)	(7,496)

Total other income (expense), net	22,445	(4,495)

Net income before income taxes	427,439	229,857

Provision (benefit) for income taxes	1,661	(27,367)

NET INCOME	$425,778	$257,224

The notes to financial statements are an integral part of these statements.

SECURE SOURCE, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

				(Accumulated
	Common		Additional	Deficit)	Total
	Stock		Paid-in	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity

BALANCE - January 1, 2004	3,211	$3,211	$72,615	$(20,840)	$54,986
Distributions	-	-	-	(58,280)	(58,280)
Net income	-	-	-	257,224	257,224

BALANCE - December 31, 2004	3,211	3,211	72,615	178,104	253,930

Distributions	-	-	-	(52,837)	(52,837)
Net income	-	-	-	425,778	425,778

BALANCE - December 31, 2005	3,211	$3,211	$72,615	$551,045	$626,871

The notes to financial statements are an integral part of these statements.

SECURE SOURCE, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$425,778	$257,224
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	37,727	26,380
Gain on disposal of assets	(9,062)	(2,540)
Deferred tax benefit	-	(30,269)
Changes in operating assets and liabilities
Accounts receivable	(259,305)	(65,336)
Other receivables	4,623	1,392
Prepaid expenses	(49,141)	(28,107)
Accounts payable	(40,387)	34,720
Unearned income	(16,333)	5,000
Customer retainers	(7,000)	3,665
Accrued expenses	(27,295)	17,651

Net cash provided by operating activities	59,605	219,780

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(13,727)	(43,467)
Proceeds from sale of property and equipment	-	24,500
Distributions to stockholders	(52,837)	(58,280)

Net cash used in investing activities	(66,564)	(77,247)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital lease payments	(15,142)	(9,365)
Proceeds from line of credit	260,000	190,250
Payments on line of credit	(306,938)	(256,219)

Net cash used in financing activities	(62,080)	(75,334)

NET (DECREASE) INCREASE IN CASH	(69,039)	67,199

CASH AT BEGINNING OF YEAR	82,974	15,775

CASH AT END OF YEAR	$13,935	$82,974

NON-CASH INVESTING AND FINANCING ACTIVITIES
Vehicles financed with capital lease obligations	$21,726	$50,754

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$10,611	$7,496

Income taxes	$-	$1,508

The notes to financial statements are an integral part of these statements.

SECURE SOURCE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS

Secure Source, Inc. (the "Company") was incorporated under the laws of the State of Delaware on December 3, 1993. The Company provides protection services to executives and key personnel of various Fortune 500 companies throughout the United States and internationally.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment

Property plant and equipment are stated at cost, and are depreciated on a straight line basis over their estimated useful lives. Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Expenditures for maintenance and repair are charged to operations as incurred. Renewals and betterments are capitalized.

The major classes of depreciable assets and the years they are being depreciated are as follows:
Furniture and fixtures	7 years
Leasehold improvements	Lesser of useful life or lease term
Machinery and equipment	5 - 7 years
Vehicles	5 years

SECURE SOURCE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded as related revenues are earned.

The method to estimate allowance for doubtful accounts is determined by reviewing accounts receivable on a monthly basis, with regard to efforts of collections, results of communications with the customer or other responsible parties, and the surrounding circumstances.

Uncollectible accounts receivables are written off after all efforts to collect are exhausted or notification of bankruptcy has been received and there is little possibility of collection.

Revenue Recognition

The Company recognizes revenue on engagements as services are performed and the Company has the right to receive the revenue for the services provided.

SECURE SOURCE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Change in Year End

The Company from inception had a fiscal year end of November 30. Effective December 1, 2004 the Company elected to be an S-Corporation and changed from a fiscal year end to a calendar year end. These financial statements include the twelve month periods ended December 31, 2005 and 2004.

NOTE 3. INCOME TAXES

On December 1, 2004, the Company elected to be treated as an “S” Corporation for federal income tax purposes under the provisions of the Internal Revenue Code. Under those provisions, the Company will not be taxed on net earnings. Instead, the stockholders will include their respective share of the Company net earnings or loss in their individual federal income tax returns. As a result of this election, the previously recorded deferred tax assets and liabilities are included in the federal income tax benefit for the year ended December 31, 2004 of $30,270.

SECURE SOURCE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3. INCOME TAXES - continued

Components of the provision (benefit) for income taxes for the years ended December 31 2005 and 2004 consists of the following:

	2005	2004
Federal
Current	$-	$1,508
Deferred	-	(30,269)

	-	(28,761)

State
Current	1,661	1,394

Total	$1,661	$(27,367)

Income Tax Rate Reconciliation:

Federal income taxes at statutory rates on income before income taxes for the year ended December 31, 2004	$41,667

Utilization of net operating loss	(34,624)

Deferred tax liability reversed due to change in tax status	(30,269)

Non-deductible expenses and other	(5,535)

State taxes net of federal benefit	1,394

Income tax expense	$(27,367)

State income taxes are primarily based on the State of Texas earned surplus tax.

NOTE 4. STOCKHOLDERS' EQUITY

Common Stock

The stockholders of the Company's common stock are entitled to certain privileges, including equal ratable rights to distributions from funds legally available for payment of distributions when, as, and if declared by the board of directors. Also, stockholders’ are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Company’s affairs, as well as being entitled to one vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

SECURE SOURCE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 5. CONCENTRATIONS

Major Clients

During the years ended 2005 and 2004, the Company had three customers who accounted for 41% and 50% of revenues. The total amounts due from these three customers amounted to 54% and 53% of total trade receivables balance, respectively.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company's majority stockholders’ would make short-term interest-free advances to the Company and vice versa. No amounts were outstanding at December 31, 2005. Advances to the stockholders’ amounted to $0 and $3,730 at December 31, 2005 and 2004, respectively.

NOTE 7. LINES OF CREDIT

The Company has four lines of credit with limits and rates as follows:

Limit

Line of credit 1	$100,000
Line of credit 2	50,000
Line of credit 3	87,500
Line of credit 4	100,000

Advances under these arrangements bear interest at the banks prime-lending rate (7.25% at December 31, 2005 and 5.25% at December 31, 2004) plus 2% not to exceed the rate allowed by law. As of December 31, 2005 and 2004, amounts outstanding under these lines of credit amounted to $0 and $46,938, with $337,500 and $290,562 available to borrow, respectively. The lines of credit are guaranteed by the stockholders.

SECURE SOURCE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 8. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has non-cancelable operating leases for office space and equipment leases which expire at various dates through 2007. Future minimum payments under the above operating leases are as follows:

For the Years Ending December 31:

2006	$21,920
2007	1,280

Total minimum lease payments	$23,200

The expiration dates on the equipment leases are at various dates through 2007. The real estate lease agreement is effective for twenty-four months beginning May 1, 2004. The lease expires April 30, 2006.

The following is an analysis of the operating leases on the income statements for the years ended December 31, 2005 and 2004:

	2005	2004

Phone leases	$2,015	$-
Leased real estate	60,000	47,000

	$62,015	$47,000

The majority stockholders individually own the building being leased by the Company. During the years ended December 31, 2005 and 2004, this related party rent expense charged to operations amounted to $60,000 and $47,000, respectively.

SECURE SOURCE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 8. COMMITMENTS AND CONTINGENCIES - continued

The following is leased property under capital leases included in property and equipment as of December 31, 2005 and 2004:

	2005	2004

Leased vehicles	$94,896	$97,019
Less: accumulated depreciation	35,935	41,448
	$58,961	$55,571
Capital Leases

The Company leases two vehicles under capital leases which expire in 2007 and 2008. Future minimum lease payments under these leases as of December 31, 2005 are as follows:
For the Years Ending December 31:

2006	$19,425
2007	48,998
2008	17,965
Total minimum lease payments	86,388
Less: Interest portion of payments	9,114

Present value of net minimum lease payments under capital leases	77,274
Less: current portion of capital leases	10,201

Capital leases, less current portion	$67,073

The expiration dates on the above capital leases are October 3, 2007 and February 26, 2008 with interest rates of 5.45% and 9.57% respectively.

NOTE 9. SUBSEQUENT EVENT

At the end of the year 2005, the Company was in discussions with an unrelated third party for a possible asset sale of the business. The outcome of the sale was undetermined as of March 10, 2006.

SECURE SOURCE, INC.
CONDENSED BALANCE SHEET
MARCH 31, 2006
(Unaudited)

ASSETS

Current Assets:

Cash	$412,257
Accounts receivable, net of allowance for
doubtful accounts of $8,914	319,977
Prepaid expenses	1,967

Total current assets	734,200

Property and equipment, net
Furniture and fixtures	4,948
Leasehold improvements	42,103
Machinery and equipment	46,862
Capital leases - vehicles	94,896
Total	188,809

Accumulated depreciation	(83,428)

Total property and equipment net of depreciation	105,381

Deposits - security	1,795

TOTAL ASSETS	$841,376

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$86,199
Unearned revenue	42,082
Customer retainers	42,500
Accrued expenses	32,936
Capital leases - current portion	10,201

Total current liabilities	213,918

Long-term liabilities:
Capital leases-non current	63,605

Total liabilities	277,523

Stockholders' Equity
Common stock, $1.00 par value; 10,000 shares authorized,
3,211 issued and outstanding	3,211
Additional paid-in capital	72,615
Retained earnings	488,027

Total shareholders' equity	563,853

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$841,376

The notes to condensed financial statements are an integral part of these statements

SECURE SOURCE, INC.
CONDENSED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2006 AND 2005
(Unaudited)

	Three Months Ended March 31,
	2006	2005

REVENUES	$508,002	$884,423

COST OF REVENUES	266,855	596,919

Gross profit	241,147	287,504

Operating expenses
Selling	4,572	11,430
General and administrative	299,052	229,873

Total operating expenses	303,624	241,303

Net (loss) income from operations	(62,477)	46,201

Other income (expense)
Interest income	1,735	1,519
Interest expense	(1,406)	(2,365)

Total other income (expense)	329	(846)

(Loss) income before income taxes	(62,148)	45,355

Provision for incomes taxes	175	181

NET (LOSS) INCOME	$(62,323)	$45,174

The notes to condensed financial statements are an integral part of these statements

SECURE SOURCE, INC.
CONDENSED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2006 AND 2005
(Unaudited)

	Three Months Ended March 31
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$(62,323)	$45,174

Adjustments to reconcile net (loss) income to net cash
Provided by (used in) operating activities:
Depreciation and amortization	8,191	9,432
Decrease (increase) in accounts receivable	331,056	(196,109)
Decrease in prepaid expenses	75,871	10,762
Increase in accounts payable	38,141	23,268
(Decrease) in customer retainers	-	(2,000)
Increase in accrued expenses	14,101	7,008
Total adjustments	467,360	(147,639)
Net cash provided by (used in) operating activities	405,037	(102,465)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(2,456)	(1,250)
Distributions to stockholders	(695)	-
Advances to employees	(97)	226
Net cash used in investing activities	(3,248)	(1,024)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital lease payments	(3,468)	(3,431)
Proceeds from lines of credit	-	48,808
Payments on lines of credit	-	(10,277)
Net cash (used in) provided by financing activities	(3,468)	35,100

NET INCREASE (DECREASE) IN CASH	398,321	(68,389)

CASH AT BEGINNING OF YEAR	13,935	82,974

CASH AT END OF YEAR	$412,256	$14,585

The notes to condensed financial statements are an integral part of these statements

SECURE SOURCE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1. NATURE OF OPERATIONS

Secure Source, Inc. (the "Company") was incorporated under the laws of the State of Delaware on December 3, 1993. The Company provides protection services to executives and key personnel of various fortune 500 companies throughout the United States and internationally.

NOTE 2. BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These condensed financial statements should be read in conjunction with the financial statements and related notes of Secure Source, Inc. as of and for the years ended December 31, 2005 and 2004. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month periods ended March 31, 2006 and 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SECURE SOURCE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 4. INCOME TAXES

The Company has elected to be treated as an “S” corporation for federal income tax purposes under provisions of the Internal Revenue Code. Under those provisions, the Company will not be taxed on net earnings. Instead, the stockholders will include their respective share of the Company net earnings or loss in their individual federal income tax returns.

The Company’s income tax provisions of $175 and $181 for the three month periods ended March 31, 2006 and 2005 reflects the obligations for certain tax obligations to the state of Texas.

NOTE 5. SHAREHOLDERS' EQUITY - COMMON STOCK

During the three months ended March 31, 2006, distributions to common stockholders were $695.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company's majority stockholders’ would make short-term interest-free advances to the Company and vice versa. Advances to the stockholders’ amounted to $1,385 at March 31, 2006.

The majority stockholders’ individually own the building being leased by the Company. During the three months ended March 31, 2006 and 2005, rent expense charged to operations amount to $16,475 and $16,313, respectively.

NOTE 7. LINES OF CREDIT

The Company has four lines of credit with limits and rates as follows:
Limit

Line of credit 1	$100,000
Line of credit 2	50,000
Line of credit 3	87,500
Line of credit 4	100,000

Advances under these arrangements bear interest at the banks prime-lending rate (7.75% at March 31, 2006) plus 2% not to exceed the rate allowed by law. As of March 31, 2006, amounts outstanding under these lines of credit amounted to $0, with $337,500 available to borrow, respectively. The lines of credit are guaranteed by the stockholders.

SECURE SOURCE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 8. CONCENTRATIONS

Major Clients

During the three months ended March 31, 2006 and 2005, the Company had three and two customers who accounted for 41% and 81% of revenues, respectively. The total amounts due from these three customers amounted to 34% of the total accounts receivable balance at March 31, 2006.

NOTE 9. SUBSEQUENT EVENT

On May 12, 2006, the Company closed on an agreement to sell the Company’s entire business. The buyer purchased certain assets and assumed certain liabilities of the Company in connection with the purchase. The total purchase price was $3,250,000, which consists of $500,000 of the purchaser’s common stock and $2,750,000 in Promissory Notes.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The Company acquired Confidential Business Resources, Inc. ("CBR"), James Lee Witt Associates, LLC, ("JLWA"), Safir Rosetti, LLC ("Safir"), and Secure Source, Inc. ("Secure Source") on August 14, 2005, March 10, 2006 and May 12, 2006 (for both Safir and Secure Source), respectively.

The balance sheets of CBR, JLWA, Safir, and Secure Source as of September 30, 2006, are included in the Company's unaudited consolidated balance sheet as of September 30, 2006. For this reason, we have not included a pro forma balance sheet as of September 30, 2006. The accounting for the transaction is more fully described in Note 1 to the pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006 combines the results of operations of GlobalOptions Group with the results of operations of JLWA for the period January 1, 2006 through March 9, 2006, and the operations of Safir and Secure Source for the period January 1, 2006 through May 11, 2006. The results of operations of CBR for the nine months ended September 30, 2006 are not presented separately, since they are included in the unaudited consolidated statement of operations of GlobalOptions Group for the same period.

The following unaudited proforma condensed combined statements of operations for the year ended December 31, 2005 combine the results of operations of GlobalOptions Group with the statements of operations for Safir, Secure Source, and JLWA as if those acquisitions had been made at January 1, 2005, and incorporates the results of operations of CBR for the period January 1, 2005 through August 13, 2005.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical financial statements of GlobalOptions Group for the year ended December 31, 2005 and the unaudited financial statements of Global Options Group as of September 30, 2006 and for the nine months ended September 30, 2006 and 2005, the separate historical audited financial statements of JLWA, Safir and Secure Source as of and for the year ended December 31, 2005 and 2004, and the separate unaudited historical financial statements of Safir and Secure Source as of, and for the three months ended March 31, 2006 and 2005, appearing elsewhere in this filing. These unaudited pro forma condensed combined statements are not necessarily indicative of the consolidated financial position, had the acquisitions of Safir and Secure Source, occuroccurred on the dates indicated above, or nor are they necessarily indicative of the consolidated results of operations which might have existed for the periods indicated or consolidated results of operations as they may be in the future.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

These unaudited pro forma condensed combined financial statements do not reflect the effect of the purchase on August 10, 2006 of Hyperion Risk, Inc. (“Hyperion Risk”) and the purchase on January 9, 2007 of On Line Consulting Services, Inc. (“On Line Consulting”), as these acquisitions were deemed not significant.

For purposes of preparing GlobalOptions Group’s consolidated financial statements, a new basis has been established for the assets and liabilities of JLWA, Safir and Secure Source based upon the fair value thereof, including the costs of the acquisitions. The unaudited pro forma combined statements of operations reflect management’s best estimate of these purchase price allocations; however, the final allocations may differ from the pro forma amounts.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006

	Global Options Group	JLWA	Safir	Secure Source	Proforma Adjustments		Proforma combined
	(1)	(2)	(3)	(4)
REVENUES	$44,611,876	$7,192,168	$3,608,386	$872,867	$-		$56,285,297
COST OF REVENUES	22,860,911	3,336,150	1,940,081	443,836			28,580,978
GROSS PROFIT	21,750,965	3,856,018	1,668,305	429,031	-		27,704,319

OPERATING EXPENSES
Selling and marketing	6,353,441	150,230	515,641	6,461	404,838	(5)	7,430,611
General and administrative	16,526,627	1,497,688	1,280,026	410,854			19,715,195

TOTAL OPERATING EXPENSES	22,880,068	1,647,918	1,795,667	417,315	404,838		27,145,806

(LOSS) INCOME FROM OPERATIONS	(1,129,103)	2,208,100	(127,362)	11,716	(404,838)		558,513

OTHER INCOME (EXPENSES)
Interest income	210,517	9,576		1,597			221,690
Interest expense	(628,397)	(26,321)	(42,604)	(1,854)	(471,727)	(6)	(1,170,903)
Amortization of debt discount	(7,522,602)	-					(7,522,602)
Amortization of deferred financing costs	(2,694,500)	-					(2,694,500)
TOTAL OTHER (EXPENSE), NET	(10,634,982)	(16,745)	(42,604)	(257)	(471,727)		(11,166,315)

NET (LOSS) INCOME	$(11,764,085)	$2,191,355	$(169,966)	$11,459	$(876,565)		$(10,607,802)

Deemed dividends to Series B convertible preferred stockholders	(24,413,362)	-	-	-	-		(24,413,362)

NET (LOSS) INCOME APPLICABLE TO COMMON STOCKHOLDERS	$(36,177,447)	$2,191,355	$(169,966)	$11,459	$(876,565)		(35,021,164)

Net loss per share applicable to common stockholders	$(2.11)						$(1.77)

Basic and diluted weighted average number of common shares outstanding	17,120,021				1,786,739	(7)	18,906,760

See notes to unaudited pro froma condensed combined financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

	GlobalOptions Group	CBR	JLWA	Safir	Secure Source	Pro Forma Adjustments		Pro Forma Combined
	(8)	(9)	(10)	(11)	(12)
REVENUES	$9,028,341	$6,387,450	$12,165,760	$11,921,986	$4,392,421	--		$43,895,958

COST OF REVENUES	5,074,045	3,624,968	5,633,903	6,246,912	2,622,341	--		23,202,169

GROSS PROFIT	3,954,296	2,762,482	6,531,857	5,675,074	1,770,080	--		20,693,789

OPERATING EXPENSES:
Selling and marketing	540,301	38,839	870,967	1,473,383	15,488			2,938,978
General and administrative	6,937,148	3,955,777	3,844,189	3,582,021	1,349,598	1,855,935	(13), (14)	21,524,668
TOTAL OPERATING EXPENSES	7,477,449	3,994,616	4,715,156	5,055,404	1,365,086	1,855,935		24,463,646

(LOSS) INCOME FROM OPERATIONS	(3,523,153)	(1,232,134)	1,816,701	619,670	404,994	(1,855,935)		(3,769,857)

OTHER INCOME (EXPENSE):
Interest income	18,229	--	3,230	--	--	--		21,459
Interest expense	(65,049)	(106,911)	(42,318)	(195,537)	--	(2,207,659)	(15),(16)	(2,617,474)
Loss on abandonment of leasehold improvements and software	--	--	--	(168,993)	--	--		(168,993)
Miscellaneous, net	--	--	10,280	--	22,445	--		32,725
TOTAL OTHER (EXPENSE), NET	(46,820)	(106,911)	(28,808)	(364,530)	22,445	(2,207,659)		(2,732,283)

NET (LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(3,569,973)	(1,339,045)	1,787,893	255,140	427,439	(4,063,594)		(6,502,140)

Provision for income taxes	--	--	--	--	(1,661)	--		(1,661)

NET (LOSS) INCOME	(3,569,973)	(1,339,045)	1,787,893	255,140	425,778	(4,063,594)		(6,503,801)

Deemed dividend to Series A convertible preferred stockholders	(979,750)	--	--	--	--	--		(979,750)

Net (loss) income applicable to common stockholders	$(4,549,723)	$(1,339,045)	$1,787,893	$255,140	$425,778	$(4,063,594)		$(7,483,551)

Basic and Diluted Net Loss Per Share Applicable to Common Stockholders	$(0.38)							$(0.46)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	12,001,108					4,117,703	(17)	16,118,811

See notes to unaudited pro froma condensed combined financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - ACQUISITIONS

James Lee Witt Associates, LLC Acquisition

On March 10, 2006, GlobalOptions, Inc., (“GlobalOptions” or the “Company”) a wholly owned subsidiary of GlobalOptions Group, purchased substantially all of the assets and liabilities of James Lee Witt Associates (“JLWA”) . JLWA is a crisis and emergency management consulting firm headquartered in Washington, D.C., with three additional offices nationwide.

The acquisition of JLWA was made pursuant to a certain Asset Purchase Agreement (the “Witt Agreement”) dated January 13, 2006, as amended, between GlobalOptions Group and JLWA. The aggregate purchase price paid for JLWA’s assets and business was approximately $8,404,000 and consisted of a cash payment at closing of $3,600,000, a cash payment of $1,857,000 to pay off JLWA’s line of credit balance and related accrued interest, the issuance of 819,672 shares of common stock of GlobalOptions Group, valued at $2,000,000, a 4.6% note payable to JLWA of $400,000 due March 9, 2007, and a non-interest bearing working capital purchase price adjustment obligation of $546,244, paid on June 8, 2006. In addition, the Witt Agreement provides for JLWA to obtain up to an additional $15,400,000 upon the attainment of certain revenue goals subsequent to the closing of the transaction and the continued employment of James Lee Witt.

On April 27, 2006, GlobalOptions Group granted, in the aggregate, options for the purchase of 123,000 shares of GlobalOptions Group common stock, consisting of options for the purchase of 17,000 shares granted to certain employees of GlobalOptions and options for the purchase of 106,000 shares granted to certain members of the Company’s advisory boards in exchange for services,. The options granted to employees have a five year term and vest ratably upon the first, second and third anniversary of the date of grant. The options granted to the members of the advisory boards have a five year term and vest ratably at the end of each of the four quarterly periods following the date of grant. In the aggregate, these options have a value of approximately $192,000 utilizing the Black-Scholes economic model, applying an expected life of five years, volatility of 87%, no dividends and a risk-free interest rate of 4.95%.

Safir Rosetti, LLC Acquisition

On May 12, 2006, Global Options, Inc., (“GlobalOptions”) a wholly owned subsidiary of GloblaOptions Group, purchased substantially all of the business and assets of Safir Rosetti, LLC ("Safir"), a Delaware limited liability company. Safir is a security consulting, investigative and intelligence firm headquartered in New York City with seven additional offices nationwide. The acquisition was made pursuant to a certain Asset Purchase Agreement dated January 27, 2006, as amended (the "Safir Agreement"), between the Company and Safir. The aggregate purchase price paid for Safir’s assets and business was approximately $15.3 million consisting of $6 million in 8% promissory notes issued by the Company and paid on June 29, 2006, $1 million in 4% promissory notes of the Company due on May 12, 2007, of which $442,000, $164,000, and 114,000 was paid on July 20, 2006, September 21, 2006, and November 14, 2006 respectively, $6 million in the common stock of GlobalOptions Group, consisting of 3,000,000 shares at $2.00 per share, payments to retire certain indebtedness of $1,940,649 of Safir, previously advanced and a finders fee of $375,000 to be paid to QuanStar Group, LLC, a related party.

Secure Source, Inc. Acquisition

On May 12, 2006, the Company acquired substantially all of the business and certain assets of Secure Source, Inc. ("Secure Source"), a Delaware corporation. Secure Source is an international risk consulting firm with offices in the Dallas and Washington D.C. areas. The acquisition was made pursuant to a certain Asset Purchase Agreement dated May 12, 2006, (the "Secure Source Agreement"), between the Company, Secure Source, Marian E. Nicastro and David W. Nicastro. The aggregate purchase price paid for Secure Source’s assets and business $3,212,500 consisted of $1,462,000 in 3% promissory notes paid on June 29, 2006, $500,000 in 5% promissory notes due May 12, 2007 and $750,000 in 5% promissory notes which is due in three equal installments of $250,000 on May 12, 2007, May 12, 2008, and May 12, 2009, and $500,000 in common stock of GlobalOptions Group, consisting of 210,970 shares at $2.37 per share.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments give effect to the acquisitions of Safir, Secure Source, JLWA and CBR by GlobalOptions.

Statement of Operations - For the Nine Months Ended September 30, 2006

(1)	Derived from the unaudited consolidated statement of operations of GlobalOptions Group for the nine months ended September 30, 2006.

(2)	Derived from the unaudited statement of operations of JLWA for the period January 1, 2006 through March 9, 2006.

(3)	Derived from the unaudited statement of operations of Safir for the period January 1, 2006 through May 11, 2006.

(4)	Derived from the unaudited statement of operations of Secure Source for the period January 1, 2006 through May 11, 2006.

(5)
Recording an estimate for the amortization of purchased identifiable intangible assets for the period January 1, 2006 through May 11, 2006 of $129,406, related to the acquisition of Safir, less the reversal of amortization intangibles previously recorded by Safir of $157,350; related to the acquisition of Secure Source, $189,717; as well as an estimate for the amortization of purchased identifiable intangible assets related to the acquisition of JLWA of 301,750, less the reversal of amortization expense actually recorded by JLWA of $58,685.

(6)
Recording the interest expense of $246,514 on the 8% promissory notes issued on March 10, 2006 and May 12, 2006, by GlobalOptions Group consisting of $12,500,000 and $2,000,000 in notes payable due June 30, 2006. In addition, recording the interest expense of $186,630 on the $7,000,000 in promissory notes issued in connection with the acquisition of Safir on May 12, 2006, as well as interest expense of $38,583 on the $2,750,000 in promissory notes issued in connection with the acquisition of Secure Source.

(7)
Regarding basic net loss per share, recording the effect of 1,786,739 shares of common stock of GlobalOptions Group, issued in connection with the acquisitions, consisting of an adjustment for the weighted average effect from January 1, 2006 to the date of acquisition, with 204,167 shares for JLWA, 1,439,560 shares for Safir, 101,235 shares for Secure Source, plus 41,777 shares issued as a finders fee.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Statement of Operations - For the Year Ended December 31, 2005

(8)	Derived from the audited consolidated statement of operations of GlobalOptions Group for the year ended December 31, 2005.

(9)	Derived from the unaudited statement of operations of CBR for the period January 1, 2005 through August 13, 2005.

(10)	Derived from the audited statement of operations of JLWA for the year ended December 31, 2005.

(11)	Derived from the audited statement of operations of Safir for the year ended December 31, 2005.

(12)	Derived from the audited statement of operations of Secure Source for the year ended December 31, 2005.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 2 - PRO FORMA ADJUSTMENTS, continued

Statement of Operations - For the Year Ended December 31, 2005, continued

(13)
Recording an estimate for the amortization of purchased identifiable intangible assets for the year ended December 31, 2005 for the following: $628,667 related to the acquisition of Safir, less the reversal of amortization expense actually recorded by Safir of $252,338; related to the acquisition of Secure Source, $532,667; related to the acquisition of JLWA of $1,207,000; and related to the acquisition of CBR of $235,179, less the reversal of amortization of expense actually recorded by CBR of $183,240.

(14)
Elimination of expenses recorded on CBR for the period January 1, 2005 through August 13, 2005, consisting of a $222,000 provision for estimated costs related to a plaintiff stockholder matter and a $90,000 provision for a potential loss on account of two former employees seeking damages, as the liabilities related to such matters were not assumed as part of the acquisition.

(15)
Recording the interest expense of $1,727,940 on the 8% promissory notes issued on March 10, 2006 and May 12, 2006, by GlobalOptions Group consisting of $12,500,000 and $2,000,000 in notes payable due June 30, 2006. Under the terms of this note payable, GlobalOptions Group may extend the maturity for two consecutive thirty-one day periods. In connection with these extensions, GlobalOptions Group will incur notes payable obligation costs of 3% and 5% of the total obligation, respectively. Furthermore, if the notes are not repaid at the expiration of the second thirty-one day period, the interest rate for the remaining period until paid becomes 12% per annum. GlobalOptions Group has repaid these notes prior to June 30, 2006, and thus this pro forma reflects interest only at the nominal interest rate. In addition, recording the interest expense of $520,000 and $107,500 on the promissory notes of $9,750,000 issued on May 12, 2006 in connection with the acquisitions of Safir and Secure Source, respectively.

(16)	Elimination of interest expense of $105,463, $42,318 relating to the CBR and JLWA lines of credit, respectively, which were repaid for pro forma purposes as of January 1, 2005.

(17)
Recording the effect of 4,053,503 shares of common stock of GlobalOptions Group issued in connection with the acquisitions, consisting of 819,672 shares for JLWA, 3,000,000 for Safir, 87,061 for a finders fee related to the Safir acquisition and 210,970 for Secure Source.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

The Certificate of Incorporation of the Company provides that we shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or the DGCL, any person whom it may indemnify thereunder, including the directors, officers, employees and agents of the Company. In addition, the Company’s Certificate of Incorporation limits or eliminates, to the extent permitted by the DGCL, personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty.

Section 5.1 of the By-laws of the Company further provides as follows:

(a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Corporation and as otherwise permitted by the DGCL.

The Company’s authority to indemnify its directors and officers is governed by the provisions of Section 145 of the DGCL, as may be amended, which provides as follows:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys’ fees).

Item 25. Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. All amounts shown are estimates except for the registration fee.

EXPENSES	AMOUNT

Registration Fee	$10,714
Costs of Printing and Engraving	20,000
Legal Fees	75,000
Accounting Fees	50,000
Miscellaneous	5,000

TOTAL	$160,714

Item 26. Recent Sales of Unregistered Securities

Offering of Promissory Notes

We closed the private placement of an aggregate of $12.5 million in principal amount of 8% Promissory Notes due on June 30, 2006 (the “Notes”) in a transaction exempt from the registration requirements under the Securities Act, the initial closing of which took place on March 10, 2006. A subsequent closing of an additional $2 million of Notes took place on May 12, 2006, and the final closing on an additional $30.5 million in principal amount of Notes occurred on June 28, 2006.

The private placement of Notes was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The Notes were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

Burnham Hill Partners, a division of Pali Capital, Inc. (“Burnham Hill”) served as placement agent in connection with the closing of the private placement. Burnham Hill and its designess received a cash fee in the aggregate of $1,900,000 and $760,000 in Notes, which terms are identical to those Notes sold in the private placement.

Offering of Series B Convertible Preferred Stock

On June 29, 2006, we completed the closing of a self-directed private placement of a total of 53,070 units, each unit consisting of one share of our Series B convertible preferred stock, a detachable, transferable Series B-1 warrant to purchase 175 shares of common stock at an exercise price of $2.15 per share and a detachable, transferable Series B-2 warrant to purchase 175 shares of common stock at an exercise price of $2.81 per share. Each share of Series B Preferred Stock is initially convertible into 500 shares of common stock at any time at a conversion price of $2.00 per share.

The consideration for the private placement consisted of the conversion of an aggregate of approximately $45 million of Notes, plus approximately $1 million of accrued interest and advisory fees, pursuant to the terms contained therein.

The shares of Series B convertible preferred stock and warrants issued in the private placement were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.

Item 27. Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 24, 2005, among Creative Solutions with Art, Inc., GlobalOptions Acquisition Corp. and GlobalOptions, Inc.(2)

2.2	Agreement and Plan of Merger between GlobalOptions Group, Inc., a Nevada corporation and GlobalOptions Group, Inc., a Delaware corporation, dates as of December 5, 2006. (16)

3.1	Certificate of Incorporation of GlobalOptions Group, Inc. (16)

3.2	Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A convertible peferred stock.(16)

3.3	Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series B convertible preferred stock. (16)

3.4	Bylaws.(16)

4.1	Form of Four-Year Warrant to Purchase Common Stock at $2.00 per share.(3)

4.2	Form of Four-Year Warrant to Purchase Common Stock at $2.50 per share.(3)

5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

10.1	2004 Non-Statutory Stock Option Plan.(1)

10.2	2005 Stock Option Plan.(4)

10.3	Employment Agreement, dated as of January 29, 2004, between Harvey W. Schiller, Ph.D. and GlobalOptions, Inc., assigned to and assumed by GlobalOptions Group, Inc.(3)

10.4
Letter Agreement among GlobalOptions Group, Inc., GlobalOptions, Inc. and Harvey W. Schiller, pursuant to which GlobalOptions Group, Inc. assumed Dr. Schiller’s original employment agreement with GlobalOptions, Inc.(3)

Exhibit No.	Description

10.5	Employment Agreement, dated as of January 24, 2002, between Neil C. Livingstone, Ph.D. and GlobalOptions, Inc.(3)

10.6	Employment Agreement, dated as of January 24, 2002, between Thomas P. Ondeck and GlobalOptions, Inc.(3)

10.7	Form of Lock-Up letter between GlobalOptions Group and certain pre-merger stockholders.(3)

10.8	Form of Lock-Up letter between GlobalOptions Group and former GlobalOptions stockholders.(3)

10.9	Form of Private Placement Subscription Agreement.(3)

10.10	Asset Purchase Agreement by and among GlobalOptions, Inc., Confidential Business Resources, Inc., Halsey R. Fisher and Fisher & Associates, Inc.(5)

10.11	Amendment to Asset Purchase Agreement by and among GlobalOptions, Inc., Confidential Business Resources, Inc., Halsey R. Fisher and Fisher & Associates, Inc., dated as of June 14, 2005.(5)

10.12	Second Amendment to Asset Purchase Agreement by and among GlobalOptions, Inc., Confidential Business Resources, Inc., Halsey R. Fisher and Fisher & Associates, Inc., dated as of July 29, 2005.(5)

10.13	Asset Purchase Agreement, dated as of January 13, 2006, by and between GlobalOptions Group, Inc. and James Lee Witt Associates, LLC.(7)

10.14	First Amendment to Asset Purchase Agreement, dated as of February 28, 2006, by and between GlobalOptions Group, Inc. and James Lee Witt Associates, LLC.(9)

10.15	Asset Purchase Agreement, dated as of January 27, 2006, by and between GlobalOptions Group, Inc. and Safir Rosetti, LLC.(8)

10.16	First Amendment to Asset Purchase Agreement by and between GlobalOptions Group, Inc. and Safir Rosetti, LLC, dated as of May 12, 2006.(10)

10.17	Form of Notes Offering Subscription Agreement.(9)

10.18	Form of Notes Offering Subordination Agreement.(12)

10.19	Form of Notes Offering Agreement.(9)

10.20	Asset Purchase Agreement, dated as of May 12, 2006 by and between GlobalOptions Group, Inc., Secure Source, Inc., Marian E. Nicastro and David W. Nicastro.(10)

10.21	2006 Stock Option Plan.(11)

10.22	Form of Promissory Note.(12)

10.23	Form of Series B-1 and B-2 Warrant.(12)

10.24	Form of Convertible Note Purchase Agreement.(12)

10.25	Asset Purchase Agreement, dated as of August 10, 2006, by and between GlobalOptions Group, Inc. and Hyperion Risk, Inc. (13)

10.26	Second Amended and Restated Loan and Security Agreement dated as of October 12, 2006, by and between GlobalOptions, Inc. and Silicon Valley Bank. (15)

10.27	Unconditional Guaranty by GlobalOptions Group, Inc. in favor of Silicon Valley Bank. (15)

10.28	Amended and Restated Security Agreement, dated as of October 12, 2006, by and between GlobalOptions Group, Inc. and Silicon Valley Bank. (15)

10.29	2006 Long-Term Incentive Plan. (16)

10.30	2006 Employee Stock Purchase Plan. (16)

10.31	Amendment to Employment Agreement of Harvey W. Schiller with GlobalOptions Group, Inc. dated as of December 19, 2006. (17)

10.32	Amendment to Agreement of Jeffrey O. Nyweide with GlobalOptions Group, Inc. dated as of December 19, 2006. (17)

10.33	Asset Purchase Agreement, dated as of January 19, 2007, by and between GlobalOptions Group, Inc. and On Line Consulting Services, Inc. (18)

Exhibit No.	Description

10.34	Form of Investor Rights Agreement.(12)

10.35	Amendment to Investor Rights Agreement (14)

23.1	Consent of Marcum & Kliegman LLP.

23.2	Consent of Rubino & McGeein, Chartered, Certified Public Accountants.

23.3	Consent of Friedberg, Smith and Co., P.C.

23.4	Consent of Weaver and Tidwell, L.L.P.

23.5	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP contained in Exhibit 5.1.

(1)	Incorporated by reference to the exhibits included with our Registration Statement on Form SB-2, filed with the SEC on July 20, 2004.

(2)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on June 27, 2005.

(3)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on June 30, 2005, as amended.

(4)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on August 11, 2005.

(5)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on August 18, 2005.

(6)	Incorporated by reference to the exhibits included with the Form SB-2 Registration Statement of Creative Solutions with Art, Inc. filed with the SEC on July 20, 2004.

(7)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on January 18, 2006.

(8)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on February 1, 2006.

(9)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on March 16, 2006, as amended.

(10)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on May 16, 2006, as amended.

(11)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on June 16, 2006.

(12)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on June 29, 2006.

(13)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on August 15, 2006, as amended.

(14)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on October 26, 2006.

(15)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on October 27, 2006.

(16)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on December 11, 2006.

(17)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on December 22, 2006.

(18)	Incorporated by reference to the exhibits included with our current report on Form 8-K with the SEC on January 10, 2006.

Item 28. Undertakings.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) Include any additional or changed information on the plan of distribution.

(2)  For determining liability under the Securities Act, the Registrant will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 29, 2007.

GLOBALOPTIONS GROUP, INC.

By:	/s/ Harvey W. Schiller
Harvey W. Schiller Chairman and Chief Executive Officer(principal executive officer)

By:	/s/ Jeffrey O. Nyweide
Jeffrey O. Nyweide Executive Vice President-CorporateDevelopment, Chief Financial Officer and Secretary(principal financial and accounting officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ Harvey W. Schiller	Chairman, Chief Executive Officer
Harvey W. Schiller	and Director	January 29, 2007

/s/ Jeffrey O. Nyweide	Chief Financial Officer, Executive
Jeffrey O. Nyweide	Vice President-Corporate Development and Secretary	January 29, 2007

*
Per-Olof Loof	Director	January 29, 2007

*
Daniel L. Burstein	Director	January 29, 2007

*
Ronald M. Starr	Director	January 29, 2007

*
John P. Bujouves	Director	January 29, 2007

* Signed by Jeffrey O. Nyweide as Attorney-in-fact.